UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Marathon Petroleum Corporation

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MARATHON PETROLEUM CORPORATION

2024

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

WEDNESDAY
APRIL 24, 2024
10 AM EDT

FROM THE CHAIRMAN OF THE BOARD

Fellow Shareholders,

On behalf of our Board of Directors, I am pleased to invite you to Marathon Petroleum Corporation's 2024 Annual Meeting of Shareholders on April 24, 2024, which will be held virtually to provide our shareholders with broader access and ability to participate in the meeting. MPC's Annual Meeting and this Proxy Statement provide an opportunity to update our shareholders on our approach to important governance matters and key aspects of the Board's work over the last year.

MPC had another remarkable year in 2023. We generated $14.1 billion of net cash from operations driven by strong operational performance and commercial execution, enabling us to return $12.8 billion of capital to our shareholders through dividends and share repurchases. You can read more about our business performance for the year in our 2023 Annual Report, which accompanies this Proxy Statement.

Commitment to Board Refreshment and Diversity

The Board has welcomed two new members in 2024 – Eileen Drake and Kimberly Ellison-Taylor – each of whom brings valuable skills and experience to our team, and we look forward to their contributions. Their addition is part of our intentional, long-term Board refreshment as we plan for retirements consistent with the provisions of our Corporate Governance Principles. We remain committed to ensuring that the Board's membership represents a wide variety of skills, professional experience, backgrounds and perspectives, which we believe is critical to the effectiveness of the Board and MPC's success. More detailed information about each director's background, key skills and expertise can be found beginning on page 8 of this Proxy Statement, as well as in the individual director profiles beginning on page 9.

Commitment to Shareholder Engagement

The Board believes that understanding our shareholders' views and perspectives is a critical part of our commitment to continuously improving our corporate governance practices and enabling MPC's long-term success. In 2023, members of our leadership met with shareholders representing approximately 43% of MPC's outstanding shares. We continue to gain valuable feedback from our robust shareholder engagement program and carefully consider what we hear from you as we work to represent your interests and drive superior economic value for your investment. We look forward to the continuation of this dialogue throughout 2024 and beyond.

Commitment to Sustainability

At MPC, our commitment to sustainability means striving to create shared value with our stakeholders and challenging ourselves to lead in sustainable energy. As a steward of long-term enterprise value, the Board plays a vital role in overseeing the environmental, social and governance (ESG) impacts and related risks on MPC's operations, long-term performance and stakeholders. The Board and its committees monitor emerging risks and opportunities related to ESG throughout the year and oversee MPC's reporting on those matters to ensure transparent disclosure. We are proud to have received the U.S. EPA Energy Star Partner of the Year – Sustained Excellence Award for the fourth consecutive year and to be named to the 2023 Dow Jones Sustainability North America Index for a fifth consecutive year in recognition of our sustainability practices.

On behalf of the entire Board, I would like to thank our shareholders for your ongoing support and continued interest in Marathon Petroleum Corporation. We recognize and sincerely appreciate the trust and confidence that you have placed in us.

Sincerely,

John P. Surma

John P. Surma
Independent Chairman of the Board

MARATHON PETROLEUM CORPORATION 2024 PROXY STATEMENT

PRELIMINARY COPY - SUBJECT TO COMPLETION Marathon Petroleum Corporation intends to release definitive copies of the Proxy Statement to shareholders on or about March 14, 2024.

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder,

You are invited to attend Marathon Petroleum Corporation’s 2024 Annual Meeting of Shareholders at which shareholders will be asked to vote on the following matters:

DATE AND TIME	AGENDA

Wednesday, April 24, 2024	1. Elect the four director nominees for Class I named in the Proxy Statement

10 a.m. Eastern Daylight Time	2. Ratify the appointment of our independent auditor for 2024

3. Approve, on an advisory basis, our named executive officer compensation

LOCATION	4. Recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation

The meeting will be held virtually at: www.virtualshareholder meeting.com/MPC2024
5. Approve an amendment to the Certificate of Incorporation to provide for officer exculpation
6. Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors
7. Approve an amendment to the Certificate of Incorporation to eliminate supermajority provisions
8. One shareholder proposal, if properly presented at the meeting

9. Transact any other business that may properly come before the meeting or any adjournment or postponement thereof

☑	Your vote is important. Even if you plan to attend the virtual Annual Meeting, please vote as soon as possible using one of the following options:

Via the Internet:	Call Toll-Free:	Mail Signed Proxy Card:
Follow the instructions in the Notice, proxy card or voting instruction form.	Call the toll-free number on your proxy card or voting instruction form.	Follow the instructions on your proxy card or voting instruction form.

Shareholders of record at the close of business on Friday, March 1, 2024, are entitled to vote at the Annual Meeting. See “FAQs About Voting and the Annual Meeting” beginning on page 80 for more information.

We provide our proxy materials, including our Proxy Statement and Annual Report, over the internet. This expedites your receipt of proxy materials, conserves natural resources and lowers the cost of the meeting. On or about
March 14, 2024, we are posting our proxy materials at www.proxyvote.com and mailing to shareholders a Notice Regarding the Availability of Proxy Materials, explaining how to access the proxy materials over the internet. We are also mailing a printed set of the proxy materials to shareholders who have elected to receive paper copies. Shareholders may request a printed set of the proxy materials by following the instructions provided in the Notice.

We thank you for your continued support and look forward to your attendance at our virtual Annual Meeting.

By order of the Board of Directors,

Molly R. Benson Chief Legal Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:
The Proxy Statement and Marathon Petroleum Corporation’s 2023 Annual Report are available at www.proxyvote.com.

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	AUDIT MATTERS	33

CORPORATE GOVERNANCE	8	✓ Proposal 2. Ratify Independent Auditor for 2024	33

		Auditor Independence	33
✓ Proposal 1. Election of Directors	8

		Auditor Fees and Services	34
Director Skills, Expertise and Composition Matrix	8

		Audit Committee Report	34
Director Biographies	9

		EXECUTIVE COMPENSATION	35
Our Corporate Governance Framework	16

Board Composition and Director Selection	16	✓ Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation	35

Director Candidates	17

		✓ Proposal 4. Advisory Vote to Recommend Frequency of Future Advisory Votes on Named Executive Officer Compensation	36
Board Refreshment	17

Commitment to Board Diversity	17

Director Independence	17	Compensation and Organization Development Committee Report	36

Director Skills and Expertise	18

		Executive Summary	37
Majority Voting for Directors	18

		Decision-Making Process and Key Inputs	40
Proxy Access	19

		Executive Compensation Program for 2023	42
Board Leadership and Function	19

		Compensation Governance	49
Independent Chairman of the Board	19

		Executive Compensation Tables	52
Board Committees	20

		MANAGEMENT PROPOSALS	71
Board Meetings and Attendance	22

Director Commitments	22	✓ Proposal 5. Approve Amendment to Certificate of Incorporation to Provide for Officer Exculpation	71

Director Orientation and Education	22

		✓ Proposal 6: Approve Amendment to Certificate of Incorporation to Declassify the Board	72
Board Evaluations	23

Communicating with the Board	23
		✓ Proposal 7. Approve Amendment to Certificate of Incorporation to Eliminate Supermajority Provisions	73

Key Areas of Board Oversight	24

Oversight of Risk Management	24	SHAREHOLDER PROPOSAL	74

Oversight of Political Engagement and Public Policy	25
		✗ Proposal 8. Simple Majority Vote	74

Oversight of Climate Risk	26
		OTHER INFORMATION	76

Oversight of Human Capital Management and Succession Planning	26

		Stock Ownership Information	76

Oversight of Cybersecurity	26	Related Party Transactions	78

Director Compensation	27	FAQs About Voting and the Annual Meeting	80

2023 Director Compensation Table	28	APPENDICES	A-1

SUSTAINABILITY AT MPC	29
		Appendix I. Non-GAAP Financial Measures	A-1

Living Our Core Values	29	Appendix II. Proposed Amendment to Certificate of Incorporation (Proposal 5)	A-3

Engaging with Our Stakeholders	30

		Appendix III. Proposed Amendment to Certificate of Incorporation (Proposal 6)	A-4
Lowering Our Carbon Footprint and Conserving Natural Resources	30

		Appendix IV. Proposed Amendment to Certificate of Incorporation (Proposal 7)	A-6
Investing in Our Employees	31

Respecting Human Rights	32
		Appendix V. Proposed Combined Amendment to Certificate of Incorporation (Proposals 5, 6 and 7)	A-7

Advancing Supply Chain Sustainability	32

Working Toward a Just and Responsible Transition	32

INDEX OF FREQUENTLY REQUESTED INFORMATION		GLOSSARY OF TERMS AND ACRONYMS

Auditor fees	34	ACB	Annual Cash Bonus program

Board diversity	17	Annual Meeting	Marathon Petroleum Corporation’s 2024 annual meeting of shareholders

Board, committee and individual director evaluations	23

		Board	Board of Directors, Marathon Petroleum Corporation
Board leadership structure	19

Board meeting director attendance	22
		Bylaws	Amended and Restated Bylaws of Marathon Petroleum Corporation

CEO pay ratio	66

Clawback policy	49	CD&A	Compensation discussion and analysis

Codes of conduct and ethics	16	CEO	Chief Executive Officer

Committees of the Board	20	CFO	Chief Financial Officer

Communicating with the Board	23	Company	Marathon Petroleum Corporation

Compensation reference group	40	DCF	Distributable cash flow at MPLX LP

Director biographies	9	DGCL	Delaware General Corporation Law

Director board commitments	22	ERM	Enterprise risk management

Director compensation table	28	ESG	Environmental, social and governance

Director independence	17	Exchange Act	Securities Exchange Act of 1934, as amended

Director skills, expertise and composition matrix	8

		GAAP	Generally Accepted Accounting Principles in the United States
Executive compensation mix	42

Human capital management	31
		GHG	Greenhouse gas

Independent Chairman of the Board	19
		LTI	Long-term incentive

Just transition report	32
		Marathon	Marathon Petroleum Corporation

Oversight of climate risk	26
		MPC	Marathon Petroleum Corporation

Oversight of cybersecurity	26
		MPLX	MPLX LP

Oversight of human capital management and succession planning	26
		NEO	Named executive officer

		NYSE	New York Stock Exchange
Oversight of political engagement and public policy	25

		PSUs	Performance share units
Oversight of risk management	24

		PwC	PricewaterhouseCoopers LLP
Prohibition on hedging and pledging	49

		RSUs	Restricted stock units
Proxy access	19

		SEC	U.S. Securities and Exchange Commission
Related party transactions	78

		TSR	Total shareholder return
Say-on-pay	35

Shareholder engagement program	4

Shareholder proposals and nominees for the 2025 annual meeting	83

PROXY STATEMENT SUMMARY

This summary highlights information contained in this Proxy Statement, which is first being sent or made available to shareholders on or about March 14, 2024. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding 2023 operational and financial performance and definitions of industry terms, please review MPC’s Annual Report on Form 10-K for the year ended December 31, 2023, which accompanies this Proxy Statement.

Annual Meeting and Voting Information

DATE AND TIME	LOCATION	RECORD DATE	VOTING

Wednesday, April 24, 2024	The Annual Meeting will be held virtually at: www.virtualshareholder meeting.com/MPC2024	Friday, March 1, 2024	Only holders of record of MPC’s common stock as of the record date will be entitled to notice and to vote
10 a.m. EDT		Shares outstanding:
		360,336,089

MPC’s 2024 Annual Meeting will be held exclusively online. See “FAQs About Voting and the Annual Meeting” beginning on page 80 for additional information about how to attend and vote at the virtual Annual Meeting.

Voting Items

Your vote is important. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote via the internet or telephone by following the voting procedures described in the Notice, proxy card or voting instruction form, or by returning your completed and signed proxy card or voting instruction form in the provided envelope.

Proposal			Page Reference	Board Recommendation

Proposal 1. Elect four director nominees to Class I			8	FOR each nominee
Proposal 2. Ratify the appointment of our independent auditor for 2024			33	FOR
Proposal 3. Approve, on an advisory basis, our named executive officer compensation			35	FOR
Proposal 4. Recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation			36	1 YEAR
Proposal 5. Approve an amendment to the Certificate of Incorporation to provide for officer exculpation			71	FOR
Proposal 6. Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors			72	FOR
Proposal 7. Approve an amendment to the Certificate of Incorporation to eliminate supermajority provisions			73	FOR
Proposal 8. Vote on one shareholder proposal, if properly presented			74	AGAINST

Additional Information

Our principal executive offices are located at 539 South Main Street, Findlay, OH 45840, and our telephone number is (419) 422-2121. Our website address is www.marathonpetroleum.com. References to our website or other publications are provided for convenience only. The information contained on our website or other publications is not a part of this Proxy Statement or any of our other filings with the SEC.

References throughout this Proxy Statement to “Company,” “MPC,” “Marathon,” “we” or “our” refer to Marathon Petroleum Corporation. References to “MPLX” refer to MPLX LP, a publicly traded master limited partnership we control through our ownership of its general partner, MPLX GP LLC (“MPLX GP”), and approximately 65% (as of December 31, 2023) of its outstanding common units.

2024 Proxy Statement	1

PROXY STATEMENT SUMMARY

About Marathon Petroleum Corporation

With more than 135 years in the energy industry, Marathon Petroleum Corporation (NYSE: MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. We operate one of the nation’s largest refining systems with approximately 3.0 million barrels per day of crude oil refining capacity and a growing renewable fuels portfolio that includes the second largest renewable diesel facility in the United States. We distribute our refined products through one of the largest terminal operations in the United States and one of the largest private domestic fleets of inland petroleum product barges. Our integrated midstream energy asset network links producers of natural gas and NGLs from some of the largest supply basins in the United States, including the Marcellus Shale, Permian Basin, Utica Shale, STACK Shale and Bakken Shale, to domestic and international markets. Additionally, our marketing system includes two strong brands, Marathon® and ARCO®, with locations across the United States and in Mexico.

We and our employees are focused on doing our part to meet the world’s need for reliable, affordable and responsibly produced fuels, challenging ourselves to lead in sustainable energy by investing in an energy-diverse future and strengthening the resiliency of our business.

2023 Company Performance Highlights

TOTAL SHAREHOLDER RETURN		EARNINGS

		$9.7 billion	net income attributable to MPC

ADJUSTED EBITDA*

		$19.0 billion	adjusted earnings before interest, taxes, depreciation and amortization

CASH FROM OPERATIONS

		$14.1 billion	net cash from operations

SHAREHOLDER VALUE

~10%	$1.3 billion	$11.6 billion	$5.0 billion
increase in our quarterly dividend (from $0.750 to $0.825 per share)	in dividends paid to shareholders in 2023	of capital returned to shareholders through share repurchases in 2023	additional repurchase authorization (announced in October 2023)

PROGRESS ON RENEWABLES		RECOGNITION

Began production at Martinez renewable fuels facility in first quarter 2023; projected capacity of over 730 million gallons per year of renewable diesel
Produced nearly 149 million gallons of renewable diesel at our Dickinson, ND, renewable diesel facility
2024 capital plan allocates ~40% of MPC’s growth capital to renewables and carbon-reduction projects

Member of Dow Jones Sustainability North America Index for fifth consecutive year
Energy Star® Partner of the Year–Sustained Excellence four years in a row
Five MPC refineries earned EPA Energy Star certifications in 2023. Since refineries first became eligible for Energy Star certification in 2006, MPC has earned more certifications than all other refining companies combined.

* NON-GAAP FINANCIAL MEASURE
“Adjusted EBITDA” is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See Appendix I for the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

2	Marathon Petroleum Corporation

PROXY STATEMENT SUMMARY

Overview of Our Board of Directors

	Age (as of April 24, 2024)	Director Since		Committee Memberships				Other Current Public Company Boards
Name and Principal Occupation			Independent	A	C	G	S

Abdulaziz F. Alkhayyal Retired Senior Vice President, Industrial Relations, Saudi Aramco	70	2016	✓	¡	¡		¤		2

Evan Bayh Senior Advisor, Apollo Global Management	68	2011	✓			¡	µ		3

Charles E. Bunch Retired Chairman and CEO, PPG Industries, Inc.	74	2015	✓		¡	µ			1

Jonathan Z. Cohen Founder, CEO and President, Hepco Capital Management, LLC	53	2019	✓	¤		¡			—

Eileen P. Drake Former CEO and President, Aerojet Rocketdyne Holdings, Inc.	58	2024	✓		¡		¡		1

Kimberly Ellison-Taylor Former Executive Director, Finance Thought Leadership, Oracle Corporation	54	2024	✓	¡		¡			2

Edward G. Galante Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation	73	2018	✓		µ		¡		2

Michael J. Hennigan CEO, Marathon Petroleum Corporation	64	2020	CEO				¡		2	*

Kim K.W. Rucker Former Executive Vice President, General Counsel and Secretary, Andeavor	57	2018	✓	¡	¤		¡		3

Frank M. Semple Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.	72	2021	✓	¡	¡				1	*

J. Michael Stice Professor, The University of Oklahoma	65	2017	✓	¡		¤	¡		2	*

John P. Surma Chairman of the Board, Marathon Petroleum Corporation	69	2011	✓	INDEPENDENT CHAIRMAN OF THE BOARD					3	*

Susan Tomasky Retired President, AEP Transmission	71	2018	✓	µ			¡		2

* Includes service on the board of directors of MPLX GP LLC, a wholly owned subsidiary of MPC. Our Corporate Governance Principles count concurrent service on the boards of MPC and MPLX GP LLC as one public company board for purposes of assessing the level of public company board commitments.		A	Audit Committee					µ	Chair
		C	Compensation and Organization Development Committee					¤	Vice Chair
		G	Corporate Governance and Nominating Committee					¡	Member
		S	Sustainability and Public Policy Committee

More detailed information about each director’s background, key skills and expertise can be found beginning on page 8 of this Proxy Statement, as well as in the individual director profiles beginning on page 9.

2024 Proxy Statement	3

PROXY STATEMENT SUMMARY

Composition of Our Board

INDEPENDENT BOARD		BOARD DIVERSITY

Women

Racial/Ethnic Diversity and Native American Tribal Membership
12 of 13 Directors are Independent		46% Diverse

DIRECTOR TENURE		DIRECTOR AGE

Year-Round Shareholder Engagement

We believe that regular dialogue with, and accountability to, our shareholders is critical to our success. Our management team participates in numerous investor meetings throughout the year to discuss our business and strategic priorities. Our core shareholder engagement team includes senior members of our investor relations, corporate governance, human resources and sustainability teams, supplemented by our CEO, CFO and Board Chair or other directors, as appropriate. These meetings include in-person, telephone and webcast engagements, as well as investor conferences and our annual meeting of shareholders. Shareholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, sustainability initiatives and many other topics.

FALL ENGAGEMENT		PROGRAM ENHANCEMENT
Our shareholder engagement team solicits and receives feedback from shareholders on governance practices and trends, Board composition, executive compensation, sustainability, human capital management and other shareholder priorities.	ð	The Board uses shareholder feedback to enhance disclosures, including in our proxy statement and sustainability reporting, and revise governance practices, the executive compensation program, sustainability practices or other programs and policies, as appropriate.
ñ		ò
ANNUAL MEETING		SPRING ENGAGEMENT
We receive and publish voting results from our annual meeting, which help shape our ongoing improvements and developments in governance practices, executive compensation, sustainability and other shareholder interest areas.	ï	Our shareholder engagement team conducts additional outreach with shareholders to provide updates on changes made in response to shareholder feedback and to address management and shareholder proposals, as well as other topics of interest.

2023 Shareholder Engagement Program

Outreach to:	One-on-One Meetings with:	Additional Ways We Engaged:

Shareholders representing 70% of our outstanding shares	Shareholders representing 43% of our outstanding shares	•Quarterly earnings calls •Industry presentations and conferences •Email updates such as topical news releases and reports •Thematic engagements

4	Marathon Petroleum Corporation

PROXY STATEMENT SUMMARY

Governance Highlights

Key Corporate Governance Practices

The Board of Directors believes that our commitment to strong corporate governance benefits all our stakeholders, including our shareholders, employees, business partners, customers, communities, governments and others who have a stake in how we operate. Our key corporate governance practices include:

BOARD INDEPENDENCE AND LEADERSHIP		DIRECTOR ELECTIONS	BOARD PRACTICES	SHAREHOLDER RIGHTS AND ENGAGEMENT	ESG ACCOUNTABILITY

12 of 13 directors are independent Strong independent Chairman role reinforces effective independent leadership on the Board Three fully independent standing Board committees		Majority voting standard for uncontested director elections Demonstrated commitment to Board diversity Directors not elected by a majority of votes cast are subject to the Board’s resignation policy
Risk oversight by the full Board and its committees
Independent directors meet regularly in executive session
Annual Board and committee self-evaluations, and individual evaluations of nominees for reelection

Shareholder right to call a special meeting of shareholders
Shareholder “proxy access” right to submit director nominations for inclusion in our proxy statement
Robust year-round shareholder engagement program
Strong oversight by the full Board and its committees Industry-leading disclosures on environmental targets and performance Extensive human capital management disclosures, including EEO-1 data

Recent Governance Enhancements

We believe good governance is critical to achieving long-term shareholder value. We approach governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our Board, our Corporate Governance and Nominating Committee, our shareholders, experts and other stakeholders, to align on what makes the most sense for our Company. We continuously look for ways to enhance our corporate governance and increase value to our shareholders. Recent governance enhancements and actions include:

2021- 2024
Submitted to our shareholders, for consideration at the 2021, 2022, 2023 and 2024 annual meetings, amendments to our Certificate of Incorporation providing for annual elections for all directors and elimination of supermajority provisions

2024
	▶	Submitting to our shareholders, for consideration at the 2024 Annual Meeting, an amendment to our Certificate of Incorporation providing for officer exculpation, as permitted under Delaware law

2023
	▶	Following approval from our shareholders, amended our Certificate of Incorporation to increase the maximum size of the Board of Directors

	▶	Revised our Corporate Governance Principles to affirmatively state the Board’s policy on director commitments
2021
	▶	Following a thorough review of Board committee oversight responsibilities, amended our committee charters to adjust and clarify committee responsibilities, including for ESG oversight and stakeholder engagement

2020
	▶	Elected an independent Chairman of the Board

	▶	Submitted to our shareholders, for consideration at the 2020 annual meeting, an amendment to our Certificate of Incorporation providing for annual elections for all directors
2019
	▶	Amended our Corporate Governance Principles to require individual director evaluations for directors whose terms expire at the next annual meeting and are eligible for reelection

2018
	▶	Amended our Bylaws to provide shareholders the right to call a special meeting of shareholders

	▶	Amended our Corporate Governance Principles to expressly affirm the Board’s commitment to actively seek diverse candidates for Board service

	▶	Amended our Bylaws to eliminate the 80% supermajority requirement for Bylaw amendments
2016
	▶	Amended our Bylaws to provide proxy access for shareholders

2024 Proxy Statement	5

PROXY STATEMENT SUMMARY

Sustainability Highlights

Our commitment to sustainability means striving to create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. Under the guidance of the Board and its Sustainability and Public Policy Committee, we are challenging ourselves to lead in sustainable energy – meeting the needs of today while investing in an energy-diverse future. This objective drives us to strengthen the resiliency of our business, innovate for the future and embed sustainability in all we do.

For more information on sustainability at MPC, see pages 29-32 of this Proxy Statement and view or download our annual Sustainability Report at www.marathonpetroleum.com/Sustainability/.

STRENGTHEN RESILIENCY

Strengthening our business for today, while building durability for the future

Robust Suite of Climate-Related Targets and Accomplishments		Energy Star® Partner of the Year – Sustained Excellence, four years in a row

•Reduced our Scope 1 and 2 GHG emissions intensity for the ninth consecutive year*
•Reported on our 2030 target to reduce absolute Scope 3 emissions
•Progressed toward our 2030 methane emissions intensity reduction target
•Advanced progress on our pipeline right-of-way biodiversity target
Our refineries have earned more ENERGY STAR certifications for energy efficiency than all other refineries in the U.S. combined

Diversified Portfolio
Largest natural gas processor in the U.S., facilitating approximately 250 million tonnes of CO2e reductions per year from coal-to-gas switching within the power sector*

* See our most recent Climate Report on our website for additional information on how we calculate GHG intensity and CO2e reductions

INNOVATE FOR THE FUTURE

Investing in the energy evolution to lower carbon intensity and capture value

Renewable Fuels	Martinez, CA – Renewable Fuels Facility 50/50 Joint Venture	Dickinson, ND – Renewable Diesel Facility	Capital Allocation

One of the largest marketers of renewable fuels in the U.S.	Began producing renewable diesel	Produced nearly	40% of 2024 growth capital allocated to renewables and carbon-reduction projects
in the first quarter of 2023		149 million gallons of renewable diesel in 2023
Expected capacity of over 730 million gallons/year

EMBED SUSTAINABILITY

Embracing sustainability in decision-making, how we engage our people and how we create value with stakeholders

Promoting a Culture of Safety		Engaging Our Stakeholders and Communities

•Safety is our number-one priority •Strong safety management systems and compliance programs		•Comprehensive approach to stakeholder engagement across the Company •Robust engagement with tribal stakeholders in our operational footprint

American Fuel & Petrochemical Manufacturers (AFPM) Safety Awards Three MPC refineries recognized for top safety performance and innovation

•Published Just Transition Report focused on the potential social impacts of the energy transition, and published a case study, “Working Toward a Just and Responsible Transition,” in our Sustainability Report
•Regular dialogue with investor stewardship teams; reporting and disclosures aligned with TCFD, SASB, CDP and GRI

Investing in Our Employees

•Committed to building an engaged, energized and diverse workforce
•Offering competitive pay and benefits and extensive professional development opportunities
•MPC employee average tenure of 10 years
•4,000+ employees belong to our employee network groups

Leading in Sustainability

•Member of Dow Jones Sustainability North America Index for fifth consecutive year
•Human Rights Campaign Corporate Equality Index 100% score for four consecutive years

6	Marathon Petroleum Corporation

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Leading Executive Compensation Practices

Our executive compensation program demonstrates our commitment to sound compensation and governance practices, promotes the objectives in our guiding principles and serves our shareholders’ long-term interests.

✓	Majority of total target compensation is performance-based	✓	Annual compensation risk assessment overseen by Compensation and Organization Development Committee
✓	Performance measures align with shareholder interests
✓	Significant stock ownership requirements	✗	No guaranteed minimum bonuses
✓	Performance metrics achievement capped at 200%	✗	No excise tax gross-ups
✓	Clawback provisions for both long-term and short-term incentive awards	✗	No tax gross-ups on perquisites (other than for relocation reimbursements in limited circumstances)
✓	“Double trigger” LTI vesting in a change of control	✗	No dividend equivalents paid on unvested awards
✓	Executive and employee compensation tied to financial and non-financial performance	✗	Policy prohibiting executives from hedging or pledging our securities
✓	Limited perquisites and personal benefits	✗	Discontinued grants of stock options

2023 Target Compensation

The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our NEOs to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should reward performance and be directly aligned with creating value for our shareholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture.

Base Salary	Annual Cash Bonus	MPC Performance Share Units	MPC Restricted Stock Units	MPLX Phantom Units
CEO	10%	16%	44%	15%	15%

60% Performance-Based	30% Time-Based

90% At-Risk

OTHER NEOs Average	Base Salary	Annual Cash Bonus	MPC Performance Share Units	MPC Restricted Stock Units	MPLX Phantom Units
21%	18%	37%	12%	12%

55% Performance-Based	24% Time-Based

79% At-Risk

Following is the target compensation for our NEOs under our 2023 executive compensation program. For additional information, see “Executive Compensation” beginning on page 35.

Named Executive Officers	Annual Base Salary ($)	Target ACB (%)	Target ACB ($)	Target Long-Term Incentives ($)	Total Target Compensation ($)
Michael J. Hennigan President and CEO*	$1,750,000	165%	$2,887,500	$13,400,000	$18,037,500
Maryann T. Mannen Executive Vice President and CFO*	$1,000,000	110%	$1,100,000	$4,000,000	$6,100,000
Timothy J. Aydt Executive Vice President Refining	$845,000	100%	$845,000	$2,400,000	$4,090,000
Suzanne Gagle General Counsel and Senior Vice President Government Affairs*	$750,000	80%	$600,000	$2,400,000	$3,750,000
Gregory S. Floerke Executive Vice President and Chief Operating Officer of MPLX LP LLC	$620,000	70%	$434,000	$1,300,000	$2,354,000

* Effective January 1, 2024, Ms. Mannen was elected President of MPC, and Mr. Hennigan ceased serving in that role. Mr. Hennigan continues to serve as our CEO. Effective January 5, 2024, Ms. Gagle retired following more than 30 years of service to MPC.

2024 Proxy Statement	7

CORPORATE GOVERNANCE

Proposal 1. Election of Directors

✓	The Board of Directors recommends you vote FOR each of the following Class I director nominees:
	Abdulaziz F. Alkhayyal	Jonathan Z. Cohen	Michael J. Hennigan	Frank M. Semple

The Board of Directors, which oversees the management of our business and affairs, currently is divided into three classes of directors, with one class being elected each year for a three-year term. The Board has set the current number of directors at 13, with four directors in Class I, five directors in Class II, and four directors in Class III. Our shareholders elect one class each year for a three-year term. The members of Class I are due to stand for election at the 2024 Annual Meeting.

As informed by our individual director evaluation process discussed further on page 23, our Board recommends that shareholders vote FOR the election to the Board of each Class I director nominee. We expect each nominee will be able to serve if elected. Any director vacancy may be filled by a majority vote of the remaining directors. Any director elected in this manner would hold office until expiration of the term of the class to which he or she has been elected.

DIRECTOR SKILLS, EXPERTISE AND COMPOSITION*
	MPC Board Tenure (years)	7	4	4	3	13	9	0	6	6	0	7	13	6	5.9 Years Average Tenure
	Director Independence	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	92% Independent
Key Skills and Expertise
	Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13/13
	Public Company CEO		✓	✓	✓		✓				✓	✓	✓		7/13
	Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13/13
	Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13/13
	Finance & Accounting	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	12/13
	Energy Industry	✓	✓	✓	✓				✓	✓		✓	✓	✓	9/13
	International Business	✓		✓		✓	✓	✓	✓	✓	✓	✓			9/13
	Sustainability	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13/13
	Environment			✓					✓			✓	✓	✓	5/13
	Government, Legal & Regulatory		✓			✓				✓	✓		✓	✓	6/13
	Technology & Cybersecurity		✓	✓		✓		✓		✓					5/13
	Age (at April 24, 2024)	70	53	64	72	68	74	54	73	57	58	65	69	71	65.2 Years Average Age
Gender	Male	¡	¡	¡	¡	¡	¡		¡			¡	¡		69%
	Female							¡		¡	¡			¡	31%
	Race, Ethnicity and Native American Tribal Membership	¡			¡			¡		¡					31%
	Total Diversity	¡			¡			¡		¡	¡			¡	46%
		CLASS I				CLASS II					CLASS III
* Reflects expected composition of the Board following the Annual Meeting, assuming all Class I director nominees are elected.

8	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Abdulaziz F. Alkhayyal				CLASS I DIRECTOR NOMINEE
Retired Senior Vice President, Industrial Relations, Saudi Aramco						Term expires 2024

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Sustainability
	✓	Risk management	✓	Energy industry
	✓	Corporate governance	✓	International business

Career Highlights:
❖
Senior Vice President of Industrial Relations (2007-2014), Senior Vice President of Refining, Marketing and International (2001-2007), Senior Vice President, International Operations (2000-2001) of Saudi Arabian Oil Company (Saudi Aramco)

Independent Director Age: 70 Director since: 2016 MPC Board Committees: Audit Compensation and Organization Development Sustainability and Public Policy, Vice Chair
	❖	Thirty-three year career at Saudi Aramco, beginning in various field positions and progressing through management roles of increasing responsibility
Other Public Company Directorships (current): Halliburton Company (since 2014); National Gas & Industrialization Company (since 2019)
Other Public Company Directorships (within past five years): None
Education: B.S., Mechanical Engineering, University of California, Irvine; M.B.A., University of California, Irvine; Advanced Management Program, University of Pennsylvania
Other Professional Experience and Community Involvement:
Director, Saudi Electricity Company (2018-2020)
Member, Board of Directors for the International Youth Foundation

Jonathan Z. Cohen				CLASS I DIRECTOR NOMINEE
Founder, CEO and President, Hepco Capital Management, LLC						Term expires 2024

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	Sustainability
	✓	Public company CEO	✓	Finance & accounting	✓	Government, legal & regulatory
	✓	Risk management	✓	Energy industry	✓	Technology & cybersecurity

Career Highlights:
	❖	Founder, CEO and President of Hepco Capital Management, LLC, a private investment firm (since 2016)

Independent Director Age: 53 Director since: 2019 MPC Board Committees: Audit, Vice Chair Corporate Governance and Nominating	❖	Co-Chairman (2019-2021) and CEO (2018-2019), Osprey Technology Acquisition Corp., the predecessor of BlackSky Technology, Inc., a provider of real-time geospatial intelligence
❖
Chairman of the Board (2018-2020) and CEO (2018), Falcon Minerals Corporation, a mineral rights acquisition and management company; Co-founder and CEO of its predecessor, Osprey Energy Acquisition Corp. (2017-2018)

	❖	President and CEO (2004-2016), Resource America, Inc., an asset management company
	❖	Co-founder and various executive roles at Atlas Pipeline Partners, LP and Atlas Energy, Inc.
Other Public Company Directorships (current): None

Other Public Company Directorships (within past five years): Atlas Energy Group, LLC (2012-2019); Energen Corporation (2018-2019); Falcon Minerals Corporation (2017-2020); Osprey Technology Acquisition Corp. (2019-2021); Titan Energy, LLC (2016-2019)

Education: B.A., University of Pennsylvania; J.D., American University Washington College of Law
Other Professional Experience and Community Involvement:
Co-founder, Castine Capital Management, LLC (2003-2020)
Vice Chairman, Lincoln Center Theater; Trustee, East Harlem School; Trustee, Arete Foundation; Trustee, American School of Classical Studies in Athens, Greece
Member, Board of Overseers, College of Arts and Sciences, University of Pennsylvania

2024 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

Michael J. Hennigan				CLASS I DIRECTOR NOMINEE
CEO, Marathon Petroleum Corporation						Term expires 2024

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Sustainability
	✓	Public company CEO	✓	Energy industry	✓	Environment
	✓	Risk management	✓	International business	✓	Technology & cybersecurity
	✓	Corporate governance

Career Highlights:
	❖	CEO (since January 2024), President and CEO (2020-2023) and director (since 2020) of MPC; Chairman (since 2020), CEO (since 2019) and President and director (since 2017) of MPLX
Management Director Age: 64 Director since: 2020 MPC Board Committees: Sustainability and Public Policy
	❖	President, Crude, NGL and Refined Products (2017), of the general partner of Energy Transfer Partners L.P., a natural gas and propane pipeline transport company
	❖	President and CEO (2012-2017), President and Chief Operating Officer (2010-2012) and Vice President, Business Development (2009-2010), of Sunoco Logistics Partners L.P., an energy service provider
Other Public Company Directorships (current): MPLX GP LLC* (since 2017); Nutrien Ltd. (since 2022)
Other Public Company Directorships (within past five years): Tesoro Logistics GP, LLC (2018-2019)
Education: B.S., Chemical Engineering, Drexel University

Frank M. Semple				CLASS I DIRECTOR NOMINEE
Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.						Term expires 2024

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	Sustainability
	✓	Public company CEO	✓	Finance & accounting
	✓	Risk management	✓	Energy industry

Career Highlights:
	❖	Vice Chairman (2015-2016) and director (since 2015) of MPLX following MPLX’s acquisition of MarkWest Energy Partners, L.P.
Independent Director Age: 72 Director since: 2021 (previous MPC Board member 2015-2018) MPC Board Committees: Audit Compensation and Organization Development	❖	President and CEO (2003-2015) and Chairman (2008-2015) of MarkWest Energy Partners, L.P.
	❖	Twenty-two years of service with The Williams Companies, Inc. and WilTel Communications, progressing through management roles of increasing responsibility
Other Public Company Directorships (current): MPLX GP LLC* (since 2015)
Other Public Company Directorships (within past five years): MPC (2015-2018); Tesoro Logistics GP, LLC (2018-2019); Tortoise Acquisition Corp. (2019-2020)
Education: B.S., Mechanical Engineering, United States Naval Academy; Program for Management Development, Harvard Business School
Other Professional Experience and Community Involvement:
Service in the United States Navy
Member, Board of Directors, Choctaw Global, LLC
Chair, Board of Visitors, Semple Family Museum of Native American Art, Southeastern Oklahoma State University

*	Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

10	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Evan Bayh						CLASS II DIRECTOR
Senior Advisor, Apollo Global Management						Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Government, legal & regulatory
	✓	Risk management	✓	International business	✓	Technology & cybersecurity
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Senior Advisor, Apollo Global Management, a private equity firm (since 2011)
❖
U.S. Senator (1999-2011); served on Senate committees including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; Select Committee on Intelligence; Small Business and Entrepreneurship; Special Committee on Aging; chaired the International Trade and Finance Subcommittee

Independent Director Age: 68 Director since: 2011 MPC Board Committees: Corporate Governance and Nominating Sustainability and Public Policy, Chair
	❖	Governor of the State of Indiana (1989-1997); Secretary of State (1986-1989)
	❖	Senior Advisor and Of Counsel, Cozen O’Connor Public Strategies, a law firm (2018-2019)
	❖	Partner, McGuireWoods LLP, a global diversified law firm (2011-2018)
Other Public Company Directorships (current): Berry Global Group, Inc. (since 2011); Fifth Third Bancorp (since 2011); RLJ Lodging Trust (since 2011)
Other Public Company Directorships (within past five years): None
Education: B.S., Business Economics, Indiana University; J.D., University of Virginia School of Law
Other Professional Experience and Community Involvement:
Treasurer, Evan and Susan Bayh Foundation

Charles E. Bunch						CLASS II DIRECTOR
Retired Chairman and CEO, PPG Industries, Inc.						Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	Sustainability
	✓	Public company CEO	✓	Finance & accounting
	✓	Risk management	✓	International business

Career Highlights:
	❖	Chairman and CEO (2005-2015) and Executive Chairman (2015-2016) of PPG Industries, Inc. a global supplier of paints and coatings
Independent Director Age: 74 Director since: 2015 MPC Board Committees: Compensation and Organization Development Corporate Governance and Nominating, Chair	❖	President, Chief Operating Officer and board member of PPG Industries (2002-2005)
	❖	Thirty-six year career at PPG Industries, serving in various roles in finance and planning, marketing and general management in the United States and Europe, including as Senior Vice President of Strategic Planning and Corporate Services and Executive Vice President, Coatings
Other Public Company Directorships (current): Mondelez International, Inc. (since 2016)
Other Public Company Directorships (within past five years): ConocoPhillips (2014-2022); The PNC Financial Services Group, Inc. (2007-2022)
Education: B.S., International Affairs, Georgetown University; M.B.A., Harvard University Graduate School of Business Administration
Other Professional Experience and Community Involvement:
Former Chairman, National Association of Manufacturers
Former Chairman, board of the Federal Reserve Bank of Cleveland

2024 Proxy Statement	11

PROPOSAL 1. ELECTION OF DIRECTORS

Kimberly Ellison-Taylor						CLASS II DIRECTOR
Former Executive Director, Finance Thought Leadership, Oracle Corporation						Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Technology & cybersecurity
	✓	Risk management	✓	International business
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Founder and CEO of KET Solutions, LLC, a consulting firm (since 2021)
	❖	Executive Director, Finance Thought Leadership (2019), Global Strategy Leader, Cloud Business Group (2018-2019), Global Strategy Director, Financial Services Industry Group (2015-2018), and Executive Director and Global Leader for Health, Human Services and Labor Solutions Group (2004-2015) of Oracle Corporation
Independent Director Age: 54 Director since: 2024 MPC Board Committees: Audit Corporate Governance and Nominating
	❖	Chief Information & Technology Officer, Prince George’s County, Maryland (2001-2004)
Other Public Company Directorships (current): EverCommerce Inc. (since 2021); U.S. Bancorp (since 2021)
Other Public Company Directorships (within past five years): None

Education: B.A., Information Systems Management, University of Maryland; M.B.A., Business Administration and Decision Science, Loyola University Maryland; M.S., Information Technology Management, Carnegie Mellon University

Other Professional Experience and Community Involvement:
Member, Board of Directors, Mutual of Omaha Insurance Corporation (since 2020)
Adjunct Professor, Heinz College of Information Systems and Public Policy, Carnegie Mellon University
Former Chairman, American Institute of CPAs; Former Chairman, Association of International Certified Professional Accountants
Certified public accountant; certified internal auditor; certified information systems auditor

Edward G. Galante						CLASS II DIRECTOR
Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation						Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Energy industry	✓	Environment
	✓	Risk management	✓	International business
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	Senior Vice President and Management Committee member of ExxonMobil Corporation (2001-2006)
Independent Director Age: 73 Director since: 2018 MPC Board Committees: Compensation and Organization Development, Chair Sustainability and Public Policy	❖	More than 30 years of service at ExxonMobil Corporation in roles of increasing responsibility, including Executive Vice President of ExxonMobil Chemical Company (1999-2001)
Other Public Company Directorships (current): Celanese Corporation (since 2013), Lead Director (2016-2021); Clean Harbors, Inc. (since 2010), Lead Director (since 2023)
Other Public Company Directorships (within past five years): Andeavor (2016-2018); Linde PLC (2018-2023); Praxair, Inc. (2007-2018)
Education: B.S., Civil Engineering, Northeastern University; Advanced Executive Program, Northwestern University
Other Professional Experience and Community Involvement:
Member, Board of Directors, United Way Foundation of Metropolitan Dallas
Vice Chairman, Board of Trustees, Northeastern University
Member, Board of Directors, Artis-Naples

12	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Kim K.W. Rucker						CLASS II DIRECTOR
Former Executive Vice President, General Counsel and Secretary, Andeavor						Term expires 2025

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Sustainability
	✓	Risk management	✓	Energy industry	✓	Government, legal & regulatory
	✓	Corporate governance	✓	International business	✓	Technology & cybersecurity

Career Highlights:
	❖	Executive Vice President, General Counsel and Secretary of Andeavor (2016-2018); Executive Vice President and General Counsel of Tesoro Logistics GP, LLC (2016-2018)

Independent Director Age: 57 Director since: 2018 MPC Board Committees: Audit Compensation and Organization Development, Vice Chair Sustainability and Public Policy	❖	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a grocery manufacturing and processing company (2012-2015)
	❖	Senior Vice President, General Counsel and Chief Compliance Officer (2008-2012) and Corporate Secretary (2009-2012) of Avon Products, Inc.
	❖	Senior Vice President, Corporate Secretary and Chief Governance Officer of Energy Future Holdings Corp. (formerly TXU Corp.) (2004-2008)
	❖	Former Partner in the Corporate & Securities group at Sidley Austin LLP, a law firm
Other Public Company Directorships (current): Celanese Corporation (since 2018); HP Inc. (since 2021); GE Vernova* (since 2024)
Other Public Company Directorships (within past five years): Lennox International Inc. (2015-2024)
Education: B.B.A., Economics, University of Iowa; J.D., Harvard Law School; M.P.P., John F. Kennedy School of Government at Harvard University
Other Professional Experience and Community Involvement:
* Spinoff as public company planned for second quarter 2024	Member, Board of Trustees, Johns Hopkins Medicine
Member, Board of Directors, Haven for Hope

2024 Proxy Statement	13

PROPOSAL 1. ELECTION OF DIRECTORS

Eileen P. Drake						CLASS III DIRECTOR
Former CEO and President, Aerojet Rocketdyne Holdings, Inc.						Term expires 2026

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	Sustainability
	✓	Public company CEO	✓	Finance & accounting	✓	Government, legal & regulatory
	✓	Risk management	✓	International business

Career Highlights:
	❖	CEO and President (2015-2023) and Chief Operating Officer (2015) of Aerojet Rocketdyne Holdings, Inc.
	❖	Various roles in senior management at United Technologies Corporation (2003-2015), including as Division President, Pratt & Whitney AeroPower (2013-2015); Vice President, Operations (2009-2013); and Vice President, Operations & Quality, Environmental, Health & Safety and Achieving Competitive Excellence, Carrier Corp. (2006-2009)
Independent Director Age: 58 Director since: 2024 MPC Board Committees: Compensation and Organization Development Sustainability and Public Policy
	❖	Seven years active duty in the U.S. Army, including as Aviator and Airfield Commander of Davison Army Airfield, Fort Belvoir, Virginia
Other Public Company Directorships (current): Woodward, Inc. (since 2017)
Other Public Company Directorships (within past five years): Aerojet Rocketdyne Holdings, Inc. (2015-2023)
Education: B.A., International Politics, College of New Rochelle; M.B.A., Butler University
Other Professional Experience and Community Involvement:
Former member, National Board of Directors, Girl Scouts of the USA
Former member, Board of Governors, Aerospace Industries Association
Former member, National Space Council Users’ Advisory Group

J. Michael Stice						CLASS III DIRECTOR
Professor, The University of Oklahoma						Term expires 2026

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	International business
	✓	Public company CEO	✓	Finance & accounting	✓	Sustainability
	✓	Risk management	✓	Energy industry	✓	Environment

Career Highlights:
	❖	Dean, Mewbourne College of Earth & Energy at The University of Oklahoma (2015-2022)
	❖	CEO (2009-2014) and member of the board of directors (2012-2015) of Access Midstream Partners L.P., a publicly traded gathering and processing master limited partnership
Independent Director Age: 65 Director since: 2017 MPC Board Committees: Audit Corporate Governance and Nominating, Vice Chair Sustainability and Public Policy
	❖	Nearly 30 years of service in positions of increasing responsibility at ConocoPhillips and its predecessor companies, including as President of ConocoPhillips Qatar (2003-2008)
Other Public Company Directorships (current): Kosmos Energy Ltd. (since 2023); MPLX GP LLC* (since 2018)

Other Public Company Directorships (within past five years): Spartan Acquisition Corp. II (2020-2021); Spartan Acquisition Corp. III (2021-2022); Spartan Energy Acquisition Corp. (2018-2020); U.S. Silica Holdings, Inc. (2013-2021)

Education: B.S., Chemical Engineering, The University of Oklahoma; M.S., Business, Stanford University; Ed.D, Organizational Leadership, The George Washington University
Other Professional Experience and Community Involvement:
Member, Board of Advisors, Energy Institute, The University of Oklahoma
Co-leader, Oklahoma Solve Climate by 2030, Center for Environmental Policy at Bard College

*	Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

14	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

John P. Surma						CLASS III DIRECTOR
Chairman of the Board, Marathon Petroleum Corporation						Term expires 2026

Key Skills and Expertise

	✓	Senior leadership	✓	Corporate governance	✓	Sustainability
	✓	Public company CEO	✓	Finance & accounting	✓	Environment
	✓	Risk management	✓	Energy industry	✓	Government, legal & regulatory

Career Highlights:
	❖	CEO (2004-2013) and Chairman (2006-2013), President and Chief Operating Officer (2003-2004), and Vice Chairman and CFO (2002-2003) of United States Steel Corporation

Independent Chairman Age: 69 Director since: 2011	❖	Executive roles at Marathon Oil Corporation (1997-2001), including President, Speedway SuperAmerica LLC, and President, Marathon Ashland Petroleum
	❖	Price Waterhouse LLP (1976-1997), admitted to the partnership in 1987
Other Public Company Directorships (current): MPLX GP LLC* (since 2012); Public Service Enterprise Group Inc. (since 2019); Trane Technologies plc (since 2013)
Other Public Company Directorships (within past five years): Concho Resources Inc. (2014-2020)
Education: B.S., Accounting, Pennsylvania State University
Other Professional Experience and Community Involvement:
Chairman, board of the University of Pittsburgh Medical Center
Former Chair, board of the Federal Reserve Bank of Cleveland
Former Vice Chairman, President’s Advisory Committee for Trade Policy and Negotiations
Former Chairman, board of the National Safety Council

Susan Tomasky						CLASS III DIRECTOR
Retired President, AEP Transmission, a business division of American Electric Power Co.						Term expires 2026

Key Skills and Expertise

	✓	Senior leadership	✓	Finance & accounting	✓	Environment
	✓	Risk management	✓	Energy industry	✓	Government, legal & regulatory
	✓	Corporate governance	✓	Sustainability

Career Highlights:
	❖	President of AEP Transmission, a division of American Electric Power Co., Inc. (2008-2011)
❖
Various executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel (1998-2001), Executive Vice President of Finance and CFO (2001-2006), and Executive Vice President of Shared Services (2006-2008)

Independent Director Age: 71 Director since: 2018 MPC Board Committees: Audit, Chair Sustainability and Public Policy
	❖	Former Partner in the Energy Group at Hogan & Hartson (now Hogan Lovells), a law firm
	❖	General Counsel, Federal Energy Regulatory Commission (1993-1997)
Other Public Company Directorships (current): Fidelity Equity and High Income Mutual Funds (since 2020); Public Service Enterprise Group Inc. (since 2012), Lead Director (since 2022)
Other Public Company Directorships (within past five years): Andeavor (2011-2018), Lead Director (2015-2018); Summit Midstream Partners GP, LLC (2012-2018)
Education: B.L.A., University of Kentucky; J.D., The George Washington University Law School
Other Professional Experience and Community Involvement:
Former Director, board of the Federal Reserve Bank of Cleveland
Member, Board of Trustees, Kenyon College

*	Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

2024 Proxy Statement	15

CORPORATE GOVERNANCE

Our Corporate Governance Framework

Core Governance Documents

Our Bylaws, Corporate Governance Principles and the charters of our Board committees together implement the governance philosophy we believe is best for our shareholders. They address, among other things, the primary roles, responsibilities and oversight functions of the Board and its standing committees; director independence; the process for director selection; director qualifications; outside commitments; Board, committee and individual director evaluations; director indemnification and shareholder rights; director compensation; and director retirement and resignation.

Codes of Business Conduct and Ethics

Our Code of Business Conduct, which applies to all of our directors, officers and employees, defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our CEO, CFO, Controller, Treasurer and other leaders performing similar functions, affirms the principle that the honesty, integrity and sound judgment of our senior officers with responsibility for preparation and certification of our financial statements are essential to the proper functioning and success of our Company. These codes are available on our website as noted below, and printed copies are available upon request to our Chief Legal Officer and Corporate Secretary. We would post on our website any amendments to, or waivers from, either of these codes requiring disclosure under applicable rules within four business days following any such amendment or waiver.

Additional Governance Documents

Our Whistleblowing as to Accounting Matters Policy establishes procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and provides for the confidential, anonymous submission of concerns by our employees or others regarding questionable accounting or auditing matters.

Our Conflicts of Interest Policy provides guidance on recognizing and resolving real or apparent conflicts of interest. This policy acknowledges that business decisions on behalf of the Company must be made through the exercise of independent judgment in the Company’s best interests and not influenced by personal interests.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website, by selecting “Corporate Governance”:

➢	Bylaws	➢	Code of Ethics for Senior Financial Officers
➢	Corporate Governance Principles	➢	Whistleblowing as to Accounting Matters Policy
➢	Code of Business Conduct	➢	Conflicts of Interest Policy

Our Board committee charters, and other information about our Board, are available under the “About” tab of our website, by selecting “Board of Directors.”

Board Composition and Director Selection

Our Corporate Governance Principles set forth the processes for director selection and the establishment of director qualifications. The Board has delegated the director recruitment process to the Corporate Governance and Nominating Committee with input from our Chairman.

The Board believes that it, as a whole, should possess the combination of skills, professional experience, and diversity of backgrounds and viewpoints necessary to oversee our business and ensure an effective mix of perspectives. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. In developing long-term plans for Board composition, the Corporate Governance and Nominating Committee takes into consideration the current strengths, skills and experience of members of the Board, their outside commitments, our director retirement policy and our strategic direction.

16	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Director Candidates

The Corporate Governance and Nominating Committee assesses candidates for membership on the Board. The Committee may work with a third-party professional search firm to assist with identifying and evaluating director candidates and their credentials. The Committee has the authority to retain and terminate any such firm, including the authority to approve the firm’s fees and other retention terms. The Committee retained Spencer Stuart to assist in identifying and evaluating potential director candidates for its most recent director search, which culminated in the appointment of Mses. Drake and Ellison-Taylor to the Board effective March 1, 2024.

The Corporate Governance and Nominating Committee may also consider candidates recommended by shareholders. Shareholder candidates will be evaluated using the same criteria for director selection described above. See “Proxy Access” on page 19 for more information on the proxy access provision of our Bylaws and “When must shareholder proposals and director nominations be submitted for the 2025 annual meeting?” on page 83 for information on how to submit director nominations for our 2025 annual meeting in accordance with our Bylaws.

Board Refreshment

The Board is committed to striking a balance between retaining directors with deep knowledge of the Company and seeking fresh perspectives in its recruiting efforts. Our robust Board and individual director evaluation process, discussed on page 23, supports this objective. Further, our Corporate Governance Principles provide that directors may not stand for reelection once they reach age 73. The average tenure of our directors is 5.9 years.

Commitment to Board Diversity

The Board believes that having a variety of perspectives among its members contributes to more effective oversight and decision-making. Our Corporate Governance Principles emphasize the importance of diversity of director backgrounds and experiences and expressly affirm the Board’s commitment to actively seek women candidates and candidates of diverse ethnic and racial backgrounds as it recruits the most qualified directors with the requisite experience and skills.

Since 2018, the Board has appointed eight independent directors. Of these, five have been women, including three women of diverse ethnic/racial backgrounds. The Board’s most recent appointments, Mses. Drake and Ellison-Taylor, add to the Board’s key skills and expertise and contribute to the Board’s current 31% gender diversity and 46% overall diversity.

CURRENT BOARD COMPOSITION

Director Independence

A director is considered independent if the Board affirmatively determines that he or she meets the independence standards in our Corporate Governance Principles, has no material relationship with us other than as a director and satisfies the independence requirements of the NYSE and applicable SEC rules. The Board determines director independence at least annually, considering all relevant facts and circumstances including, without limitation:

•Transactions between MPC and the director, immediate family members of the director or organizations with which the director is affiliated;

•Any service by the director on the board of a company with which we conduct business;

•The frequency and dollar amounts associated with any such transactions; and

•Whether any such transactions are at arm’s length in the ordinary course of business and on terms and conditions similar to those with unrelated parties.

Based on these criteria, the Board has determined that each of the following directors is independent:

Abdulaziz F. Alkhayyal	Jonathan Z. Cohen	Edward G. Galante	J. Michael Stice	Toni Townes-Whitley (concluded Board service June 30, 2023)
Evan Bayh	Eileen P. Drake	Kim K.W. Rucker	John P. Surma
Charles E. Bunch	Kimberly Ellison-Taylor	Frank M. Semple	Susan Tomasky

2024 Proxy Statement	17

CORPORATE GOVERNANCE

Director Skills and Expertise

In evaluating director candidates and recommending incumbent directors for renomination, the Corporate Governance and Nominating Committee considers a wide range of backgrounds, critical skills, perspectives and expertise that it believes contribute to sound governance and effective oversight of our operations, risks and long-term strategy. All directors must possess integrity, good judgment, a strong work ethic, a collaborative approach to engagement, a record of public service and the ability to devote sufficient time to our affairs. In addition, the Committee has identified the following key skills and areas of expertise that should be represented on the Board*:

Senior Leadership	Experience in significant leadership positions provides the necessary skills to develop and oversee our strategy, drive long-term value, and motivate and retain individual leaders.	13
		Directors

Public Company CEO	Leadership experience as a chief executive officer of a large, public company provides unique perspective and ability to effectively advise and oversee the performance of our CEO.	7
		Directors

Risk Management	Experience in identifying, prioritizing and managing a broad spectrum of risks provides skills critical to the Board’s oversight of our risk assessment and risk management programs.	13
		Directors

Corporate Governance	Service on other public company boards and committees provides knowledge critical to the governance of our organization and insight into board management and oversight functions.	13
		Directors

Finance & Accounting	An understanding of finance, accounting and financial reporting processes provides the financial acumen necessary to understand and evaluate our capital structure and oversee our financial performance and long-term strategic planning.	12
		Directors

Energy Industry	Leadership experience in the energy industry, particularly in refining and logistics operations, provides practical understanding of our business and effective oversight in implementing our strategy.	9
		Directors

International Business	Experience working outside the U.S. or leading a global business provides valuable business knowledge and perspective on our international operations and global commodity trade.	9
		Directors

Sustainability	Experience overseeing, operating or advising on matters of sustainable energy, corporate social responsibility or human capital management supports effective oversight over these matters and reinforces our commitment to creating shared value with our stakeholders.	13
		Directors

Environment	Expertise in environmental policy and emerging technologies strengthens oversight and helps ensure that our business strategies are aligned with the evolving energy landscape as we strive to meet the energy needs of today while investing in an energy-diverse future.	5
		Directors

Government, Legal & Regulatory	As we operate in a heavily regulated industry, expertise in government, legal or regulatory functions provides insight and perspective helpful to navigating these complex issues.	6
		Directors

Technology & Cybersecurity	Experience in leading innovative technological strategies and/or cybersecurity oversight provides knowledge critical to support digital transformation and management of cyber risks.	5
		Directors

*	Reflects expected composition of the Board following the Annual Meeting, assuming all Class I director nominees are elected.

Specific information about the key qualifications and experience of each director and director nominee can be found beginning on page 8 under “Proposal 1. Election of Directors.”

Majority Voting for Directors

Our Bylaws include a majority vote standard for uncontested director elections, which requires that a nominee for director in an uncontested election receive a majority of votes cast at a shareholder meeting in order to be elected to the Board. Any director nominee who does not receive a majority of the votes cast is required to submit an irrevocable resignation to the Corporate Governance and Nominating Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision.

18	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Proxy Access

Proxy access refers to the right of shareholders meeting certain ownership criteria to nominate director candidates for inclusion in our proxy materials for our annual meeting. Our Bylaws provide that a shareholder, or group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years may nominate directors to our Board and include the nominees in our proxy materials to be voted on at our annual meeting. The maximum number of shareholder nominees that will be included in our proxy materials with respect to an annual meeting is the greater of two nominees or 20% (rounded down to the nearest whole number) of the number of directors then serving on the Board. A shareholder who seeks to nominate a director or directors to our Board must provide proper notice to our Corporate Secretary and satisfy the other requirements specified in our Bylaws.

Board Leadership and Function

Independent Chairman of the Board

Our Corporate Governance Principles provide the Board with the flexibility to exercise its business judgment on behalf of shareholders and choose the optimal leadership for the Board depending upon the Company’s particular needs and circumstances at a given time. The independent members of the Board elect the Chairman and, as part of this election, review whether to combine or separate the roles of Chairman and CEO.

Throughout our history as a public company, the Board has selected the leadership structure it determined was best for the Company at that time. The Board was led by an independent Chairman from 2011, when we became a public company, to 2016. The Board combined the Chairman and CEO roles from 2016 to 2020, and then determined to separate them again in 2020. In making each determination to separate or combine the Chairman and CEO roles, the Board took into consideration many factors, including the Board’s role in oversight, the skills, qualifications and experience of our then-serving directors, the evolving needs of our Company, how our leadership structure was functioning and the views of our shareholders. These adjustments to leadership structure over time demonstrate the Board’s thoughtful approach in evaluating and implementing the best leadership structure for the Board depending upon the Company’s circumstances at a given time. Changes in the Board’s leadership structure are reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

Mr. Surma has led the Board as its independent Chairman since 2020. The Board believes that this leadership structure, which separates the Chairman and CEO roles, is appropriate at this time in light of MPC’s business and operating environment. Mr. Surma, a long-standing member of the Board, has in-depth knowledge of the issues, challenges and opportunities facing MPC. As such, the Board believes that he is best positioned at this time to assure that the Board’s time and attention are focused on the most critical matters. His role ensures decisive independent leadership and clear accountability.

INDEPENDENT CHAIRMAN

Key Responsibilities

Provides leadership to the Board and ensures the effective discharge of its duties through:
◦Approving Board meeting agendas and schedules
◦Presiding at Board meetings and executive sessions of non-management directors
◦Assisting the Corporate Governance Committee Chair with director recruitment, committee composition, committee chair selection and the Board’s self-evaluation process
◦Assisting with the evaluation of CEO performance
Supports company management through:
◦Acting as an advisor to the CEO and other officers
◦Providing feedback to the CEO following executive sessions of non-management directors
◦Facilitating effective communications between the directors and management
Promotes engagement with shareholders through:
◦Calling, and presiding as Chairman at, shareholder meetings
◦Directly communicating with our shareholders and stakeholders, as appropriate

John P. Surma

Independent Chairman since 2020 Director since 2011

2024 Proxy Statement	19

CORPORATE GOVERNANCE

Board Committees

The Board has four standing committees, to which it has delegated certain functions and oversight responsibilities.

AUDIT COMMITTEE

Key Responsibilities

◦Appoints, compensates and oversees the performance of the independent auditor, including approval of all services to be performed by the auditor
◦Reviews with management, the independent auditor and our internal auditors the integrity of our disclosure controls and procedures, annual and quarterly financial statements and internal controls over financial reporting
◦Oversees the internal audit function, including its structure and budget, and the performance and compensation of the chief audit executive
◦Reviews with management significant corporate risk exposures and risk mitigation efforts
◦Reviews and assesses the effectiveness of our information technology controls relating to business continuity, data privacy and cybersecurity
◦Monitors compliance with legal and regulatory requirements, our Codes of Business Conduct and Ethics for Senior Financial Officers and Whistleblowing as to Accounting Matters Policy
◦Reviews legislative and regulatory issues affecting ESG and climate risk disclosures within the financial reporting framework and monitors developments in integrated reporting for alignment with financial reporting
◦Has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting, or other advisors or consultants

Susan Tomasky, Chair(1)
Members: Jonathan Z. Cohen, Vice Chair(1) Abdulaziz F. Alkhayyal(1) Kimberly Ellison-Taylor(2) Kim K.W. Rucker(3) Frank M. Semple J. Michael Stice(1) Toni Townes-Whitley(4)
Meetings in 2023: 5
Independent Directors: 100%
(1) Audit Committee financial expert (2) Effective March 1, 2024 (3) Effective October 1, 2023 (4) March 1, 2023 to June 30, 2023

The Board has determined that each member of the Audit Committee meets the applicable SEC and NYSE independence requirements and is financially literate. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Key Responsibilities

◦Establishes our executive compensation guiding principles and determines our executive compensation policies and procedures consistent with such principles
◦Oversees the CEO’s annual development of goals and objectives, and evaluates the CEO’s performance
◦Sets compensation and approves benefit plans and perquisites for the CEO and designated positions, including our NEOs
◦Oversees our incentive compensation plans, sets metrics thereunder, and certifies achievement of performance levels
◦Reviews with the CEO the succession plan for senior management
◦Oversees our human capital management strategies and policies
◦Oversees our engagement with stakeholders on compensation and human capital management matters

Edward G. Galante, Chair
Members: Kim K.W. Rucker, Vice Chair(1) Abdulaziz F. Alkhayyal Charles E. Bunch Eileen P. Drake(2) Frank M. Semple Toni Townes-Whitley(3)

To the extent permitted by NYSE listing standards and applicable law, the Compensation and Organization Development Committee is authorized under its charter to delegate any of its responsibilities to a subcommittee comprised of one or more of its members, and certain of its responsibilities or to one or more officers of MPC. See “Executive Compensation” beginning on page 35 for additional information about the Committee and its responsibilities and actions.

Meetings in 2023: 6
Independent Directors: 100%
(1) Effective October 1, 2023 (2) Effective March 1, 2024 (3) March 1, 2023 to June 30, 2023

The Board has determined that each member of the Compensation and Organization Development Committee meets the applicable SEC and NYSE independence requirements.

20	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Key Responsibilities

◦Evaluates and makes recommendations to the Board concerning the appropriate size and composition of the Board
◦Reviews and makes recommendations regarding the Board’s leadership structure
◦Selects and recommends director candidates to the Board to be submitted for election at annual meetings and to fill any vacancies on the Board
◦Makes recommendations concerning the Board’s standing committees, including committee structure, leadership, membership and charters
◦Monitors our corporate governance practices and recommends to the Board appropriate corporate governance policies and procedures
◦Reviews and recommends to the Board compensation for our non-employee directors
◦Reviews and makes recommendations with respect to director resignations tendered in accordance with the Corporate Governance Principles
◦Oversees the evaluation of the Board, its committees and individual directors
◦Reviews legislative and regulatory issues affecting corporate governance
◦Oversees our engagement with stakeholders on corporate governance matters

Charles E. Bunch, Chair
Members: J. Michael Stice, Vice Chair Evan Bayh Jonathan Z. Cohen Kimberly Ellison-Taylor(1)
Meetings in 2023: 5
Independent Directors: 100%
(1) Effective March 1, 2024

The Board has determined that each member of the Corporate Governance and Nominating Committee meets the applicable SEC and NYSE independence requirements.

SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Key Responsibilities

◦Oversees our sustainability, ESG, and health, environmental, safety and security policies and programs, and reviews our performance thereunder
◦Reviews our annual Sustainability Report and Climate-Related Scenarios report, and other key sustainability disclosures, available at www.marathonpetroleum.com/Sustainability/
◦Oversees the establishment of our sustainability targets
◦Oversees our governance framework and budgets for political contributions and lobbying expenditures, and reviews key disclosures regarding such contributions
◦Oversees our framework for the development of our public policy positions
◦Oversees our commitment to safety, including our safety culture, leadership of safety programs and general safety performance
◦Reviews legislative and regulatory developments affecting sustainability, ESG and public policy matters
◦Oversees our engagement with stakeholders on sustainability, ESG and public policy matters

Evan Bayh, Chair
Members: Abdulaziz F. Alkhayyal, Vice Chair Eileen P. Drake(1) Edward G. Galante Michael J. Hennigan Kim K.W. Rucker J. Michael Stice Susan Tomasky
Meetings in 2023: 4
Independent Directors: 86%
(1) Effective March 1, 2024

Each of the Board’s four standing committees operates under a written charter adopted by the Board. These charters are available under the “About” tab of our website, by selecting “Board of Directors.” Each charter requires the applicable committee to annually assess and report to the Board on the adequacy of its charter.

EXECUTIVE COMMITTEE

In addition to the four standing committees, the Board maintains an Executive Committee, which meets as necessary to address matters that arise between Board meetings and may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law. The Executive Committee is composed of the independent Chairman, the CEO and the Chair of each of the Board’s four standing committees.

2024 Proxy Statement	21

CORPORATE GOVERNANCE

SUCCESSION COMMITTEE

In 2023, the Board formed a special committee, composed of Messrs. Galante (chair), Cohen, Stice and Surma and Ms. Rucker, to focus on succession planning for the CEO role, including a review of succession candidates and consideration of any waiver or extension of our mandatory retirement policy. The Succession Committee met two times in 2023.

Board Meetings and Attendance

The Board met nine times in 2023. Our Corporate Governance Principles set forth the expectation that directors will attend and actively participate in Board meetings. In 2023, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served, and our incumbent directors’ attendance at such meetings averaged 99%. As independent Chairman, Mr. Surma attends committee meetings but is not a member of any Board committee.

2023 Board/committee meeting attendance (avg.)

Our Corporate Governance Principles provide that the non-employee directors will hold regular executive sessions, presided over by the independent Chairman, without the CEO or management present. The non-employee directors held nine such executive sessions in 2023.

2023 annual meeting attendance
All directors are expected to attend our annual meeting. All members of the Board attended the virtual annual meeting of shareholders held on April 26, 2023.

Director Commitments

Directors are encouraged to serve on the boards of directors of other companies, as the Board believes such service broadens and deepens our directors’ knowledge and experience. Our Corporate Governance Principles set forth certain limitations on director service to ensure that each director’s outside directorships do not interfere with his or her ability to meet the responsibilities and expectations of service on our Board.

Director Category	Limit on Public Company Board Service, Including MPC*

Non-employee director	4 boards maximum

Director serving as a non-executive board chair or lead independent director of a public company	4 boards maximum

Director serving as an executive officer of a public company	2 boards maximum

*	Messrs. Hennigan, Semple, Stice and Surma currently also serve on the board of MPLX GP LLC, our wholly owned subsidiary. Under our Corporate Governance Principles, due to their affiliate nature, concurrent service on the boards of MPC and MPLX GP LLC is counted as one public company board for purposes of assessing the level of public company board commitments.

The Corporate Governance and Nominating Committee conducts an annual review of director commitments, including consideration of directorships and any leadership positions held at other public and private companies and nonprofit entities, and has determined that all directors currently comply with these guidelines.

Director Orientation and Education

To ensure directors maintain the necessary knowledge to perform their responsibilities and effectively oversee MPC, members of our Board are provided a variety of learning opportunities throughout the year.

Orientation
Our orientation program for new directors includes meetings with and presentations by senior management. This offers a new director the opportunity to receive one-on-one time with management to discuss various aspects of our business.

External Programs
We encourage directors to attend, at our expense, director continuing education programs. In 2023, several of our directors attended programs specifically focused on board leadership and diversity, corporate governance developments, cybersecurity risk, climate risk strategy and disclosure, finance and internal audit, and human capital management. Several directors also attended symposiums sponsored by outside organizations that are designed as continuing director education on many topics relevant to public company board service.

Educational Presentations on Relevant Topics	We also provide ongoing director education through presentations at Board and committee meetings, and regularly invite significant investors, subject matter experts and public sector representatives to speak to the Board.

22	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Board Evaluations

Our Corporate Governance Principles provide for a robust annual Board, committee and individual director evaluation process, administered by the Corporate Governance and Nominating Committee.

Board and Committee Evaluations	Each director provides written responses to questions designed to enhance Board and committee effectiveness through the identification of actionable recommendations. The evaluation questions seek feedback on, among other things, Board and committee operation, composition and organization; Board dynamics; director skills; short- and long-term Board goals and objectives; committee effectiveness; and the performance of the Board and its committees in light of the responsibilities of each body as established in our governance documents.	Analysis and Discussion

		✓	Summary reports of director feedback are compiled and provided to all directors.

		✓	The Chairman leads a discussion of Board evaluation results with all of the directors as a group.

		✓	Each committee’s Chair leads a discussion of committee results at a committee meeting and reports out to the full Board.
Individual Peer and Self- Evaluations	Our Corporate Governance Principles provide for an enhanced process to evaluate the individual performance of each director whose term expires at the next annual meeting and is eligible for reelection. This is typically accomplished by means of a written evaluation completed by each of the director’s peers. Each evaluated director also completes a written self-evaluation on his/her own performance.

		✓	The Chairman and the Chair of the Corporate Governance and Nominating Committee jointly conduct discussions of individual evaluation results with each evaluated director.

Governance Document Review	Each director reviews the Corporate Governance Principles and the charter of each committee on which he or she serves, and provides feedback and revision suggestions as deemed appropriate.

Our Corporate Governance and Nominating Committee believes this process, which combines the opportunity for each director to individually reflect on Board and committee effectiveness with a collaborative discussion on performance, as well as a review of each individual director prior to his or her nomination for reelection, provides a meaningful assessment tool and a forum for discussing areas for improvement.

Communicating with the Board

All interested parties, including shareholders, may communicate directly with the Board, the Chairs of the Board’s standing committees and the independent directors, including our Chairman.

MAIL

Communications may be sent by regular mail to our principal executive offices, to the attention of:

Chief Legal Officer and Corporate Secretary Marathon Petroleum Corporation 539 South Main Street Findlay, OH 45840

EMAIL

Independent Directors (individually or as a group)	non-managedirectors@marathonpetroleum.com
Audit Committee Chair	auditchair@marathonpetroleum.com
Compensation and Organization Development Committee Chair	compchair@marathonpetroleum.com
Corporate Governance and Nominating Committee Chair	corpgovchair@marathonpetroleum.com
Sustainability and Public Policy Committee Chair	sustainabilitychair@marathonpetroleum.com

Our Chief Legal Officer and Corporate Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the Company’s affairs.

2024 Proxy Statement	23

CORPORATE GOVERNANCE

Key Areas of Board Oversight

Oversight of Risk Management

Among the Board’s most important functions is overseeing risk management. Our risk management framework fosters close interaction among the Board, its committees and our senior management.

BOARD OF DIRECTORS

The Board, which has the ultimate responsibility for, and is actively engaged in, overseeing risk:
•Reviews strategic risks annually at a designated strategy meeting and on an ongoing basis throughout the year
•Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight

AUDIT COMMITTEE	COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Oversees risks associated with financial, financial reporting and accounting matters
Monitors compliance with regulatory requirements and internal control systems
Oversees our ERM process and reviews performance
Reviews ESG and climate risk disclosures within the financial reporting framework
Oversees business continuity, data privacy and cybersecurity risks

Oversees risks associated with our compensation programs, plans and policies to ensure they do not encourage excessive risk-taking
Oversees our management succession planning process and our human capital management strategies and policies, including DE&I matters
Oversees stakeholder engagement on compensation and human capital management matters

Oversees risks associated with corporate governance matters, including director independence, Board composition and succession, Board leadership structure and Board effectiveness
Oversees the evaluation of the Board, its committees and individual directors
Oversees stakeholder engagement on corporate governance matters

Oversees risks associated with sustainability, ESG, safety and public policy
Reviews our sustainability and climate reports and other key sustainability disclosures
Oversees establishment of our sustainability targets
Oversees governance framework and budgets for our political contributions and lobbying expenditures
Oversees stakeholder engagement related to sustainability, ESG and public policy matters

SENIOR MANAGEMENT

While the Board oversees risk, our senior management has primary responsibility for:
•Identifying, assessing and managing the major risks to our Company through our ERM process
•Implementing effective risk mitigation plans, processes and controls
•Developing sustainability strategies and standards
•Publicly disclosing material risks to our Company in the Risk Factors section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the SEC

We apply a comprehensive ERM program across the Company to identify, assess and manage enterprise-level risks and review the effectiveness of risk-mitigation strategies. This process is established and driven by our leadership team, led by our enterprise risk manager and ERM Committee, and supported by officers and senior managers responsible for working across the business to manage enterprise-level risks and identify emerging risks. These leaders meet routinely and provide regular updates to our Board and its committees throughout the year.

Our mature company practices – developed through our ERM process, managed by our senior leaders and overseen by our Board – promote effective decision-making on business, financial, legal, environmental, social, political and reputational matters.

24	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Oversight of Political Engagement and Public Policy

We believe participating in the public policy process is an essential part of advancing the meaningful exchange of information and views on issues that affect our Company and our stakeholders. We participate in the political process in a number of ways, including lobbying, grassroots activity, issue advocacy, participating in trade associations, supporting an active employee political action committee and, where lawful, directly supporting political candidates and ballot issues. These activities are overseen by our Board of Directors, its Sustainability and Public Policy Committee, and senior management. The Sustainability and Public Policy Committee’s Charter articulates the Committee’s purpose and sets forth broad responsibilities that the Committee implements in the following ways:

•Oversees the governance framework and budgets for our political contributions, lobbying expenditures and certain payments made to trade associations that engage in lobbying activities;
•Reviews our reporting and disclosures on such contributions, expenditures and payments;
•Oversees the governance of a U.S.-based political committee of our employees;
•Oversees our framework for the development of our public policy positions;
•Reviews legislative and regulatory developments and trends pertaining to public policy matters; and
•Oversees our engagement with stakeholders on public policy matters.

We engage on a variety of issues affecting our Company and our stakeholders. With respect to climate change, our public policy engagement is guided by our commitment to sustainability, including lowering the carbon intensity of our operations and products, expanding renewable fuels and technologies, conserving natural resources, engaging stakeholders and contributing in our communities. We support policies that complement this strategy and the investments that continue to transform our Company.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

Because we recognize that our public policy activities are of interest to our shareholders and other stakeholders, and in furtherance of our policy to be transparent on these matters, we have included on our “Political Engagement” page, located under the “Sustainability” tab of our website, substantial additional information regarding our involvement in political or public policy activities, including:

➢	Our statements of philosophy and political transparency
➢	Descriptions of the roles of the Sustainability and Public Policy Committee and various organizations within the Company in overseeing and promoting compliance with our political activity policy
➢	Federal lobbying disclosure, including a link to the Clerk of the U.S. House of Representatives database where our quarterly federal lobbying reports can be obtained via a search of “Marathon Petroleum,” and a total spending figure for each of the past five years
➢	State lobbying disclosure, including a map showing the states where within the past five years we have registered as an employer or principal of lobbyists, links to each state’s lobbying reporting site, and an approximate total of state reported lobbying expenditures for the past five years
➢	Employee political action committee reports showing federal- and state-level contributions for each of the past five years
➢	Corporate political contributions reports showing contributions made from Company treasury funds for each of the past five years
➢	Trade association disclosure, including a report of trade associations (with dues of $50,000 or greater and that may engage in lobbying activities) for each of the past five years and the range of annual dues paid to each organization, as well as amounts attributable to federal lobbying or state and grassroots lobbying and advertising
➢
A summary of the climate positions of our trade associations with dues of $50,000 or greater and that may engage in lobbying activities, with links to information on their respective climate positions, as well as our conclusion that these positions are not inconsistent with the ambition of the Paris Agreement to reduce global GHG emissions and limit global warming to well below 2 degrees Celsius

➢	Our contributions to social welfare organizations for lobbying and advocacy purposes, beginning with 2022 contributions

2024 Proxy Statement	25

CORPORATE GOVERNANCE

Oversight of Climate Risk

We carefully review, evaluate and manage climate-related risks and opportunities to enable us to adapt and strengthen our resiliency. The Sustainability and Public Policy Committee oversees our environmental impact, including climate matters, reviews our sustainability and climate reports and other key sustainability disclosures, and oversees the establishment of our sustainability targets. For more information on our approach to climate change and our emissions reduction targets, see “Lowering Our Carbon Footprint and Conserving Natural Resources” on page 30 and view or download our “2023 Perspectives on Climate-Related Scenarios” report on the Sustainability page of our website at www.marathonpetroleum.com/Sustainability/.

Oversight of Human Capital Management and Succession Planning

The Board believes that our people are our most important asset and are critical to our success. We strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their personal and professional potential. The Compensation and Organization Development Committee oversees our human capital management strategies and policies, including with respect to diversity and inclusion initiatives, pay equity, talent and performance management and employee engagement, and reviews our performance in these areas. See “Investing in Our Employees” on page 31 for additional information on our approach to these matters.

The Compensation and Organization Development Committee oversees our executive succession planning process to ensure the identification and development of future leaders, to avoid the adverse effects caused by vacancies in key leadership positions and to facilitate the execution of our long-term strategy. The Committee believes its succession process provides the lead time necessary to train, develop or recruit executives capable of filling key roles, including our NEOs, within the Company when the need arises. The Committee typically meets with the full Board at least annually to discuss succession of our leadership.

2023 SUCCESSION PLANNING PROCESS

MARCH: Talent Planning		APRIL and MAY: Leader Talent Reviews

By business unit/function:		By business unit/function:

•Identify key roles for executive leadership team succession planning	ð	•Based on talent planning outcome, develop proposed succession plans for senior executive roles and key roles (considering readiness, gaps and development needs)
•Assess potential leaders for these roles, including their ability to reinforce our high-performing culture and promote our core values

ñ		ò
JULY: Committee Oversight		JUNE: Executive Leadership Team Alignment

Compensation and Organization Development Committee:		Across enterprise:

•Review and provide input on proposed succession plans for senior executive roles and select key roles •Review diversity analysis of successor candidates	ï	•Understand top talent strengths, potential and gaps •Finalize proposed succession plans for senior executive roles and key roles

Oversight of Cybersecurity

The frequency and sophistication of global attacks on corporate information technology systems containing sensitive information have increased. The Audit Committee oversees our business continuity, data privacy and cybersecurity risks and provides input on our cyber and information security strategy. Our Chief Information Security Officer is responsible for our cybersecurity program and provides routine briefings to the Audit Committee and the Board as a whole at least twice a year.

We manage cybersecurity risks by working diligently to protect our computer systems, data, assets, infrastructure and computing environments from threats – and to safeguard confidentiality, integrity and availability. We implement a comprehensive suite of policies, practices and standards that guide our teams on how to mitigate and manage these risks. For additional information on our cybersecurity program, governance and compliance, see our most recent Sustainability Report at www.marathonpetroleum.com/Sustainability/.

26	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Director Compensation

The Board determines annual cash and equity retainers and other compensation for non-employee directors. Directors who are also our employees receive no compensation for their service on the Board or its committees.

Annual Retainers

Our non-employee directors received the following cash and equity retainers for their service on the Board in 2023.

		Annual Total

Cash Retainers	•Paid quarterly in equal installments
	–Board Member	$150,000
	–Independent Chairman of the Board	$350,000

Additional Committee Chair Cash Retainers	•Paid quarterly in equal installments (in addition to Board Member retainer)
	–Audit Committee Chair	$25,000
	–Compensation and Organization Development Committee Chair	$20,000	*
	–Corporate Governance and Nominating Committee Chair	$20,000	*
	–Sustainability and Public Policy Committee Chair	$20,000	*

Equity Retainer
•Granted quarterly in equal installments
•Aggregate equity retainer is composed of 90% MPC RSUs (valued at $157,500) and 10% MPLX phantom units (valued at $17,500)
•Directors receive MPC dividend equivalents in the form of additional MPC RSUs and MPLX distribution equivalents in the form of additional MPLX phantom units
•MPC RSUs and MPLX phantom units, including those received as dividend and distribution equivalents, are deferred, payable in MPC common stock and MPLX common units only upon a director’s departure from the Board

		$175,000

*	Committee Chair retainer was increased to $25,000 effective October 1, 2023.

Non-employee directors may elect to defer up to 100% of their annual cash compensation into an unfunded account. This deferred cash account may be invested in certain notional investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which options generally mirror the investment options offered to employees under the Marathon Petroleum Thrift Plan. Directors who defer cash compensation receive that cash in a lump sum following departure from the Board.

Special Committee Service

In 2023, the Board formed a special committee, composed of Messrs. Cohen, Galante, Stice and Surma and Ms. Rucker, to focus on succession planning for the CEO role, including a review of succession candidates and consideration of any waiver or extension of our mandatory retirement policy. Directors serving on this committee received an additional cash retainer of $15,000 for such service.

MPLX GP LLC Board Service

Messrs. Semple, Stice and Surma also serve on the Board of Directors (the “MPLX Board”) of MPLX GP, a wholly owned subsidiary of MPC and the general partner of MPLX. Each received an annual cash retainer (in the amount of $92,500) and a deferred equity award of MPLX phantom units (valued at $113,750) for this service in 2023. The annual cash retainer and deferred equity award are reflected in the “Fees Earned or Paid in Cash” and the “Stock Awards” columns, respectively, of the “2023 Director Compensation Table” below.

Matching Contributions

Directors may elect to have us match up to $10,000 annually of their contributions to certain tax-exempt educational institutions under our matching gifts program and, beginning in 2024, up to $10,000 annually of their contributions to certain eligible tax-exempt charitable organizations under our employee giving program. The annual limit for each program is applied based on the date of the director’s gift to the institution or charitable organization.

2024 Proxy Statement	27

CORPORATE GOVERNANCE

2023 Director Compensation Table

The following table shows compensation earned by or paid to our non-employee directors during 2023 for service on our Board and, separately, for service on the MPLX Board. Mses. Drake and Ellison-Taylor do not appear in the following tables as they were appointed to the Board effective March 1, 2024.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)

Abdulaziz F. Alkhayyal	150,000		175,000		—	325,000
Evan Bayh	171,250		175,000		—	346,250
Charles E. Bunch	171,250		175,000		10,000	356,250
Jonathan Z. Cohen	165,000		175,000		10,000	350,000
Edward G. Galante	186,250		175,000		10,000	371,250
Kim K.W. Rucker	165,000		175,000		—	340,000
Frank M. Semple	242,500	*	288,750	*	10,000	541,250	*
J. Michael Stice	257,500	*	288,750	*	—	546,250	*
John P. Surma	457,500	*	288,750	*	10,000	756,250	*
Susan Tomasky	175,000		175,000		—	350,000
Toni Townes-Whitley**	50,417		58,819		—	109,236

*	Includes compensation for MPLX Board service, as detailed immediately below under “Fees Earned or Paid in Cash” and “Stock Awards.”
**	Ms. Townes-Whitley’s term of service on the Board was March 1, 2023 through June 30, 2023.

Fees Earned or Paid in Cash reflect (i) cash retainers earned for Board service in 2023, (ii) for each of Messrs. Cohen, Galante, Stice and Surma and Ms. Rucker, a cash retainer of $15,000 for service on the Succession Committee, and (iii) for each of Messrs. Semple, Stice and Surma, a $92,500 cash retainer for MPLX Board service in 2023.

Stock Awards reflect the aggregate grant date fair value of MPC RSUs and MPLX phantom units, calculated in accordance with financial accounting standards. Non-employee directors generally received grants each quarter of MPC RSUs and MPLX phantom units valued at $39,375 and $4,375, respectively, based on the closing prices of MPC common stock and MPLX common units on each grant date. The amounts shown for each of Messrs. Semple, Stice and Surma also include $113,750 in MPLX phantom units (made in four quarterly grants, with grant date fair values of $27,500 per quarter for the first three quarters and $31,250 for the fourth quarter, based upon the closing prices of MPLX common units on each grant date) for MPLX Board service during 2023.

The following table shows the aggregate MPC RSUs and MPLX phantom units outstanding for each non-employee director as of December 31, 2023.

Name	MPC RSUs	MPLX Phantom Units

Alkhayyal	21,514	6,311
Bayh	54,847	9,151
Bunch	26,071	7,286
Cohen	12,247	3,698
Galante	15,796	4,758
Rucker	15,796	4,758
Semple	10,802	41,971	Includes 38,720 MPLX phantom units earned for MPLX Board service
Stice	20,341	37,881	Includes 31,863 MPLX phantom units earned for MPLX Board service
Surma	54,847	61,697	Includes 52,547 MPLX phantom units earned for MPLX Board service
Tomasky	15,796	4,758
Townes-Whitley	—	—

All Other Compensation reflects contributions made to educational institutions under our matching gifts program, as described above. This program is subject to an annual limit of $10,000; however, the actual amount paid on behalf of a director may exceed $10,000 in a given year due to end-of-year processing delays.

28	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Our commitment to sustainability means striving to create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. We are challenging ourselves to lead in sustainable energy – meeting the needs of today while investing in an energy-diverse future. This objective drives us to strengthen the resiliency of our business, innovate for the future and embed sustainability in all we do.

STRENGTHEN RESILIENCY

Strengthening our business for today, while building durability for the future

We operate with an understanding of the potential environmental impacts of our business. This understanding informs our commitment to lower the carbon intensity of our operations and the products we manufacture, improve the energy efficiency of our operations and advance practices that conserve natural resources.

INNOVATE FOR THE FUTURE

Investing in the energy evolution to lower carbon intensity and capture value

We strive to be a market leader in the production and delivery of renewable fuels, seek ways to expand the use of renewable energy in our operations and deploy emerging technologies that reduce environmental impact while enhancing business performance.

EMBED SUSTAINABILITY

Embracing sustainability in decision-making, in how we engage our people and in how we create value with stakeholders
We are committed to protecting the health and safety of our employees and the public, responsibly managing our social impacts, promoting diversity, equity and inclusion, and maintaining accountable and transparent governance.

Since 2011, we have published an annual Sustainability Report highlighting the commitment to our values, our communities and environmental stewardship. Our most recent Sustainability Report, published July 2023, is:

✓	Informed by the oil and gas industry metrics from the Sustainability Accounting Standards Board (SASB) standards.

✓	Prepared with reference to the Global Reporting Initiative (GRI) Sector Standard for Oil and Gas.

✓	Consistent with International Petroleum Industry Environmental Conservation Association (Ipieca) Sustainability Reporting Guidance for the Oil and Gas Industry (2020) and includes core reporting elements for each presented indicator.
Ä
Find the Sustainability Report at www.marathonpetroleum.com/Sustainability/.

Living Our Core Values

Our core values guide the way we treat each other and all our stakeholders. We believe how we do our work is just as important as what we do. Under the Board’s guidance and supervision, we pursue the highest standards of corporate responsibility by embedding these core values into our sustainability policies, practices and programs.

Safety & Environmental Stewardship	Integrity	Respect	Inclusion	Collaboration

Protect our people and the world we all share Aim for an incident-free, injury-free workplace Demonstrate our unwavering commitment to safe and environmentally responsible operations every day
Set high expectations for ourselves and build trust in each other, with business partners, shareholders and the communities where we work and live
Say what we’re going to do — and then do it
Behave ethically in all we do
Treat everyone professionally, with courtesy, honesty and trust Consider how other people’s ideas can improve what we do and encourage everyone to openly share their perspectives, ideas and concerns
Value diversity in culture, background, perspective and experiences
Strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their full potential for personal and business success

Actively partner with our stakeholders to find and create shared value, making a positive difference together
Foster constructive, solution-oriented dialogues
Genuinely listen to one another and seek out perspectives different from our own

2024 Proxy Statement	29

SUSTAINABILITY AT MPC

Engaging with Our Stakeholders

Our approach to stakeholder engagement is guided by our commitment to creating shared value with our many stakeholders, including employees, shareholders, business partners, customers, the communities where we live and work and governments. Our policy on Stakeholder Engagement, available on our website, affirms our commitment to sustainability as the fundamental process of shared-value creation. We work to understand our stakeholders’ goals, perspectives and concerns and incorporate their feedback into our business strategies. Our engagement programs promote regular communications with our local stakeholders, assess outcomes and provide opportunities for stakeholders to share their concerns. As our business and stakeholder interests evolve, we continue to adapt and expand our approach to engagement to meet the changing needs of our Company and our stakeholders.

Lowering Our Carbon Footprint and Conserving Natural Resources

We are committed to reducing the carbon footprint of our operations and the products we manufacture, improving the energy efficiency of our operations, and working with others to improve energy efficiency within the manufacturing, consumer and transportation sectors. In March 2020, we were the first independent U.S. refiner to establish a companywide GHG emissions intensity reduction target linked to our executive and employee compensation programs. In February 2022, we established an absolute target to reduce Scope 3–Category 11 GHG emissions. We have also set goals to reduce methane emissions intensity and freshwater withdrawal intensity.

Scope 1 and 2 GHG Emissions Intensity		Absolute Scope 3–Category 11 GHG Emissions		Methane Emissions Intensity		Freshwater Withdrawal Intensity

●	2030 Goal	●	2030 Goal	●	2025 Goal	●	2030 Goal
●	Progress (through December 31, 2023)*	●	Progress (through December 31, 2023)*	●	2030 Goal	●	Progress (through December 31, 2022)
				●	Progress (through December 31, 2023)*
* 2023 estimated values are preliminary and subject to change. See our most recent Climate Report on our website for additional information on how we calculate GHG intensity.

We have outlined a number of tangible programmatic initiatives to support achievement of these targets in our 2023 Perspectives on Climate-Related Scenarios report, which:

✓
Is modeled on the disclosures recommended by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD), with continued enhancement each year based upon those recommendations.

✓	Provides a detailed look at climate-related risk management oversight, scenario analyses, asset optimization and portfolio management.

✓	Concludes MPC is well positioned to remain successful into the future.

Ä	Find the Climate Report at www.marathonpetroleum.com/Sustainability/.

30	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Investing in Our Employees

We strive to create a safe work environment that fosters collaboration and embraces diversity, equity and inclusion. We value differences and encourage employees to bring their full and authentic selves to work. We demonstrate our commitment to attract, develop and retain talent in our organization in many ways – by empowering our people, prioritizing accountability, promoting a culture of safety, providing extensive professional development opportunities, recognizing and rewarding accomplishments, and offering benefits that support the well-being of our employees and their families.

PROMOTING A CULTURE OF SAFETY

Our number-one priority is the safety of our employees, contractors, business partners, customers and communities. To continually reinforce a strong safety culture and performance, we use a combination of proven management systems, best practice-based operational standards, and documented work processes and programs. All employees and contractors are empowered to create and maintain a safe and healthy workplace and are held to the same high standards and expectations.

EMBRACING DIVERSITY, EQUITY AND INCLUSION

We believe that creating a diverse, equitable and inclusive workplace increases success for individuals, teams and our Company. We strive to create a collaborative and supportive environment where all contributions are valued, and we build on each other’s strengths and talents. This enables us to unlock the full potential of our teams – embracing the power of our differences while demonstrating each day that we are better together. We aspire for each employee’s unique background and experiences to be recognized and their perspectives valued.

FOSTERING EMPLOYEE ENGAGEMENT

Understanding our employees’ experiences and perspectives provides insights that strengthen and better position us for the future. We have implemented a contemporary process for gathering and evaluating employee feedback using a variety of tools that enable frequent engagement. These include conducting targeted “pulse” surveys throughout the year and holding focus groups to better understand the input collected through surveys. These findings are used to inform our strategy and create positive experiences for our people.

DEVELOPING EMPLOYEES AND LEADERS

Investing in our workforce is one of the best investments we can make as a company. We equip our employees at every level with trainings that provide the knowledge and skills necessary to perform their daily job functions safely and successfully. Simultaneously, we support our employees with a wide range of development opportunities and tools to help them advance and grow their careers within MPC.

OFFERING COMPETITIVE PAY AND BENEFITS

Compensation and benefits serve to attract, acknowledge and encourage quality performance and meaningful contributions from our employees. To confirm we are offering competitive pay and benefits packages, we annually benchmark compensation among our peers. We offer comprehensive benefits, including: medical, dental, vision and wellness sessions; retirement programs (pension and 401(k) plans); education reimbursement; giving and volunteerism program with company match; paid parental leave for all parents; flexible work arrangements; family leave; relocation assistance; an employee assistance program; competitive bonus programs; paid vacation time; and adoption assistance.

SUPPORTING EMPLOYEE GIVING AND VOLUNTEERISM

Our employees are dedicated to helping communities, and we support them through our MPC Giving and Volunteer Programs. To back their investments of time and money, we provide a robust matching gifts program and reward those who volunteer in the communities where we live and work. Under our Employee Open Giving Program, we match 100% of employee donations, dollar for dollar, to qualified 501(c)(3) organizations, up to $10,000 per calendar year. Our Matching Gifts for Higher Education Program provides a company match of up to $10,000 for qualified gifts to two- and four-year accredited colleges and universities. And our Volunteer Incentive Program allows employees to earn a $500 award for the charity of their choice by volunteering 24 hours or more with a qualified nonprofit.

2024 Proxy Statement	31

SUSTAINABILITY AT MPC

Respecting Human Rights

Respecting human rights is fundamental to our core values of Integrity, Respect and Inclusion. Our Policy on Human Rights, Including the Rights of Indigenous People, available on our website, represents our commitment to respect the human, cultural and legal rights of all individuals and communities. We promote the goals and principles set out in the United Nations Universal Declaration of Human Rights and the Voluntary Principles on Security and Human Rights. Our commitment extends to the fair treatment and meaningful involvement of all people, including Indigenous people, regardless of race, color, gender, gender identity, national origin, religion, sexual orientation or income level. We also work within our sphere of influence and business operations to reduce the risk of potential violations by identifying and monitoring risks, reporting concerns and remediating violations that relate to identified impacts and risks.

Advancing Supply Chain Sustainability

Strong partnerships with our suppliers are critical to operating in a safe and reliable manner. We strive to partner with suppliers that are dedicated to high safety, ethical and quality standards; committed to sustainability; offer innovative, value-added capabilities; and value diversity, superior technology, cost and service advantages.

How we conduct ourselves is just as important as the results we achieve. This expectation applies not just to our employees, but also to our valued partners who play a role in the safe, responsible and reliable operation of our business. Our Supplier Code of Conduct details our expectations of our suppliers’ standards and work practices. Potential suppliers must acknowledge and accept our Supplier Code of Conduct as a precondition to participating in our standard bidding process. We provide an Integrity Helpline and encourage suppliers to anonymously report suspected unethical or illegal acts. Additionally, we communicate with suppliers annually, reiterating their responsibilities and accountabilities to conduct their business in accordance with our Code of Business Conduct and Supplier Code of Conduct.

The Supplier Code of Conduct emphasizes our expectations in the areas of:
•Environment, health, safety and security •Compliance assurance •Conflict minerals •Conflicts of interest •Diversity •Human rights •Legal and ethical compliance •Reporting unethical or illegal acts

Working Toward a Just and Responsible Transition

Our report on Creating Shared Value Through a Just and Responsible Transition, available on our website, frames our ongoing commitments and actions, particularly our engagement and collaboration with our employees and communities, to address the potential social impacts of our business as the energy transition progresses. It was the first such report to be published by a company in the oil and gas sector and one of the few to be published across any sector. We additionally published a case study, “Working Toward a Just and Responsible Transition,” in our Sustainability Report. We are positioning MPC for the future by building upon our long-standing commitments and practices, through engaging with stakeholders, investing in our people and investing in community workforce development.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The “Sustainability” tab of our website offers a more comprehensive look at our corporate responsibility and sustainability programs. The policies, practices and procedures that underpin these efforts, as well as key disclosures showing our progress, can be found under “Reports and Policies” and “Stakeholder Engagement,” including:

➢	Sustainability Report	➢	EEO-1 Report
➢	Perspectives on Climate-Related Scenarios	➢	Policy on Stakeholder Engagement
➢	Performance Data, including GHG emissions	➢	Policy on Human Rights, Including the Rights of Indigenous People
➢	HES&S Beliefs and Policy	➢	Supplier Code of Conduct
➢	Equal Employment Opportunity Policy	➢	Creating Shared Value Through a Just and Responsible Transition

32	Marathon Petroleum Corporation

AUDIT MATTERS

Proposal 2. Ratify the Appointment of Our Independent Auditor for 2024

✓	The Board of Directors recommends you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor. PwC, an independent registered public accounting firm, has served as our independent auditor since 2010. The Audit Committee has appointed PwC as our independent auditor to audit MPC’s books and accounts for the year ending December 31, 2024. As a matter of good corporate governance, the Board has directed that this appointment be submitted to our shareholders for ratification. If our shareholders do not ratify this appointment, our Audit Committee will reconsider whether to retain PwC. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines such change would be in our best interests or in the best interests of our shareholders.

We expect representatives of PwC to be present at our virtual Annual Meeting, with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

Auditor Independence

The Audit Committee has considered whether PwC is independent for purposes of providing external audit services to the Company and has determined that it is. The Audit Committee ensures PwC remains independent through the following practices and policies.

Audit Committee Oversight

The Audit Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent auditor. The Audit Committee’s oversight of the independent auditor includes regular meetings with PwC, with and without management present. The Audit Committee annually reviews and discusses with PwC matters related to its independence, oversees the annual evaluation of PwC to determine whether reappointment is appropriate and is directly involved in selecting new lead audit partners.

Pre-Approval of Audit Services

Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under a de minimis exception. Our CFO annually presents the Audit Committee with a forecasted budget of audit, audit-related, tax and permissible non-audit services, and updates the Committee throughout the year as needed. The Audit Committee may pre-approve any services to be performed by our independent auditor up to 12 months in advance and may pre-approve services by specific categories pursuant to the forecasted budget. For unbudgeted items, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Committee’s Chair; such items are reported to the full Audit Committee at its next scheduled meeting.

In 2023 and 2022, our Audit Committee pre-approved all audit, audit-related, tax and permissible non-audit services pursuant to this policy and did not use the de minimis exception.

Certain Hiring Guidelines

We have established Guidelines for Hiring of Employees or Former Employees of the Independent Auditor that ensure our compliance with applicable law and NYSE listing standards.

2024 Proxy Statement	33

AUDIT MATTERS

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website by selecting “Corporate Governance”:

➢	Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy
➢	Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

Auditor Fees and Services

Aggregate fees for professional services rendered to the Company by PwC for the years ended December 31, 2023 and 2022 were ($ in thousands):

Services	2023 ($)	2022 ($)

Audit	10,904	10,439
Audit-Related	—	360
Tax	—	743
All Other	2	9
Total	10,906	11,551

Audit Fees for the years ended December 31, 2023, and December 31, 2022, were for professional services rendered for the audit of consolidated financial statements and internal controls over financial reporting; the performance of subsidiary, statutory and regulatory audits; the issuance of comfort letters; the provision of consents; and the review of documents filed with the SEC.

Audit-Related Fees for the year ended December 31, 2022, were for professional services and support provided to the purchaser of our Speedway business pursuant to the terms of a transition services agreement, which are reimbursed by the purchaser.

Tax Fees for the year ended December 31, 2022, were for professional services rendered for income tax compliance and consultation services.

All Other Fees for the years ended December 31, 2023, and December 31, 2022, were for an accounting research and disclosure checklist software license. All Other Fees for the year ended December 31, 2022, also included conference registration fees.

MPLX, a consolidated subsidiary of MPC, separately pays its own independent auditor fees, which totaled $6.9 million for the year ended December 31, 2023, and $7.2 million for the year ended December 31, 2022.

Audit Committee Report

The Audit Committee has reviewed and discussed with management MPC’s audited financial statements and report on internal control over financial reporting for 2023. The Audit Committee discussed with the independent auditors, PwC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that MPC’s audited financial statements and the report on internal control over financial reporting be included in MPC’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
AUDIT COMMITTEE

Susan Tomasky, Chair
Jonathan Z. Cohen, Vice Chair
Abdulaziz F. Alkhayyal
Kim K.W. Rucker
Frank M. Semple
J. Michael Stice

34	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Proposal 3. Approve, on an Advisory Basis, our Named Executive Officer Compensation

✓
The Board of Directors recommends you vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and related compensation tables and narratives on pages 37-70 of this Proxy Statement.

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and related compensation tables and narratives on pages 37-70 of this Proxy Statement. The Compensation and Organization Development Committee has established executive compensation programs that reflect both Company and individual performance. The Committee consistently exercises care and discipline in determining executive compensation and has structured our executive compensation programs to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our shareholders and other stakeholders.

Additionally, we think constructive dialogue with our shareholders provides meaningful feedback about specific executive compensation practices and programs, and we encourage shareholders to communicate directly with both Company management and the Compensation and Organization Development Committee about executive compensation. As discussed in “Shareholder Feedback and ‘Say-on-Pay,’” on page 41, the Committee considers feedback received from our shareholders when making compensation decisions, and makes appropriate changes to our compensation programs based on such feedback. Shareholders may contact the Committee Chair to provide input on executive compensation matters at any time by email at: compchair@marathonpetroleum.com.

Shareholders may also provide input on executive compensation matters to management at any time by contacting Kristina Kazarian, Vice President Finance and Investor Relations, by email at: ir@marathonpetroleum.com.

We conduct annual shareholder advisory votes on NEO compensation. Following the vote at the Annual Meeting, and assuming shareholders approve the option recommended by the Board with respect to Proposal 4, we expect that the next shareholder advisory vote on our compensation of our NEOs will take place at our 2025 annual meeting.

Ä
Please read the Compensation Discussion and Analysis on pages 37-51 of this Proxy Statement, which describes in greater detail our compensation guiding principles and programs, as well as the “2023 Summary Compensation Table” and other related compensation tables and narratives on pages 52-70, which provide detailed information on the compensation of our NEOs.

The Board of Directors recommends you approve the following resolution:

“RESOLVED, that the compensation paid to MPC’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is nonbinding, the Compensation and Organization Development Committee values our shareholders’ opinions and will consider the voting results of this proposal when making future decisions about executive compensation.

2024 Proxy Statement	35

EXECUTIVE COMPENSATION

Proposal 4. Recommend, on an Advisory Basis, the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

✓	The Board of Directors recommends you vote to conduct future advisory votes to approve the compensation of our named executive officers every 1 YEAR.

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to recommend, on an advisory basis, whether future shareholder advisory votes to approve our NEO compensation (“say-on-pay”) should occur every one, two or three years. Shareholders are currently presented with this say-on-pay vote every year.

Our Board believes that a say-on-pay vote that occurs every year continues to be the best alternative for our Company and our shareholders. In determining its recommendation, our Board considered:

•The annual say-on-pay vote has worked well because it allows our shareholders to provide the Compensation and Organization Development Committee the most frequent input on our executive compensation.
•The annual say-on-pay vote aligns with the Compensation and Organization Development Committee’s annual executive compensation decision-making process, as described in this Proxy Statement.
•The annual say-on-pay vote is consistent with our robust shareholder engagement program, which solicits feedback from investors and other stakeholders throughout the year on a variety of topics, including executive compensation.

Your Notice, proxy card or voting instruction form provides four choices for voting on Proposal 4: 1 YEAR; 2 YEARS; 3 YEARS; or ABSTAIN. Under our Bylaws, the option, if any, that receives a majority of the votes cast will be the option recommended by our shareholders. Because this proposal has multiple options, if none of the options receives the majority of votes cast, then we will consider our shareholders to have recommended the option receiving the greatest number of votes cast.

Although this vote is nonbinding, the Board values our shareholders’ opinions and will consider the voting results of this proposal when determining the frequency of future shareholder advisory votes on NEO compensation. We expect that the next shareholder advisory vote on the frequency of our say-on-pay vote to take place at our 2030 annual meeting.

Compensation and Organization Development Committee Report

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis for 2023 with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023.
COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Edward G. Galante, Chair
Kim K.W. Rucker, Vice Chair
Abdulaziz F. Alkhayyal
Charles E. Bunch
Frank M. Semple

36	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Executive Summary

In this CD&A, we provide an overview of our compensation guiding principles and objectives and our executive compensation program, and explain how and why the Compensation and Organization Development Committee made its 2023 compensation decisions for our NEOs. We recommend this CD&A be read together with the tables and related disclosures in “Executive Compensation Tables” beginning on page 52.

Our NEOs for 2023 are:

Michael J. Hennigan	Maryann T. Mannen	Timothy J. Aydt	Suzanne Gagle	Gregory S. Floerke
President and CEO*	Executive Vice President and CFO*	Executive Vice President Refining	General Counsel and Senior Vice President Government Affairs*	Executive Vice President and Chief Operating Officer of MPLX LP LLC

* Effective January 1, 2024, Ms. Mannen was elected President of MPC, and Mr. Hennigan ceased serving in that role. Mr. Hennigan continues to serve as our CEO. Effective January 5, 2024, Ms. Gagle retired following more than 30 years of service to MPC.

2023: Another Record Year for MPC

STOCK PRICE REACHED A RECORD HIGH IN 2023

MPC OUTPERFORMED PEERS ON TOTAL SHAREHOLDER RETURN

Three-Year MPC Total Shareholder Return vs. Compensation Reference Group Companies	Three-Year MPC Total Shareholder Return vs. Performance Share Unit Peer Companies

2024 Proxy Statement	37

EXECUTIVE COMPENSATION

FINANCIAL PERFORMANCE

$9.7 billion	net income attributable to MPC	$19.0 billion	adjusted EBITDA*	$14.1 billion	net cash from operations

SHAREHOLDER VALUE

~10%	$1.3 billion	$11.6 billion	$5 billion
increase in our quarterly dividend (from $0.750 to $0.825 per share)	in dividends paid to shareholders in 2023	of capital returned to shareholders through share repurchases in 2023	additional repurchase authorization (announced in October 2023)

RENEWABLES	RECOGNITION

Began production at Martinez renewable fuels facility in first quarter 2023; projected capacity of over 730 million gallons per year of renewable diesel
Produced nearly 149 million gallons of renewable diesel at our Dickinson, ND, renewable diesel facility
2024 capital plan allocates ~40% of MPC’s growth capital to renewables and carbon-reduction projects

Member of Dow Jones Sustainability North America Index for fifth consecutive year
Energy Star® Partner of the Year–Sustained Excellence four years in a row
Five MPC refineries earned EPA Energy Star certifications in 2023. Since refineries first became eligible for Energy Star certification in 2006, MPC has earned more certifications than all other refining companies combined.

OUTSTANDING PERFORMANCE IN 2023 SUPPORTED BY INCENTIVE PLAN DESIGN

BUSINESS PRIORITY	INCENTIVE PLAN ALIGNMENT	RESULTS

Create shareholder value over time	•For 2023, 74% of our CEO’s target pay was in the form of LTI (61% average for the other NEOs) •PSUs, which comprise 60% of the LTI target, reward for performance compared to peers on relative TSR	➢ MPC stock price reached an all-time high in 2023 ➢ Achieved three-year PSU TSR of 277%, which was at the 92nd percentile of our PSU peer group

Strengthen the competitive position of our assets	•Adjusted EBITDA per barrel metric, which comprises 30% of our ACB program, compares our performance to a peer group of other integrated and downstream companies	➢ Outperformed all other companies in the peer group on this metric

Improve commercial performance	•Adjusted EBITDA metric comprises 20% of the ACB program •Distributable cash flow at MPLX per unit metric comprises 20% of the ACB program	➢ MPC achieved net income of $9.7 billion and adjusted EBITDA* of $19.0 billion ➢ MPLX achieved net income of $3.9 billion and distributable cash flow* of $5.3 billion

Lead in sustainable energy	•ACB program includes quantitative goals tied to GHG emissions and environmental incident reduction	➢ Ninth consecutive year of lowering GHG emissions intensity (cumulative 27% reduction since 2014)

*Non-GAAP Financial Measures

MPC’s “adjusted EBITDA,” and MPLX’s “distributable cash flow” are not measures of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See Appendix I for the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

38	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Executive Pay Program Structured to Drive Performance

Strong Alignment with Shareholders
Our compensation program is designed to reflect a strong alignment between our NEOs’ interests and our shareholders’ interests, which the Compensation and Organization Development Committee believes is a key component of a successful executive compensation program. We achieve this alignment by:

✓	Structuring a significant portion of our executives’ target pay in the form of long-term, equity-based compensation (74% for the CEO in 2023; 61% average for the other NEOs).

✓	Tying our MPC performance-based long-term incentive awards to a three-year relative TSR measure.

✓	Maintaining significant stock ownership requirements to ensure our executives hold a meaningful amount of our stock (see page 49 for more information on these guidelines).

Strong Emphasis on Pay for Performance
The Compensation and Organization Development Committee believes a strong emphasis on pay for performance drives financial results and value creation for our shareholders. The Committee ties pay to performance by:

✓
Structuring a significant portion of our executives’ target pay as variable and at-risk, meaning there is no guarantee that the target value will be realized. For 2023, 90% of our CEO’s target pay was variable and at-risk (79% average for the other NEOs).

✓	Designing our short- and long-term incentive plans to reward the execution of our business strategy and to support the creation of shareholder value over time.

✓	Evaluating our performance against rigorous, pre-established financial and ESG performance measures.

Robust Process for Selecting Metrics and Establishing Goals
Our executive compensation program is designed to reward achievement of specific Company performance goals. Performance measures are aligned with our business strategy and culture, including goals relating to both financial and ESG performance. The Compensation and Organization Development Committee annually undertakes a robust process in selecting incentive plan metrics and establishing rigorous performance goals:

PRIOR YEAR Q3	➢	Review guiding principles for executive compensation programs

	➢	Update on key executive compensation trends, including peer incentive plan design, provided by independent compensation consultant
ò

	➢	Preview incentive plan structure for next fiscal year and review for alignment with executive compensation guiding principles, shareholder expectations and business strategy
PRIOR YEAR Q4

	➢	Review performance level methodology for metrics, including: external benchmarking to understand the peer approach to setting performance goals for similar metrics; evaluation of MPC’s historical performance under each metric; and review of MPC’s business plan
ò

	➢	Approve incentive plan metrics for the fiscal year

CURRENT YEAR Q1	➢	Establish threshold, target and maximum performance levels based on MPC's performance methodology

	➢	Set performance levels, with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve

The Compensation and Organization Development Committee certifies achievement of the performance measures under our ACB program and our PSUs, which comprise a significant portion (60%) of our NEOs’ LTI award targets, and annually evaluates our NEOs’ performance in achieving our performance measures and executing on our other business and strategic objectives.

2024 Proxy Statement	39

EXECUTIVE COMPENSATION

Decision-Making Process and Key Inputs

Our Compensation and Organization Development Committee is responsible for establishing and overseeing our executive compensation program and policies, consistent with our overall compensation guiding principles. The Committee considers a variety of factors in designing our program and making compensation decisions:

Executive Compensation Guiding Principles	Independent Compensation Consultant Input	Compensation Reference Group and Other Market Data	Shareholder Feedback	CEO Input and Performance Appraisals
ò	ò	ò	ò	ò
Compensation and Organization Development Committee Review and Decisions

Executive Compensation Guiding Principles

We believe our executive compensation program plays a critical role in maximizing long-term value for our shareholders, employees and other stakeholders. Our executive compensation guiding principles are embodied in our executive compensation program and policies, which are designed to:

❖	Attract, retain, motivate and reward the highest-quality executive team by providing market-competitive compensation.

❖	Be simple and transparent so they can be clearly communicated both internally and externally.

❖	Create direct alignment between executive pay and the creation of shareholder value.

❖	Reward for execution of our business strategy and desired culture.

❖	Differentiate pay on the basis of performance, experience and skill set.

Our Compensation and Organization Development Committee periodically reviews our executive compensation guiding principles to help ensure they achieve these objectives, making adjustments as necessary to reflect compensation reference group and industry practices, as well as shareholder feedback.

Independent Compensation Consultant

To promote objectivity in reviewing and analyzing market data and trends, the Compensation and Organization Development Committee has engaged an independent compensation consultant. The consultant reports directly to the Committee, attends Committee meetings and advises the Committee on:

✓	Designing and implementing our compensation program and policies to accomplish our objectives.

✓	Comparative data on the executive compensation programs and policies of companies in our compensation reference group, executive compensation surveys and general market trends.

✓	How our compensation program and policies align with regulatory requirements and governance standards.

See “Compensation Governance—Compensation Consultant Independence” on page 51 for additional information about the compensation consultant’s independence and related matters.

Compensation Reference Group and Other Market Data

As one of several factors in setting pay, the Compensation and Organization Development Committee considers market data sourced from a combination of a selected compensation reference group and certain comprehensive executive compensation surveys developed by leading compensation consultant firms.

Our compensation reference group for 2023 compensation decisions (the “2023 Compensation Reference Group”), developed in April 2022 by the Compensation and Organization Development Committee in consultation with its independent compensation consultant, consists of 20 comparable entities (based on revenue, EBIDTA margins, assets, market capitalization and number of employees) that are logistically and technically complex, mature stage businesses, in a variety of industry groups, including oil and gas, chemical, aerospace, agricultural and industrial. In developing the 2023 Compensation Reference Group, the Committee reviewed the 2022 compensation reference group and determined no changes were necessary.

40	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2023 COMPENSATION REFERENCE GROUP SELECTION CRITERIA		MPC POSITIONING RELATIVE TO GROUP
(at time of group selection)
¡	Revenue between 0.2x to 2.0x of MPC’s, with at least 67% from U.S. operations
		Revenue		±	100th Percentile

¡	EBITDA margins less than 20%	EBITDA		±	65th Percentile

¡	Assets between 0.33x to 3.0x MPC’s	Assets		±	92nd Percentile

¡	Market capitalization between 0.33x to 3.0x MPC’s	Market Cap		±	53rd Percentile

¡	Number of employees between 0.25x to 4.0x MPC’s	# Employees	±		23rd Percentile
			50th	Avg:	67th Percentile

2023 COMPENSATION REFERENCE GROUP

3M Company	ConocoPhillips	General Dynamics Corporation	Phillips 66
Archer-Daniels-Midland Company	Cummins Inc.	Halliburton Company*	PPG Industries, Inc.
Baker Hughes Company*	Dow Inc.	Honeywell International Inc.	Schlumberger Limited*
Bunge Limited	DuPont de Nemours, Inc.	L3Harris Technologies, Inc.*	Textron Inc.*
Caterpillar Inc.	EOG Resources, Inc.	LyondellBasell Industries N.V.	Valero Energy Corporation

EXECUTIVE COMPENSATION SURVEYS

FW Cook Executive Compensation Survey	WTW General Industry Executive Compensation Survey	Equilar Top 25 Survey

The Compensation and Organization Development Committee believes the combination of market data from the 2023 Compensation Reference Group and the executive compensation surveys is appropriate to understand the market value of our NEOs and assess comparative pay practices. This market data was considered when making compensation decisions for our NEOs during the annual compensation review process in early 2023. The Committee generally targets total direct compensation, rather than each individual element of compensation, for our NEOs at the market median, with adjustments made to account for each executive’s tenure and experience in his or her role. Total target direct compensation for 2023 generally fell at the market median for Messrs. Aydt and Floerke, at 12% above the market median for Mses. Mannen and Gagle, and at 17% above the market median for Mr. Hennigan.

Shareholder Feedback and “Say-on-Pay”

We regularly engage with our shareholders to solicit their feedback on a variety of important topics, including our executive compensation program. In addition, our shareholders have the opportunity each year to cast an advisory “say-on-pay” vote on our NEOs’ compensation. The Compensation and Organization Development Committee considers feedback received from our shareholders, both from our engagement efforts and from our annual say-on-pay vote, when making compensation decisions, and adjusts our executive compensation program as appropriate. As a recent example of this responsiveness, following consideration of the 45% level of support for a shareholder proposal at our 2023 annual meeting, the Board approved the addition of a reputational harm provision to our clawback policy. See “Clawback Policy” beginning on page 49 for more information on this new provision.

At our 2023 annual meeting, shareholders approved our say-on-pay proposal with approximately 92% of the vote. The Compensation and Organization Development Committee believes this level of shareholder support generally affirms the design and objectives of our executive compensation program and consequently made no material changes to the program for 2023. The Committee will continue to consider input from shareholders, including through advisory votes on executive compensation, in making compensation decisions and reviewing executive compensation programs and policies. Our shareholders have the opportunity to cast an advisory say-on-pay vote on our NEOs’ compensation, as well as an advisory vote on the frequency of future advisory say-on-pay votes, at the upcoming Annual Meeting. See Proposals 3 and 4 on pages 35 and 36 of this Proxy Statement for more information on these advisory votes.

* At its annual review of the Compensation Reference Group in April 2023, the Compensation and Organization Development Committee removed these companies from the 2024 Compensation Reference Group, and added the following companies: Cencora, Inc.; FedEx Corporation; Ford Motor Company; General Motors Company; Lockheed Martin Corporation; McKesson Corporation; RTX Corporation; United Parcel Service, Inc. This new reference group better reflects MPC’s current size and was used for reviewing executive pay levels and practices in early 2024.

2024 Proxy Statement	41

EXECUTIVE COMPENSATION

Compensation Decisions

In addition to information and insight provided by the independent compensation consultant and feedback received from our shareholders, the Compensation and Organization Development Committee seeks input from the CEO on compensation decisions and performance appraisals for all officers in designated positions other than himself. The Committee then makes all final compensation decisions for our CEO and officers in designated positions in furtherance of our executive compensation guiding principles.

Executive Compensation Program for 2023

Our executive compensation program for 2023 primarily consisted of the following key elements, with each element designed to be market-competitive and to meet the objectives of our guiding principles.

FIXED COMPENSATION	VARIABLE, PERFORMANCE-BASED COMPENSATION
Base Salary	ACB Program	LTI Awards	Ê
❖ Provides a minimum base level of compensation to attract and retain key employees
❖ Based on compensation reference group and other market data, individual skills and performance, and organizational succession needs
❖ Reviewed at least annually and revised as appropriate

❖ Motivates achievement of our business strategy and desired culture, balancing short-term and long-term interests of MPC and its employees, shareholders and stakeholders
❖ Determined based on Company performance measured against rigorous, pre-established metrics, which are designed to support the creation of shareholder value over time
❖ Reviewed at least annually and revised as appropriate

❖ Promote achievement of our business strategy and desired culture by linking compensation directly to long-term Company and stock performance
❖ Metrics tied to shareholder value creation and financial performance strengthen alignment between our NEOs’ interests and our shareholders’ interests
❖ Aid in retention
❖ Reviewed at least annually and revised as appropriate

60% MPC PSUs
Value depends on MPC stock performance at vesting and relative PSU TSR achievement over 36 months

20% MPC RSUs
Value depends on MPC stock performance at vesting

20% MPLX Phantom Units
Value depends on MPLX common unit performance at vesting

For our NEOs to earn and sustain competitive compensation, we must meet our strategic objectives, perform well relative to our peers and deliver value to our shareholders and stakeholders.

The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our NEOs to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should be linked to performance and directly aligned with creating long-term value for our shareholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture. The following table shows the target compensation mix approved during the Committee’s annual compensation review process in early 2023.

2023 TARGET COMPENSATION MIX

	Base Salary	Annual Cash Bonus	MPC Performance Share Units	MPC Restricted Stock Units	MPLX Phantom Units
CEO	10%	16%	44%	15%	15%

		60%	Performance-Based	30% Time-Based

		90% At-Risk

OTHER NEOs Average	Base Salary	Annual Cash Bonus	MPC Performance Share Units	MPC Restricted Stock Units	MPLX Phantom Units
	21%	18%	37%	12%	12%

		55%	Performance-Based	24% Time-Based

		79% At-Risk

“Performance-Based” means there is no guarantee that any value at all will be realized if the performance criteria are not met.
“At-Risk” means there is no guarantee that the target value will be realized.

42	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2023 Base Salary

In setting base salary for 2023, the Compensation and Organization Development Committee evaluated 2023 Compensation Reference Group and other market data, each individual’s performance and contributions over the prior year, where applicable, demonstrated performance and skills acquired over the course of each NEO’s career and our succession-planning needs.

Name	Previous Base Salary ($)	Base Salary Effective March 31, 2023 ($)	Increase (%)

Hennigan	1,700,000	1,750,000	2.9
Mannen	950,000	1,000,000	5.3
Aydt	800,000	845,000	5.6
Gagle	730,000	750,000	2.7
Floerke	590,000	620,000	5.1

All NEOs received base salary increases for 2023 in recognition of their continued strong performance and as part of our annual merit program increase to maintain market competitiveness.

2023 Annual Cash Bonus Program

2023 Annual Cash Bonus Program Structure
Our NEOs participated in the 2023 ACB program, which the Compensation and Organization Development Committee approved in November 2022, with a performance period of January 1, 2023 through December 31, 2023. The primary purpose of the 2023 ACB program was to incentivize and reward eligible employees for executing on our Company strategy. Awards under the ACB program for our NEOs were calculated as follows:

ELIGIBLE EARNINGS ($)	Generally refers to the NEO’s year-end base salary rate. In an NEO’s year of hire or separation, eligible earnings are calculated as the sum of base wages paid during the year plus compensation deferred during the year, which has the effect of prorating the award.
×

Expressed as a percentage of each NEO’s eligible earnings. The Compensation and Organization Development Committee approves bonus target opportunities for our NEOs based on analysis of market-competitive data sourced from our compensation reference group and executive compensation surveys, while also taking into consideration each executive’s experience, relative scope of responsibility and potential, other market data and any other information the Committee deems relevant in its discretion.

TARGET BONUS (%)
×

Company performance metrics and levels are established by the Compensation and Organization Development Committee at the beginning of the performance period. Once the performance period has ended, the Committee reviews and assesses Company performance against the performance metrics and levels, as well as any other factors the Committee deems relevant in its discretion.
COMPANY PERFORMANCE (%)
+/-

Awards may be adjusted based upon the Committee’s assessment of each NEO’s organizational and individual performance.
No upward individual performance adjustments may be made for the CEO; upward adjustments for other NEOs are capped at 15%.

INDIVIDUAL PERFORMANCE
=

There is no guaranteed minimum ACB payout. Payout results may be above or below target based on actual Company and individual performance. Payouts are capped at 200% of each NEO’s target award.
FINAL AWARD ($)

2024 Proxy Statement	43

EXECUTIVE COMPENSATION

2023 Company Metrics and Performance
The 2023 ACB program emphasized pre-established financial and ESG performance measures. The following table provides each metric’s target weighting, performance levels and actual performance achieved in 2023:

Performance Metric		Target Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Performance Achieved

80%	FINANCIAL

	Relative Adjusted EBITDA per Barrel	30%	30th Percentile of peers	50th Percentile of peers	100th Percentile of peers	100th Percentile (200% of target)	60.00%

	ACB Adjusted EBITDA (in millions)	20%	$8,939	$11,919	$14,899	$17,768 (200% of target)	40.00%

	Distributable Cash Flow at MPLX per Unit	20%	$4.58	$5.09	$5.60	$5.31 (143.14% of target)	28.63%

	Refining and Corporate Costs (in millions)	10%	$6,836	$6,511	$6,186	$6,142 (200% of target)	20.00%

20%	ENVIRONMENTAL, SOCIAL AND GOVERNANCE

	Greenhouse Gas Intensity	5%	22.9	22.3	21.8	21.8 (200% of target)	10.00%

	Process Safety Events Score	5%	95	76	57	118 (0% of target)	0.00%

	Designated Environmental Incidents	5%	59	47	35	69 (0% of target)	0.00%

	Diversity, Equity & Inclusion	5%	External hires are at least (Women / BIPOC):			18% / 32% (75% of target)	3.75%
			20% / 27%	26% / 30%	30% / 34%

100%	TOTAL TARGET WEIGHTING				TOTAL ACHIEVED:		162.38%

Relative Adjusted EBITDA per Barrel of Total Throughput is derived from ACB Adjusted EBITDA (see below), a non-GAAP performance metric, as compared to applicable reporting segments of a peer group of other integrated and downstream companies: Chevron Corporation; Exxon Mobil Corporation; HF Sinclair Corporation; PBF Energy Inc.; Phillips 66; and Valero Energy Corporation.

ACB Adjusted EBITDA is a non-GAAP performance metric derived from our consolidated financial statements. It is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense, adjusted to exclude the effects of impairments, inventory market valuation adjustments, acquisitions and divestitures and certain other charges and credits. See Appendix I for more information on how this metric was calculated for 2023.

Distributable Cash Flow at MPLX per Unit is a non-GAAP performance metric reflecting cash flow available to be paid to MPLX’s common unitholders, derived from MPLX’s consolidated financial statements. “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Information” included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2023, provides information about this measure and how it is calculated. DCF per unit is determined by dividing DCF, adjusted for certain charges, by the average MPLX unit count during the performance period.

Refining and Corporate Costs are our externally reported refining operating and corporate costs, excluding costs associated with our incentive programs and costs associated with acquisitions and divestitures.

Greenhouse Gas Intensity measures how efficiently we operate our facilities and implement a business plan that promotes a lower carbon-intensive future. GHG intensity is based on Scope 1 and Scope 2 GHG emissions divided by the manufacturing inputs processed at our refineries and natural gas processing and fractionation plants.

Process Safety Events Score measures our ability to identify, understand and control certain process hazards, taking into account Tier 1 and Tier 2 events, with Tier 1 events multiplied by three to recognize their severity, and excluding the performance of any assets acquired during the performance period.

Designated Environmental Incidents measures environmental performance through tracking Tier 3 and Tier 4 incidents, excluding the performance of any assets acquired during the performance period.

Diversity, Equity & Inclusion measures our effectiveness toward reaching our five-year representation goals with respect to women and Black, Indigenous and People of Color (“BIPOC”). External hires exclude interns and conditional employees. These metrics are aspirational in nature and achieving them will at all times be consistent with our Equal Employment Opportunity Policy.

44	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

The performance levels for each metric were established in January 2023 by evaluating factors such as performance achieved in the prior year(s), anticipated challenges for 2023, our business plan and our overall strategy. The Compensation and Organization Development Committee also reviewed disclosed peer methodologies of similar metrics when evaluating the rigor of our performance goals. The performance levels were set with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve. See “Robust Process for Selecting Metrics and Establishing Goals” on page 39 for additional information about how the Committee sets performance levels for the ACB program.

The Compensation and Organization Development Committee has sole discretion under the 2023 ACB program to adjust performance metric levels and/or the final payout percentage to recognize instances where, due to unforeseen circumstances, the performance metrics results are not entirely indicative of overall Company results. The Committee made no such adjustments to the 2023 performance metric levels or final payout percentages.

The Compensation and Organization Development Committee also has discretion under the 2023 ACB program to increase (by no more than 15%) or decrease payouts to certain of our officers, including our NEOs, based upon the Committee’s assessment of each individual’s performance and contributions; provided, that our CEO’s payout cannot be increased pursuant to this discretion. While the Committee determined that our NEOs’ contributions to the successful execution in 2023 of our business objectives and enhancement of shareholder value were significant, it concluded that the high achievement of performance metrics under the 2023 ACB program adequately reflected these contributions and determined to make no individual adjustments.

ACB Payouts for 2023
In February 2024, the Compensation and Organization Development Committee certified the results under our performance metrics for the 2023 ACB program and, taking into consideration MPC’s performance relative to the pre-established metrics and the Committee’s evaluation of each NEO’s contributions to that performance, awarded the following amounts to our NEOs under the 2023 ACB program:

Name	2023 Eligible Earnings ($)	Bonus Target as a % of Eligible Earnings	Target Bonus ($)	Final Award as a % of Target	Final Award ($)

Hennigan	1,750,000	165	2,887,500	162.38	4,688,700
Mannen	1,000,000	110	1,100,000	162.38	1,786,200
Aydt	845,000	100	845,000	162.38	1,372,100
Gagle	750,000	80	600,000	162.38	974,300
Floerke	620,000	70	434,000	162.38	704,700

Mr. Hennigan’s 2023 ACB target percentage opportunity was increased, from 160% to 165% of eligible earnings, to reflect his experience and performance in his role. Mr. Aydt’s 2023 ACB target percentage opportunity was increased, from 90% to 100% of eligible earnings, to bring him closer to the market for his role. Target percentage opportunities for our other NEOs remained unchanged from 2022 ACB target percentages.

2024 Proxy Statement	45

EXECUTIVE COMPENSATION

2023 Long-Term Incentive Compensation Program

Our LTI compensation program is comprised of MPC PSUs, MPC RSUs and MPLX phantom units. This award mix places a substantial portion of our NEOs’ compensation at-risk and promotes achievement of our long-term business objectives by linking our NEOs’ compensation directly to long-term shareholder value creation and financial results.

2023 Annual Awards
The Compensation and Organization Development Committee approved the following LTI mix and annual award amounts for our NEOs during its annual compensation review process in early 2023. To mitigate the effect of share price volatility, the number of awards granted is determined on the basis of the average 30-calendar day closing price prior to the grant date. Thus, these amounts may not match the accounting values shown in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards” table below.

Name	60% MPC PSUs ($)	20% MPC RSUs ($)	20% MPLX Phantom Units ($)	Total 2023 LTI Target ($)

Hennigan	8,040,000	2,680,000	2,680,000	13,400,000
Mannen	2,400,000	800,000	800,000	4,000,000	*
Aydt	1,440,000	480,000	480,000	2,400,000
Gagle	1,440,000	480,000	480,000	2,400,000
Floerke	780,000	260,000	260,000	1,300,000

*	As this table shows LTI target values for 2023, it does not include Ms. Mannen’s additional $500,000 special LTI award discussed below.

The Compensation and Organization Development Committee increased Mr. Hennigan’s 2023 LTI target award opportunity by 9% over his 2022 LTI target award to reflect his experience and performance in his role. Mr. Aydt’s 2023 LTI target award opportunity represents a 71% increase over his 2022 LTI target award in consideration of his promotion to Executive Vice President Refining, effective September 1, 2022, and is consistent with market data for that role. There were no changes in 2023 LTI target award opportunity values from 2022 LTI target award opportunity values for the other NEOs.

In addition to the 2023 LTI target awards shown in the table above, the Compensation and Organization Development Committee awarded Ms. Mannen a $500,000 special LTI award, in the same mix as her 2023 LTI target award, in recognition of her leadership contributions in 2022. This special LTI award is included in the “Stock Awards” column of the “2023 Summary Compensation Table” on page 52, but is not reflected in the table above as the Committee considers it to be separate from her annual LTI target award.

MPC PSUs
The Compensation and Organization Development Committee awards MPC PSUs to align our NEOs’ long-term compensation interests with our shareholders’ long-term investment interests by conditioning payout on our three-year PSU TSR performance relative to the peer group shown in the following table. Each PSU has a target value equal to the MPC common stock 30-day average closing price prior to the grant date. PSUs vest in full at the end of the performance period and are settled in cash. The actual payout value is based on MPC’s PSU TSR performance (which can range from 0% to 200%) multiplied by: (i) for 2021 and 2022 PSUs, MPC’s closing share price on the date the Committee certifies performance, and (ii) for 2023 PSUs, MPC’s average closing share price for the last 30 calendar days of the performance period. To provide greater alignment with shareholders, payout is capped at 100% when MPC’s PSU TSR is negative for the performance period.

PERFORMANCE PERIOD

2021 PSUs	2022 PSUs	2023 PSUs
January 1, 2021 - December 31, 2023	January 1, 2022 - December 31, 2024	January 1, 2023 - December 31, 2025

PEER GROUP

BP p.l.c. Chevron Corporation CVR Energy, Inc. Delek US Holdings, Inc.	Exxon Mobil Corporation HF Sinclair Corporation* PBF Energy Inc. Phillips 66	Valero Energy Corporation Median of Compensation Reference Group S&P 500 Index Alerian MLP Index
*For 2021 and 2022 PSUs, HollyFrontier Corporation. For 2023 PSUs, HF Sinclair Corporation.

46	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

PSU TSR CALCULATION

(Ending Stock Price* - Beginning Stock Price*) + Cumulative Cash Dividends
Beginning Stock Price*

*For 2021 and 2022 PSUs, calculated as the average of each company’s closing stock price for the 20 trading days prior to each applicable date. For 2023 PSUs, calculated as the average of each company’s closing stock price for the 30 calendar days prior to each applicable date.

PSU TSR PERFORMANCE ASSESSMENT

	Below Threshold	Threshold	Target	Maximum
PSU TSR Performance Percentile	Below 30th	30th	50th	100th (Highest)
Payout Percentage (% of Target)*	0%	50%	100%	200%

*Payout for performance between percentiles is determined using linear interpolation.

In January 2024, the Compensation and Organization Development Committee certified the final PSU TSR results for the 2021 PSUs as follows:

2021 PSUs	Actual PSU TSR (%)	Position Relative to Peer Group	PSU TSR Performance Percentile	Payout Percentage (% of Target)

January 1, 2021 - December 31, 2023	277.19	2 of 13	91.67th	183.33

Each NEO’s 2021 PSU target award was multiplied by: (i) the Performance Percentage shown in the table above and (ii) MPC’s closing share price on the date the Committee certified performance, resulting in the following payouts:

Name	MPC 2021 PSU Target Award ($)	MPC 2021 PSU Target Award* (#)	Payout Percentage (%)	Performance-Adjusted PSUs (#)	MPC Closing Share Price on Certification Date ($)	Payout ($)

Hennigan	6,750,000	133,058	183.33	243,936	157.27	38,363,815
Mannen	2,400,000	47,310	183.33	86,734	157.27	13,640,656
Aydt	660,000	13,011	183.33	23,854	157.27	3,751,519
Gagle	1,350,000	26,612	183.33	48,788	157.27	7,672,889
Floerke	660,000	13,011	183.33	23,854	157.27	3,751,519

* Calculated as the target award value divided by the MPC common stock 30-day average closing price ($50.73) prior to the grant date (March 1, 2021).

PSUs granted in 2022 and 2023 to our current NEOs remain outstanding. See the “2023 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2023 Fiscal Year-End” tables on pages 54 and 55, respectively, for additional information about these awards.

MPC RSUs
The Compensation and Organization Development Committee awards MPC RSUs to promote our NEOs’ ownership of our common stock, aid in retention and help our NEOs comply with our stock ownership guidelines. Awards generally vest ratably over three years.

MPLX Phantom Units
Given our NEOs’ responsibility for managing assets and businesses related to MPLX,* the Compensation and Organization Development Committee believes it is appropriate to include MPLX phantom units in our NEOs’ LTI award mix to strengthen alignment between our NEOs’ compensation interests and the investment interests of MPLX’s unitholders, including MPC, and help our NEOs comply with MPLX’s unit ownership guidelines. MPLX phantom unit awards were recommended by the Compensation and Organization Development Committee and granted by an MPLX Board committee composed of the independent directors (the “MPLX Committee”). Awards generally vest ratably over three years.

*
MPLX LP is a diversified, large-cap master limited partnership we formed in 2012 to own and operate midstream energy infrastructure and logistics assets and provide fuels distribution services. We own MPLX’s general partner and approximately 65% (as of December 31, 2023) of MPLX’s outstanding common units. MPLX common units are publicly traded on the NYSE. MPLX awards are granted by an MPLX Board committee and are valued on the basis of the MPLX common unit price, which is different than MPC’s common share price.

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EXECUTIVE COMPENSATION

Other Benefits

In addition to the three key compensation elements described above, our NEOs are generally eligible to participate in our market-competitive health and life insurance plans, long-term and short-term disability programs, and retirement and severance programs. We also provide limited perquisites to our NEOs consistent with market-based trends. None of these additional programs are considered material by the Compensation and Organization Development Committee when making compensation decisions.

Retirement Benefits
Retirement benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by the other companies with which we compete for talent. Benefits under our qualified and nonqualified plans are described in more detail in “Post-Employment Benefits for 2023,” beginning on page 58, and “2023 Nonqualified Deferred Compensation,” beginning on page 61.

Severance Benefits
MPC and MPLX maintain change in control plans designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures. Our change in control benefits are described further in “Potential Payments Upon Termination or Change in Control,” beginning on page 63.

Limited Perquisites Our NEOs receive limited perquisites, which are consistent with those offered by companies in our compensation reference group.

Tax and Financial Planning Services	To offset the expense of obtaining professional tax, estate and financial planning services, we provide each of our officers, including our NEOs, with a $15,000 annual stipend.

Health and Well-Being	Under our enhanced annual physical health program, our senior management, including our NEOs, are eligible for a comprehensive physical (generally in the form of a one-day appointment), with procedures similar to those available to all other employees under our health program.

Use of Corporate Aircraft
The primary use of our corporate aircraft is for business purposes. The Board also has authorized Mr. Hennigan’s personal use of our corporate aircraft in the interest of his safety, security and productivity as our CEO. Certain other executives may be allowed limited personal use of our corporate aircraft, and occasionally, spouses or other guests may accompany our executive officers on corporate aircraft when space is available on business-related flights. All such personal use must be authorized by our CEO. The cost of any such travel that does not meet the Internal Revenue Code standard for business use is imputed as income to the executive officer.

Additionally, we entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which he may elect to use our corporate aircraft for transportation and personal use from time to time on a time sharing basis and pay us for such use pursuant to the terms of the agreement. The agreement was approved by the Corporate Governance and Nominating Committee and is reviewed on an annual basis consistent with our Related Person Transactions Policy described on page 78. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

Safety and Security	Given the significant public profile of Mr. Hennigan as our CEO and the publicity given to our industry, the Board has authorized certain limited security benefits to our CEO, including the maintenance, operation and monitoring of enhanced security systems. These benefits are monitored by the Compensation and Organization Development Committee and are taxable income to Mr. Hennigan.

Reportable values for these benefits and perquisites, based on the incremental costs to us, are included in the “All Other Compensation” column of the “2023 Summary Compensation Table” on page 52.

48	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Governance

Stock Ownership Guidelines

Our stock ownership guidelines align our executive officers’ long-term interests with those of our shareholders. These guidelines require the executive officers in the positions shown below to retain MPC common stock with a value at least equal to a target multiple of their annualized base salary. The targeted multiples vary depending upon the executive’s position and responsibilities.

Position	Multiple of Base Salary

CEO	6x

MPC Executive Vice President (CEO Direct Report)	4x

MPC Senior Vice President (CEO Direct Report); MPLX Executive Vice President (CEO Direct Report)	2.5x

All Other Executives (not reporting to the CEO)	1x

Compliance with these guidelines is reviewed annually by the Compensation and Organization Development Committee. Shares of MPC common stock owned outright, shares held in the MPC Thrift Plan (401(k)) and RSUs are counted when determining whether an executive has met the required ownership level. Executives have five years following the establishment of, or an increase in, their applicable stock ownership guideline to achieve the applicable target multiple. Any executive who does not achieve the stock ownership guideline within this five-year window must hold all equity we grant (other than shares withheld to cover required tax obligations) until the applicable ownership guideline has been achieved. All continuing NEOs either meet these guidelines or are on track to comply within the applicable five-year period.

Prohibition on Hedging and Pledging our Common Stock

Under our policy on trading of securities, none of our directors, officers (including our NEOs) or select employees designated under the policy may purchase or sell any financial instrument, including but not limited to put or call options, the price of which is affected in whole or in part by changes in the price of our securities, unless such financial instrument was issued by us to such director, officer or covered employee. Further, no director, officer or covered employee may participate in any hedging transaction related to our securities. This policy ensures that our directors, officers and covered employees bear the full risk of MPC common stock ownership.

Clawback Policy

Since becoming a public company in 2011, we have included provisions in our ACB and LTI programs providing for recoupment of compensation from our executives in the case of certain forfeiture events (collectively, “MPC’s Existing Clawback Provisions”). Under MPC’s Existing Clawback Provisions, the Compensation and Organization Development Committee may determine that a forfeiture event has occurred if: (a) MPC is required to prepare an accounting restatement as a result of misconduct, and the Compensation and Organization Development Committee determines that a covered officer (i) knowingly engaged in misconduct, (ii) was grossly negligent with respect to misconduct, or (iii) knowingly failed or was grossly negligent in failing to prevent misconduct; or (b) the Compensation and Organization Development Committee determines that a covered officer engaged in fraud, embezzlement or other similar misconduct materially detrimental to MPC.

If the Compensation and Organization Development Committee determines that a forfeiture event has occurred with respect to a covered officer, it may require reimbursement of any portion of such covered officer’s bonus from the ACB program for each performance year during which the misconduct occurred, as well as recoupment of an amount up to the sum of all LTI awards granted to, held by, earned by, or settled with respect to, such covered officer in the period during which the misconduct occurred.

In 2023, the NYSE implemented listing standards requiring listed companies to adopt a clawback policy meeting certain additional requirements. Accordingly, the Board adopted the Marathon Petroleum Corporation Officer Compensation Clawback Policy (the “MPC Officer Compensation Clawback Policy”) that consolidates:

•MPC’s Existing Clawback Provisions under our ACB and LTI programs;

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EXECUTIVE COMPENSATION

•A new provision authorizing the Committee to claw back, at its discretion, compensation from a covered officer who engages in intentional misconduct that causes, or might reasonably be expected to cause, reputational harm that results in a material financial impact to MPC; and

•The new mandatory clawback provisions required by the NYSE listing standards.

The Board determined to add the new provision covering reputational harm in response to the 45% level of support for a shareholder proposal that sought this addition at our 2023 annual meeting.

The provisions in the MPC Officer Compensation Clawback Policy are in addition to any clawback provisions under Section 304 of the Sarbanes-Oxley Act of 2002. The above summary of the MPC Officer Compensation Clawback Policy is qualified in its entirety by reference to the full text of the policy, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

Mandatory Retirement Policy for Officers

Under our mandatory retirement policy, absent a waiver or extension, officers within our affiliated group of companies who are in executive or high policymaking positions are required to retire from service to the company coincident with, or immediately following, the first of the month after such officer reaches age 65. Mr. Hennigan will reach mandatory retirement on August 1, 2024. The Board has sole discretion to grant exceptions to this policy and may, in consultation with our Chief Legal Officer to ensure any such exception is permissible under our benefit plans, extend the service of any covered officer as it deems appropriate.

Compensation Risk Assessment

The Compensation and Organization Development Committee’s independent compensation consultant performs an annual assessment of the risks associated with our compensation programs. In July 2023, the Committee reviewed the most recent assessment, conducted by FW Cook, of our policies and practices for compensating our executive and non-executive employees as they relate to our risk management profile, concluding that our compensation programs do not motivate undue risk and are thus not reasonably likely to have a material adverse effect on MPC.

COMPENSATION PROGRAM RISK-MITIGATING FACTORS

✓	The balance between fixed versus variable compensation, cash versus equity, and short-term versus long-term incentives is appropriate.

✓	Our compensation programs are designed to appropriately mitigate risk:
	¡	Compensation programs are structured, with a market-based maximum earning opportunity.

	¡	Employee wealth creation is determined by sustained, multi-year performance, rather than by a single year.

	¡	Independent directors have discretion in determining payouts under our incentive programs.

✓	Our processes for administering compensation programs are robust and include appropriate levels of review, approval and governance:

	¡	The Compensation and Organization Development Committee, which is composed entirely of independent directors, administers our compensation programs.

	¡	The Compensation and Organization Development Committee has engaged an independent compensation consultant to provide advice regarding market trends on compensation form, design and amount.

✓	We have adopted tools to help mitigate risk, including:
	¡	Executive officers are required to comply with a rigorous stock ownership policy, and compliance is reviewed annually.

	¡	We maintain an insider trading policy, anti-hedging and pledging policies and a clawback policy.

50	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Consultant Independence

The Compensation and Organization Development Committee engaged FW Cook as its independent compensation consultant for 2023. While the Committee oversees the consultant’s activities, the consultant does interact with management to gather information and formalize proposals for presentation to the Committee. During 2023, FW Cook did not provide services to our management or us in excess of $120,000 that were not directly related to executive or director compensation matters.

In determining that the advice it receives from its independent compensation consultant is objective and not influenced by the consultant’s working relationship with MPC or the Compensation and Organization Development Committee, the Committee assessed FW Cook’s independence by considering, among other factors:

•FW Cook’s provision of other services to us;

•The amount of fees we paid FW Cook, as a percentage of FW Cook’s total revenue;

•FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

•Any business or personal relationship of any consulting team member with the members of our Board, the Compensation and Organization Development Committee or our executive officers; and

•Any MPC stock owned by FW Cook or any consulting team member.

The Compensation and Organization Development Committee has considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest and determined that its engagement of FW Cook as its independent compensation consultant for 2023 did not raise any conflicts of interest.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to “covered employees,” including our NEOs. The Compensation and Organization Development Committee has authorized, and expects in the future to authorize, compensation that will not be deductible under Section 162(m) when it believes doing so serves the best interests of the Company. The Committee intends to maintain its commitment to structuring our executive compensation program in a manner that aligns pay with performance.

Compensation Committee Interlocks and Insider Participation

Messrs. Galante (Chair), Alkhayyal, Bunch and Semple and Mses. Rucker and Townes-Whitley served on our Compensation and Organization Development Committee during all or portions of 2023. The Board determined that each member qualified as independent during the period of his or her service. No member of the Committee in 2023 was at any time during 2023 our officer or employee or had any relationship with us requiring disclosure under Item 404 of Exchange Act Regulation S-K. During 2023, none of our executive officers served as a member on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Compensation and Organization Development Committee or Board of Directors.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

2023 Summary Compensation Table

The following table provides information regarding compensation for our 2023 NEOs for the years shown.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael J. Hennigan President and CEO*	2023	1,737,809	16,200,864	4,688,700	741,763	685,356	24,054,492
	2022	1,675,343	13,925,769	4,376,800	595,747	714,873	21,288,532
	2021	1,600,000	14,186,189	4,416,300	450,102	532,615	21,185,206
Maryann T. Mannen Executive Vice President and CFO*	2023	987,808	5,440,600	1,786,200	258,509	210,861	8,683,978
	2022	943,835	4,660,985	1,681,500	226,420	205,670	7,718,410
	2021	865,323	8,472,236	1,620,300	80,304	113,990	11,152,153
Timothy J. Aydt Executive Vice President Refining	2023	834,027	2,901,619	1,372,100	—	162,910	5,270,656
	2022	612,849	1,591,599	1,158,600	37,080	122,213	3,522,341
Suzanne Gagle General Counsel and Senior Vice President Government Affairs*	2023	745,123	2,901,619	974,300	325,976	141,589	5,088,607
	2022	722,603	2,728,389	939,700	47,848	141,793	4,580,333
	2021	700,000	2,837,299	966,100	22,791	137,789	4,663,979
Gregory S. Floerke Executive Vice President and Chief Operating Officer of MPLX LP LLC	2023	612,685	1,571,827	704,700	186,873	109,762	3,185,847
	2022	582,603	1,477,916	664,600	103,263	110,700	2,939,082

* Effective January 1, 2024, Ms. Mannen was elected President of MPC, and Mr. Hennigan ceased serving in that role. Mr. Hennigan continues to serve as our CEO. Effective January 5, 2024, Ms. Gagle retired following more than 30 years of service to MPC.

Salary shows the actual amount earned during the year. See page 43 in the CD&A for additional information on base salaries for 2023.

Stock Awards reflect the aggregate grant date fair value of LTI awarded for the year indicated, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The Compensation and Organization Development Committee awards LTI to our NEOs based on intended target values, which reflect established compensation valuation methodologies that differ in some respects from the FASB ASC Topic 718 methodologies. See “2023 Long-Term Incentive Compensation Program—2023 Annual Awards” beginning on page 46 for additional information about the intended target values for the 2023 LTI awards to our NEOs. For assumptions used to determine the values of these awards as shown in this table, see the "Grant Date Fair Value” note accompanying the “2023 Grants of Plan-Based Awards” table on page 54, Note 26 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and Note 2 to MPLX’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023.

PSUs are included in this column at their target value because target was determined to be the probable outcome for the applicable performance period at the time of grant of each award, consistent with the accounting treatment under GAAP. The maximum grant date value of the PSUs granted in 2023, assuming the highest level of performance achieved, is: Mr. Hennigan, $21,486,749; Ms. Mannen, $7,215,744; Mr. Aydt, $3,848,264; Ms. Gagle, $3,848,264; Mr. Floerke, $2,084,615.

The amount shown in this column for Ms. Mannen in 2023 includes the value of a $500,000 special LTI award, in the same mix as her 2023 LTI target award, awarded by the Compensation and Organization Development Committee in recognition of Ms. Mannen’s leadership contributions in 2022.

52	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Non-Equity Incentive Plan Compensation reflects the total ACB award earned for the year indicated, paid the following year. See “2023 Annual Cash Bonus Program” beginning on page 43 for additional information on payouts under this program for 2023.

Change in Pension Value and Nonqualified Deferred Compensation Earnings reflects the annual change in actuarial present value of accumulated benefits under our Retirement Plan and Excess Benefit Plan. See “Post-Employment Benefits for 2023,” beginning on page 58, for more information about our defined benefit plans and the assumptions used to calculate these amounts. No deferred compensation earnings are reported as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

All Other Compensation aggregates our contributions to defined contribution plans and the limited perquisites we offer to our NEOs, which are described in more detail under “Other Benefits—Limited Perquisites” on page 48.

Name	Personal Use of Corporate Aircraft ($)	Company Physicals ($)	Tax and Financial Planning ($)	Security ($)	Company Contributions to Defined Contribution Plans ($)	Other ($)	Total All Other Compensation ($)

Hennigan	226,951	4,503	15,000	4,893	428,864	5,145	685,356
Mannen	—	4,503	15,000	—	187,310	4,048	210,861
Aydt	—	4,503	15,000	—	139,814	3,593	162,910
Gagle	—	4,503	15,000	—	118,244	3,842	141,589
Floerke	—	4,503	15,000	—	89,620	639	109,762

“Personal Use of Corporate Aircraft” reflects our aggregate incremental cost of personal use of corporate aircraft by our NEOs, their spouses or other guests for 2023. We determine the incremental cost for personal use of our corporate aircraft based on the variable costs to operate the aircraft, including incremental aircraft fleet maintenance, but excluding fixed costs that do not change based on usage, such as pilot compensation and the purchase and lease of aircraft. We believe this method provides a reasonable estimate of our incremental cost. No income tax assistance or gross-ups are provided for personal use of corporate aircraft. See “Other Benefits—Limited Perquisites” on page 48 for additional information regarding personal use of corporate aircraft by our NEOs.

“Company Contributions to Defined Contribution Plans” reflects our contributions under our tax-qualified retirement plans and related nonqualified deferred compensation plans. See “Post-Employment Benefits for 2023,” beginning on page 58, and “2023 Nonqualified Deferred Compensation,” beginning on page 61, for more information.

“Other” reflects our aggregate incremental cost for Company-sponsored activities at off-site Board meetings and the provision of certain digital protection services.

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EXECUTIVE COMPENSATION

2023 Grants of Plan-Based Awards

The following table provides information regarding all MPC and MPLX plan-based awards, including cash-based incentive awards and equity-based awards, granted to our NEOs in 2023.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Hennigan	ACB		—	2,887,500	5,775,000
	RSUs	3/1/2023							21,601	2,790,633
	PSUs	3/1/2023				32,401	64,802	129,604		10,743,375
	MPLX Phantom Units	3/1/2023							77,345	2,666,856	*
Mannen	ACB		—	1,100,000	2,200,000
	RSUs	3/1/2023							7,254	937,144
	PSUs	3/1/2023				10,881	21,762	43,524		3,607,872
	MPLX Phantom Units	3/1/2023							25,974	895,584	*
Aydt	ACB		—	845,000	1,690,000
	RSUs	3/1/2023							3,869	499,836
	PSUs	3/1/2023				5,803	11,606	23,212		1,924,132
	MPLX Phantom Units	3/1/2023							13,853	477,651	*
Gagle	ACB		—	600,000	1,200,000
	RSUs	3/1/2023							3,869	499,836
	PSUs	3/1/2023				5,803	11,606	23,212		1,924,132
	MPLX Phantom Units	3/1/2023							13,853	477,651	*
Floerke	ACB		—	434,000	868,000
	RSUs	3/1/2023							2,096	270,782
	PSUs	3/1/2023				3,144	6,287	12,574		1,042,307
	MPLX Phantom Units	3/1/2023							7,504	258,738	*

*	MPLX phantom units, granted under the 2018 MPLX Incentive Compensation Plan and valued on the basis of MPLX’s common unit price.

Approval Dates. The MPC RSUs and PSUs granted on March 1, 2023, were approved by the Compensation and Organization Development Committee on January 26, 2023. The MPLX phantom units granted on March 1, 2023, were approved by the MPLX Committee on January 26, 2023.

MPC RSUs generally vest in equal installments on the first, second and third anniversaries of the grant date and are settled in MPC common stock. Unvested RSUs accrue dividend equivalents, which are paid on the scheduled vesting dates. Holders of unvested RSUs do not have voting rights.

MPC PSUs generally vest following a 36-month performance period and are settled 100% in cash. Unvested PSUs do not accrue dividends or dividend equivalents and do not have voting rights. The target PSUs shown reflect the target dollar value of each award divided by the MPC common stock 30-day average closing price prior to the grant date. The threshold, which is the minimum possible payout, is achieved when the relative PSU TSR percentile achieved is 30th, resulting in a payout percentage of 50%. Performance below this threshold would result in a payout of 0%. The maximum payout percentage is 200% of target. MPC PSUs are described in further detail beginning on page 46.

MPLX Phantom Units generally vest in equal installments on the first, second and third anniversaries of the grant date and are settled in MPLX common units. Distribution equivalents accrue on the phantom unit awards and are paid on the scheduled vesting dates. Holders of unvested phantom units have no voting rights.

Grant Date Fair Value reflects the total grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. The MPC RSU value is based on the MPC common stock closing price ($129.19) on the grant date (or the prior business day if the grant date did not fall on a business day). The MPC PSU value is $165.7877 per unit, using a Monte Carlo valuation model. The MPLX phantom unit value is based on the MPLX common unit closing price ($34.48) on the grant date (or the prior business day if the grant date did not fall on a business day).

54	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2023.

Name		Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hennigan	MPC	55,164		8,184,131		159,690	47,383,216
	MPLX	151,988	*	5,580,999	*	—	—
Mannen	MPC	45,869		6,805,125		53,521	15,880,751
	MPLX	53,735	*	1,973,149	*	—	—
Aydt	MPC	7,421		1,100,980		22,451	6,661,660
	MPLX	21,703	*	796,934	*	—	—
Gagle	MPC	10,506		1,558,670		30,197	8,960,054
	MPLX	28,622	*	1,051,000	*	—	—
Floerke	MPC	5,546		822,805		16,357	4,853,449
	MPLX	51,682	*	1,897,763	*	—	—

*	MPLX phantom units, granted under the 2018 MPLX Incentive Compensation Plan and valued on the basis of MPLX’s common unit price.

Number of Shares or Units of Stock That Have Not Vested reflect the number of unvested MPC RSUs and MPLX phantom units held on December 31, 2023. MPC RSUs and MPLX phantom units generally vest in equal installments on the first, second and third anniversaries of the grant date.

	MPC RSUs			MPLX Phantom Units
Name	Grant Date	Number of RSUs That Have Not Vested (#)	Vesting Date	Grant Date	Number of Phantom Units That Have Not Vested (#)	Vesting Date

Hennigan	3/1/2021	14,191	3/1/2024	3/1/2021	29,808	3/1/2024
	3/1/2022	20,240	3/1/2024, 3/1/2025	3/1/2022	47,943	3/1/2024, 3/1/2025
	3/1/2023	20,733	3/1/2024, 3/1/2025, 3/1/2026	3/1/2023	74,237	3/1/2024, 3/1/2025, 3/1/2026
		55,164			151,988
Mannen	2/1/2021	26,300	2/1/2024	3/1/2021	11,043	3/1/2024
	3/1/2021	5,257	3/1/2024	3/1/2022	16,718	3/1/2024, 3/1/2025
	3/1/2022	7,058	3/1/2024, 3/1/2025	3/1/2023	25,974	3/1/2024, 3/1/2025, 3/1/2026
	3/1/2023	7,254	3/1/2024, 3/1/2025, 3/1/2026		53,735
		45,869
Aydt	3/1/2021	1,399	3/1/2024	3/1/2021	2,938	3/1/2024
	3/1/2022	2,311	3/1/2024, 3/1/2025	3/1/2022	5,476	3/1/2024, 3/1/2025
	3/1/2023	3,711	3/1/2024, 3/1/2025, 3/1/2026	3/1/2023	13,289	3/1/2024, 3/1/2025, 3/1/2026
		7,421			21,703
Gagle	3/1/2021	2,836	3/1/2024	3/1/2021	5,959	3/1/2024
	3/1/2022	3,961	3/1/2024, 3/1/2025	3/1/2022	9,382	3/1/2024, 3/1/2025
	3/1/2023	3,709	3/1/2024, 3/1/2025, 3/1/2026	3/1/2023	13,281	3/1/2024, 3/1/2025, 3/1/2026
		10,506			28,622
Floerke	3/1/2021	1,387	3/1/2024	12/18/2015	36,476	Upon termination without cause*
	3/1/2022	2,148	3/1/2024, 3/1/2025	3/1/2021	2,914	3/1/2024
	3/1/2023	2,011	3/1/2024, 3/1/2025, 3/1/2026	3/1/2022	5,089	3/1/2024, 3/1/2025
		5,546		3/1/2023	7,203	3/1/2024, 3/1/2025, 3/1/2026
					51,682

*	In the event of Mr. Floerke’s termination of employment for any reason other than for cause, the MPLX phantom units he received as part of his retention award in 2015 will become payable.

Market Value of Shares or Units of Stock That Have Not Vested reflects the aggregate value of all unvested MPC RSUs and MPLX phantom units held on December 31, 2023, using the MPC closing common stock price ($148.36) and the MPLX closing common unit price ($36.72) on December 29, 2023, the last trading day of the year.

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Equity Incentive Plan Awards That Have Not Vested reflects the number of unvested MPC PSUs held on December 31, 2023. PSUs generally vest following a 36-month performance period.

Name	Grant Date	Number of PSUs That Have Not Vested (#)	Performance Cycle	Name	Grant Date	Number of PSUs That Have Not Vested (#)	Performance Cycle

Hennigan	3/1/2022	94,888	1/1/2022 - 12/31/2024	Gagle	3/1/2022	18,591	1/1/2022 - 12/31/2024
	3/1/2023	64,802	1/1/2023 - 12/31/2025		3/1/2023	11,606	1/1/2023 - 12/31/2025
		159,690				30,197
Mannen	3/1/2022	31,759	1/1/2022 - 12/31/2024	Floerke	3/1/2022	10,070	1/1/2022 - 12/31/2024
	3/1/2023	21,762	1/1/2023 - 12/31/2025		3/1/2023	6,287	1/1/2023 - 12/31/2025
		53,521				16,357
Aydt	3/1/2022	10,845	1/1/2022 - 12/31/2024
	3/1/2023	11,606	1/1/2023 - 12/31/2025
		22,451

Market Value of Equity Incentive Plan Awards That Have Not Vested reflects the aggregate value of all unvested MPC PSUs held on December 31, 2023, calculated using the MPC closing stock price ($148.36) on December 29, 2023, the last trading day of the year, and an assumed payout of 200% per unit, which is the next higher performance achievement that exceeds the performance for these awards measured as of December 31, 2023.

Nonforfeitability of Certain Awards. Each NEO (other than Ms. Mannen) is eligible for an Approved Separation, under which their outstanding MPC RSUs, MPC PSUs and MPLX phantom units would become nonforfeitable should they resign under certain conditions, as further discussed below under “Potential Payments Upon Termination or Change in Control—Voluntary Termination—Approved Separation.” Effective January 5, 2024, Ms. Gagle retired pursuant to an Approved Separation.

When certain awards become nonforfeitable, applicable taxes are immediately due. So the participants do not have an out-of-pocket expense for these awards that have not yet distributed, the award is instead reduced to cover the tax obligation. These awards continue to be reflected in the tables above as they remain subject to distribution on their original vesting dates; however, the portions used to pay any associated taxes have been excluded from these tables and are instead included in the “Option Exercises and Stock Vested in 2023” table below.

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Option Exercises and Stock Vested in 2023

The following table provides information regarding MPC stock options exercised by our NEOs in 2023, as well as MPC RSUs and MPLX phantom units vested in 2023.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)		Value Realized on Vesting ($)

Hennigan	MPC	—	—	123,100		15,390,720
	MPLX	—	—	64,220	*	2,224,592	*
Mannen	MPC	—	—	35,086		4,411,992
	MPLX	—	—	19,401	*	670,111	*
Aydt	MPC	4,913	479,165	3,384		432,078
	MPLX	—	—	7,238	*	251,168	*
Gagle	MPC	120,040	9,792,510	7,212		916,446
	MPLX	—	—	14,543	*	503,499	*
Floerke	MPC	8,189	803,103	3,665		465,812
	MPLX	—	—	7,420	*	256,910	*

*	MPLX phantom units, granted under the 2018 MPLX Incentive Compensation Plan and valued on the basis of MPLX’s common unit price.

Option Awards: Value Realized on Exercise reflects the actual pre-tax gain realized by our NEOs upon exercise of stock options, which is the fair market value of the shares at exercise less the per share grant price. We have not granted stock options since 2020.

Stock Awards: Number of Shares/Units Acquired on Vesting includes the following numbers of shares/units used to pay the taxes associated with the vesting of certain awards held by the NEOs as discussed further under “Outstanding Equity Awards at 2023 Fiscal Year-End”: Mr. Hennigan, 868 MPC RSUs, 3,108 MPLX phantom units; Mr. Aydt, 158 MPC RSUs, 564 MPLX phantom units; Ms. Gagle, 160 MPC RSUs, 572 MPLX phantom units; Mr. Floerke, 85 MPC RSUs, 301 MPLX phantom units.

Stock Awards: Value Realized on Vesting reflects the fair market value of the shares/units on the vesting date.

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Post-Employment Benefits for 2023

2023 Pension Benefits
The following table reflects the actuarial present value of accumulated benefits payable to each NEO under the Retirement Plan (defined below) and the defined benefit portion of the Excess Benefit Plan (defined below) as of December 31, 2023. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Hennigan	Retirement Plan	6.58	209,555	—
	Excess Benefit Plan	6.58	2,542,650	—
Mannen	Retirement Plan	3.00	87,351	—
	Excess Benefit Plan	3.00	477,882	—
Aydt	Retirement Plan	38.58	516,697	1,826,682
	Excess Benefit Plan	38.58	1,478,746	—
Gagle	Retirement Plan	30.67	1,279,708	—
	Excess Benefit Plan	30.67	1,238,779	—
Floerke	Retirement Plan	10.42	237,037	—
	Excess Benefit Plan	10.42	685,768	—

Number of Years Credited Service shows the number of years the NEO has participated in each plan. Plan participation service used to calculate each participant’s benefit under the Retirement Plan legacy benefit formula (applicable to Mr. Aydt and Ms. Gagle only) was frozen as of December 31, 2009. Mr. Floerke’s credited service for purposes of the Retirement Plan and Excess Benefit Plan includes 2.42 years of service credited for his employment with a subsidiary of MarkWest Energy Partners, L.P., which we acquired in 2015.

Present Value of Accumulated Benefit for the legacy benefit under the Retirement Plan was calculated assuming an 85% lump sum election rate with a lump sum interest rate between 0.25% and 1.75% (based on anticipated year of retirement) and the RP-2000 mortality table, and a 15% annuity election rate with a discount rate of 4.90% and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021, both calculated assuming retirement at age 62 (or current age, if later). See "Retirement Plan" below for more detail on the legacy benefit formula.

The present value of accumulated benefits for the cash balance benefits under the Retirement Plan was calculated assuming retirement at age 62 (or current age, if later), a discount rate of 4.90%, a cash balance interest credit rating of 3.57% in 2023, 4.56% in 2024 and 4.03% in 2025 and beyond, and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021. See "Retirement Plan" below for more detail on the cash balance benefit formula under each plan.

Retirement Plan
Our employees, including our NEOs, participate in the Marathon Petroleum Retirement Plan (“Retirement Plan”), a tax-qualified defined benefit retirement plan primarily designed to provide participants with income after retirement. The Retirement Plan is sponsored by Marathon Petroleum Company LP (“MPC LP”), our indirect wholly owned subsidiary. Participants in the plan become fully vested upon completing three years of vesting service. Normal retirement age under the plan is 65. The plan has both a “legacy” retirement benefit and a “cash balance” retirement benefit.

Legacy Benefit Prior to 2010, the monthly benefit was determined under the following legacy benefit formula:

Legacy Monthly Benefit = (1.6% x Monthly Final Average Pay x Years of Participation) – (1.33% x Monthly Estimated Primary Social Security Benefit x Years of Participation)

This formula was amended effective January 1, 2010, to cease future accruals of additional participation years, and as applied to eligible NEOs, cease further compensation updates. No more than 37.5 participation years may be

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recognized under the formula. Eligible earnings include, but are not limited to, pay for hours worked, pay for allowed hours, military leave allowance, commissions, bonuses and elective deferrals to the Thrift Plan (defined below). Age continues to be updated under the formula.

Under the legacy retirement benefit, a vested participant who is at least age 62 may retire prior to age 65 and receive an unreduced benefit. Ms. Gagle has a legacy retirement benefit under the plan that remains subject to reduction as she has not yet reached age 62. Available benefits include various annuity options and a lump sum distribution option. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. If an employee retires between the ages of 50 and 62 with sufficient vesting service, the amount of benefit under the legacy benefit formula is reduced as follows:

Age at Retirement	62	61	60	59	58	57	56	55	54	53	52	51	50

Early Retirement Factor	100%	97%	94%	91%	87%	83%	79%	75%	71%	67%	63%	59%	55%

The plan was amended effective August 31, 2022, to allow an active participant who has attained age 59.5 to elect to take an in-service distribution of their legacy retirement benefit on or after December 1, 2022. Mr. Aydt made such an election in 2022 with regard to his legacy retirement benefit, and the distribution was made in 2023, as reflected in the table above. As of December 31, 2023, no other NEO was eligible to elect an in-service distribution.

Cash Balance Benefit Starting in 2010, benefit accruals are determined under the following cash balance formula:

Cash Balance Annual Benefit = (Annual Compensation x Pay Credit Percentage) + (Account Balance x Interest Credit Rate)

Participants receive pay credit percentages based on the sum of their age and cash balance service:

Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More

Pay Credit Percentage	7%	9%	11%

Annual compensation is limited to $330,000 for 2023 and generally includes wages and salary for time worked, with certain exclusions. Under the cash balance retirement benefit, a vested participant may retire at any age prior to 65 and receive an unreduced benefit. Each NEO has a vested cash balance retirement benefit under the plan that is not subject to reduction upon retirement. Under the cash balance formula, plan participants receive pay credits based on age and cash balance service. For 2023, Messrs. Hennigan, Aydt and Floerke and Ms. Gagle received pay credits equal to 11% of compensation, and Ms. Mannen received a pay credit equal to 9% of compensation. There are no early retirement subsidies under the cash balance formula.

Excess Benefit Plan (Defined Benefit Portion)
The Marathon Petroleum Excess Benefit Plan (“Excess Benefit Plan”), sponsored by MPC LP, is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. This plan generally provides benefits that participants would have otherwise received under the tax-qualified Retirement Plan were it not for Internal Revenue Code limitations. For our NEOs, eligible earnings under the plan include the compensation items shown above for the Retirement Plan, but without regard to any Internal Revenue Code limit, as well as any salary and bonus amounts deferred by the NEO under the Executive Deferred Compensation Plan (defined below).

With respect to Mr. Aydt and Ms. Gagle, who have frozen legacy-type benefits under the plan, eligible earnings for the legacy-type portion were determined using each NEO’s highest consecutive 36-month compensation (exclusive of bonuses) and three highest bonuses earned over the 10-year period up to December 31, 2012. Notwithstanding Mr. Aydt’s election to take an in-service distribution of his legacy retirement benefit under the Retirement Plan, as discussed above, he is deemed to continue to have a legacy-type benefit under the Retirement Plan for purposes of the Excess Benefit Plan. None of the other NEOs have a legacy-type benefit under the Excess Benefit Plan.

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Due to the structure of the frozen legacy benefit formula under the Retirement Plan, the age-related benefit conversion factors used to calculate lump sum benefits under the frozen legacy benefit formula result in a year-to-year decrease in the lump sum benefit for participants generally beginning on or after the age of 59. As a result, if participants choose to continue their employment with MPC after they reach age 59, their lump sum benefit may decline year to year.

The Excess Benefit Plan permits the Compensation and Organization Development Committee, on a discretionary basis, to extend a lump sum retirement benefit supplement (“Service Benefit”) to individual officers of MPC who have a frozen legacy-type benefit under the plan to offset the age-related erosion (if any) of the frozen legacy-type benefit from age 62 until such officer’s actual retirement date or date of death. An officer must be vested under the Retirement Plan to qualify for the Service Benefit. Ms. Gagle has a frozen legacy-type benefit under the plan; however, the Committee has not extended eligibility for this benefit to her at this time.

Tax-Qualified Defined Contribution Retirement Plan
The Marathon Petroleum Thrift Plan (“Thrift Plan”), sponsored by MPC LP, is a tax-qualified defined contribution retirement plan. In general, all of our employees, including our NEOs, are immediately eligible to participate in the plan. The purpose of the plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.

The Thrift Plan allows eligible employees, such as our NEOs, to make elective deferral contributions to their plan accounts on a pre-tax, after-tax or “Roth” basis from 1% to a maximum of 75% of their plan-considered gross pay, with such gross pay limited to the applicable Internal Revenue Code annual compensation limit ($330,000 for 2023). Eligible employees who are “highly compensated employees” as determined under the Internal Revenue Code, such as our NEOs, may make after-tax contributions to their plan accounts from only 1% to 6% of their plan-considered gross pay limited to the applicable Internal Revenue Code annual compensation limit ($330,000 for 2023). Employer matching contributions are made on such elective deferrals and after-tax contributions at a rate of 117% up to a maximum of 6% of an employee’s plan-considered gross pay. All employee elective deferrals and after-tax contributions, and all employer matching contributions made, are fully vested.

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2023 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified savings and deferred compensation plans.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Hennigan	Deferred Compensation Plan	—	—	863,983	—	5,346,578
	Executive Deferred Compensation Plan	—	406,004	115,057	—	1,119,016
	MPC 2012 Incentive Compensation Plan	—	—	127,722	785,509	103,666
	MPC 2021 Incentive Compensation Plan	—	—	120,050	28,935	149,101
	MPLX LP 2018 Incentive Compensation Plan	—	—	479,849	333,311	695,075
Mannen	Deferred Compensation Plan	—	—	4,684	—	37,904
	Executive Deferred Compensation Plan	—	164,144	32,519	—	341,260
Aydt	Excess Benefit Plan	—	—	3,597	—	183,734
	Deferred Compensation Plan	—	—	22,012	—	132,439
	Executive Deferred Compensation Plan	—	116,648	22,592	—	239,183
	MPC 2012 Incentive Compensation Plan	—	—	5,351	6,967	10,220
	MPC 2021 Incentive Compensation Plan	—	—	16,969	3,441	20,150
	MPLX LP 2018 Incentive Compensation Plan	—	—	64,361	28,031	86,869
Gagle	Excess Benefit Plan	—	—	5,081	—	113,356
	Deferred Compensation Plan	—	—	23,099	—	412,371
	Executive Deferred Compensation Plan	—	95,078	66,269	—	570,740
	MPC 2012 Incentive Compensation Plan	—	—	10,848	14,128	20,718
	MPC 2021 Incentive Compensation Plan	—	—	22,661	5,638	28,371
	MPLX LP 2018 Incentive Compensation Plan	—	—	90,208	52,912	134,128
Floerke	Deferred Compensation Plan	—	—	98,149	—	515,205
	Executive Deferred Compensation Plan	30,602	66,454	23,044	—	234,269
	MPC 2012 Incentive Compensation Plan	—	—	5,306	6,912	10,133
	MPC 2021 Incentive Compensation Plan	—	—	12,284	3,053	15,385
	MPLX LP 2012 Incentive Compensation Plan	—	—	115,811	—	785,602
	MPLX LP 2018 Incentive Compensation Plan	—	—	47,649	26,673	69,977

Executive Contributions are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2023 Summary Compensation Table.”

Company Contributions are also included in the “All Other Compensation” column of the “2023 Summary Compensation Table.”

Aggregate Earnings for long-term incentive and incentive compensation plans include accrued dividends/dividend equivalents and distribution equivalents on nonforfeitable MPC RSUs and MPLX phantom unit awards.

Aggregate Withdrawals/Distributions represent the payment of dividends/dividend equivalents and distribution equivalents accrued on nonforfeitable awards.

Aggregate Balance at Last Fiscal Year-End. Of the amounts shown in this column, the following amounts have been reported in our Summary Compensation Table for previous years:

	Hennigan	Mannen	Aydt	Gagle	Floerke

Deferred Compensation Plan	2,574,630	39,582	—	119,554	—
Executive Deferred Compensation Plan	670,987	158,558	63,601	513,620	66,917

Excess Benefit Plan (Defined Contribution Portion)
The Excess Benefit Plan is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. Participants receive employer matching contributions equal to the amount they would have otherwise received under the tax-qualified Thrift Plan were it not for Internal Revenue Code limitations.

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Defined contribution accruals in the Excess Benefit Plan are credited with interest equal to that paid in a specified investment option of the Thrift Plan, which was 2.00% for the year ended December 31, 2023. All plan distributions are paid in a lump sum following the participant’s separation from service. In general, our NEOs no longer actively participate in the defined contribution portion of the Excess Benefit Plan, and all subsequent-year nonqualified employer matching contributions for NEOs now accrue under the Executive Deferred Compensation Plan (defined below).

Deferred Compensation Plan
The Marathon Petroleum Deferred Compensation Plan (“Deferred Compensation Plan”), sponsored by MPC LP, is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Effective January 1, 2021, the plan was generally frozen with respect to any further MPC participant salary and bonus deferrals and additional company contribution credited amounts. Prior to the plan’s freeze, participants could defer up to 20% of their salary and bonus each year in a tax-advantaged manner, with irrevocable deferral elections made in December of each year for amounts to be earned in the following year. The plan credited matching contributions on a participant’s deferrals equal to the match under the Thrift Plan (117% as in effect prior to the plan’s freeze) plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the Thrift Plan. Participants are fully vested in all amounts credited on their behalf under the plan. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants generally receive payment of their plan benefits in a lump sum following separation from service.

Executive Deferred Compensation Plan
The Marathon Petroleum Executive Deferred Compensation Plan (“Executive Deferred Compensation Plan”), sponsored by MPC LP, is an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Participants may defer 5% to 20% (in whole percentage increments) of their base salary and annual bonus each year in a tax-advantaged manner. Deferral elections are made each December for amounts to be earned in the following year and are irrevocable. The plan credits matching contributions on a participant’s deferrals equal to the match under the Thrift Plan plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the Thrift Plan. Participants are fully vested in their deferrals and matching contributions. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants may elect to receive payment of their plan benefits in a lump sum or in annual installments over two to five years on or beginning on a specified date while in service or following separation from service.

Section 409A Compliance
All of our nonqualified deferred compensation plans in which our NEOs participate are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code. As a result, distribution of amounts subject to Section 409A may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A. All of our NEOs are “specified employees” for purposes of Section 409A.

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Potential Payments Upon Termination or Change in Control

The following discussion provides information regarding the compensation payable to our NEOs under each hypothetical termination scenario, assuming that the applicable termination event occurred on December 31, 2023, based on the plans and agreements in place on that date. The actual payments to which an NEO would be entitled may only be determined based upon the actual occurrence and circumstances surrounding the termination.

Our NEOs would be entitled under each termination scenario to receive their vested benefits that have accrued under our employee and qualified retirement and nonqualified deferred compensation plans. For more information about our retirement and deferred compensation programs, see “Post-Employment Benefits for 2023” and “2023 Nonqualified Deferred Compensation.”

Voluntary Termination

Resignation
We generally do not enter into employment or severance agreements with our NEOs. An NEO who voluntarily resigns is not entitled to a severance payment in most circumstances, is generally only eligible for a bonus under the ACB program if he or she remained employed through the end of the ACB performance period, and will forfeit LTI awards still subject to forfeiture unless provided otherwise in the applicable award agreement.

Approved Separation
NEOs generally are eligible for an Approved Separation once they reach age 55 and have at least five years of employment with MPC or its subsidiaries. As of December 31, 2023, each of our NEOs (other than Ms. Mannen) was eligible for an Approved Separation. Effective January 5, 2024, Ms. Gagle, who was both eligible for an Approved Separation and retirement-eligible, as described below, retired pursuant to an Approved Separation.

An NEO who resigns pursuant to an Approved Separation is generally only eligible for a bonus under the ACB program if he or she remained employed through the end of the ACB performance period, unless the NEO is also retirement-eligible, in which case he or she is eligible for a bonus in their year of retirement as discussed below.

Under the terms of their respective award agreements, MPC PSUs, MPC RSUs and MPLX phantom units generally become nonforfeitable upon an eligible NEO’s Approved Separation provided he or she has held the awards at least six months and provided notice at least three months (for awards granted in 2023; six months for awards granted in 2021 and 2022) prior to resignation. The Compensation and Organization Development Committee may, in its sole discretion, waive this notice requirement. See the tables and accompanying narrative under “Outstanding Equity Awards at 2023 Fiscal Year-End” for more information about these nonforfeitable awards and their respective vesting dates.

Retirement
Our employees generally are eligible for retirement once they reach age 50 and have at least 10 years of vesting service with MPC or its subsidiaries. As of December 31, 2023, Mr. Aydt and Ms. Gagle were retirement eligible.

Retirement-eligible NEOs are eligible for a bonus under the ACB program in their year of retirement. This bonus is determined and paid in the normal course and prorated based on eligible earnings for the performance period.

LTI awards still subject to forfeiture generally are forfeited upon retirement, except in the case of mandatory retirement at age 65, whereupon they vest in full. Payout for MPC PSUs that vest pursuant to mandatory retirement will occur following the full performance cycle based on its certified results.

Involuntary Termination Without Cause or Voluntary Termination With Good Reason
We generally do not enter into employment or severance agreements with our NEOs. An NEO whose employment is terminated by us without cause, or who terminates employment with good reason, is eligible for (i) the same termination allowance plan available to all other employees, which would pay an amount between eight and 62 weeks of salary based either on service or salary level, as well as (ii) a bonus under our ACB program determined and paid in the normal course and prorated for service up to the termination date. All unvested LTI awards would be forfeited unless provided otherwise in the applicable award agreement.

Involuntary Termination for Cause
An NEO who is involuntarily terminated for cause will not be entitled to a severance payment or a bonus under the ACB program and will forfeit all unvested LTI awards unless provided otherwise in the applicable award agreement.

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Death
In the event of the death of an employee during the ACB performance period, his or her bonus would be determined and paid in the normal course and prorated based on eligible earnings for the performance period. LTI awards immediately vest in full upon death, with MPC PSUs vesting at the target level.

The following table shows compensation payable to our NEOs (or their beneficiaries), assuming death occurred on December 31, 2023.

Name	MPC RSUs/MPLX Phantom Units Vested ($)(1)(2)	MPC PSUs Vested ($)(1)(3)	Life Insurance Payout ($)	Total ($)

Hennigan	—	—	3,000,000	3,000,000
Mannen	8,778,274	7,940,375	1,900,000	18,618,649
Aydt	—	—	1,600,000	1,600,000
Gagle	—	—	1,460,000	1,460,000
Floerke	—	—	1,180,000	1,180,000

(1) LTI amounts in this table reflect the value of equity that would vest on an accelerated basis upon death. Because of their eligibility for an Approved Separation, as discussed above, each NEO (other than Ms. Mannen) holds LTI awards that have become nonforfeitable by their terms. Awards no longer subject to forfeiture are not included in this table. See the tables and accompanying narrative under “Outstanding Equity Awards at 2023 Fiscal Year-End” for more information about these nonforfeitable awards and their respective vesting dates.

(2) Amounts shown are calculated based on the closing prices of our common stock ($148.36) and MPLX common units ($36.72) on December 29, 2023, the last trading day of the year.

(3) MPC PSUs would be paid out based on actual performance for the period from the grant date to the date of death, and target performance for the period from the date of death to the end of the performance cycle. Amounts shown are calculated using the PSUs’ target value ($148.36, the closing price of our common stock on December 29, 2023, the last trading day of the year).

Change in Control
Our NEOs participate in two change in control severance plans: the MPC Amended and Restated Executive Change in Control Severance Benefits Plan (“MPC CIC Plan”) and the MPLX Executive Change in Control Severance Benefits Plan (“MPLX CIC Plan”). These change in control plans were designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures.

The following table shows the benefits for which our NEOs would be eligible upon a change in control of MPC or MPLX and a Qualified Termination (defined below) with the applicable entity.

CHANGE IN CONTROL OF MPC	CHANGE IN CONTROL OF MPLX

Lump sum cash payment of up to three times the sum of the NEO’s current annualized base salary plus three times the highest bonus paid in the three years before the termination or change in control

Life and health insurance benefits for up to 36 months after termination at the lesser of the current cost or the active employee cost	Life and health insurance benefits for up to 36 months after termination at the active employee cost

Three additional years of service credit and age credit for purposes of retiree health and life insurance benefits

Lump sum cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those payable if: (i) the NEO had three additional years of participation service credit; (ii) the NEO’s final average pay were the higher of the NEO’s salary at the time of the change in control event or Qualified Termination plus the NEO’s highest annual bonus from the preceding three years (for purposes of determining early retirement commencement factors, the NEO is credited with three additional years of vesting service and three additional years of age); and (iii) the NEO’s pension had been fully vested

Lump sum cash payment equal to the difference between amounts receivable under our tax-qualified and nonqualified defined contribution type retirement and deferred compensation plans and amounts that would have been received if the NEO’s defined contribution plan account had been fully vested

Accelerated vesting of all outstanding MPC LTI awards	Accelerated vesting of all outstanding MPLX LTI awards

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Benefits under each plan are payable only upon a change in control and a Qualified Termination. A “Qualified Termination” generally occurs when an NEO’s employment with our affiliates and us ends in connection with, or within two years after, a change in control. Exceptions include:

•Separation due to death or disability;
•Termination for cause;
•Termination after age 65; and
•Voluntary termination without good reason ("good reason” includes a material reduction in roles, responsibilities, pay or benefits, or being required to relocate more than 50 miles from one’s current location).

In the event of a change in control and Qualified Termination under both plans, our NEOs would receive benefits under only one plan – whichever provides the greater benefits at that time.

The MPLX CIC Plan also provides that NEOs who do not technically incur a Qualified Termination but separate from service with MPLX as a result of an MPLX change in control (in other words, where the NEO remains employed with MPC but no longer provides services to MPLX) will become fully vested in all outstanding MPLX LTI awards. NEOs who receive an offer for comparable employment from an acquirer or successor entity in an MPLX change in control will not be eligible to receive benefits under the MPLX CIC Plan.

The following table shows compensation payable to our NEOs as a direct result of a change in control of MPC and a Qualified Termination, assuming the Qualified Termination occurred on December 31, 2023.

Name	Severance ($)(1)	Life and Health Insurance Benefits ($)	Additional Legacy Pension Benefits ($)(2)	MPC RSUs/MPLX Phantom Units Vested ($)(3)(4)	MPC PSUs Vested ($)(3)(5)	Total ($)

Hennigan	3,547,280	17,642	—	—	—	3,564,922
Mannen	8,044,500	11,984	—	8,778,274	7,940,375	24,775,133
Aydt	6,010,800	10,634	15,084,343	—	—	21,105,777
Gagle	5,148,300	11,975	10,932,009	—	—	16,092,284
Floerke	3,888,600	8,673	—	—	—	3,897,273

(1) If a Qualified Termination occurs within three years prior to the date the NEO reaches age 65, the NEO’s severance benefit will be limited to a pro rata portion of the benefit. Mr. Hennigan’s benefit shown in this table has been reduced as he is within three years of reaching age 65.

(2) Pension benefits for our NEOs are reflected in the “2023 Pension Benefits” table on page 58. Amounts in this table represent additional pension benefits attributable solely to the legacy benefit formula in the Retirement Plan, further described beginning on page 58. The incremental retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined Healthy Table weighted 75% male and 25% female; a discount rate of 0.25% for NEOs who are retirement eligible (taking into account the additional three years of age and service credit) and 0.00% for NEOs who are not retirement eligible; the current lump-sum interest rate for the relevant plans; and a lump-sum form of benefit. Only Mr. Aydt and Ms. Gagle are eligible for this enhanced benefit under the legacy benefit formula as it is applicable only to individuals who participated in the Retirement Plan prior to 2010. Mr. Aydt’s enhanced benefit reflects the in-service distribution in 2023 of his legacy benefit under the Retirement Plan.

(3) LTI amounts in this table reflect the value of equity that would vest on an accelerated basis as a direct result of a Qualified Termination. Because of their eligibility for an Approved Separation, as discussed above, each NEO (other than Ms. Mannen) holds LTI awards that have become nonforfeitable by their terms. Awards no longer subject to forfeiture are not included in this table. See the tables and accompanying narrative under “Outstanding Equity Awards at 2023 Fiscal Year-End” for more information about these nonforfeitable awards and their respective vesting dates.

(4) Amounts shown are calculated based on the closing prices of our common stock ($148.36) and MPLX common units ($36.72) on December 29, 2023, the last trading day of the year.

(5) MPC PSUs would be paid out based on actual performance for the period from the grant date to the change in control date, and target performance for the period from the change in control date to the end of the performance cycle. Amounts shown are calculated using the MPC PSUs’ target value ($148.36, the closing price of our common stock on December 29, 2023, the last trading day of the year).

2024 Proxy Statement	65

EXECUTIVE COMPENSATION

CEO Pay Ratio

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Mr. Hennigan, to the median of the annual total compensation of all our employees (other than Mr. Hennigan).

We identified our median employee as of October 31, 2021, by analyzing the accumulated actual wages and bonus amounts paid to each employee, other than our CEO, between January 1, 2021, and October 1, 2021. We selected this process to determine our median employee as we believe such accumulated pay reasonably reflects the median employee’s annual total compensation taking into account all of our employees. We included in our analysis 17,779 full-time regular, part-time, casual and international employees as of October 31, 2021. As permitted by SEC rules, we excluded for administrative convenience our employees from the following non-U.S. jurisdictions: Canada (7 employees), Mexico (42 employees) and Singapore (8 employees), which together accounted for approximately 0.32% of our total employee population.

Given that there has been no material change to our employee population or employee compensation programs that we reasonably believe would result in a significant change to our pay ratio disclosure, we have continued to identify the same employee reported for 2021 and 2022 as our median employee for 2023. We calculated our median employee’s total compensation using the same methodology required by the SEC rules for disclosure of compensation to the principal executive officer in the “2023 Summary Compensation Table.”

Pay Ratio Calculation

Mr. Hennigan’s annual total compensation	$24,054,492
Median employee’s annual total compensation	$176,205
Ratio of CEO to median employee annual total compensation	137 to 1

66	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Pay Versus Performance

SEC rules require us to disclose the following information concerning executive compensation and certain financial performance information about the Company for the periods shown. Based on 2023 SEC guidance, some amounts shown in the following tables have been calculated differently than for the corresponding disclosure in our 2023 Proxy Statement.

PAY VERSUS PERFORMANCE TABLE
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	MPC Relative TSR Performance Percentile
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)

2023	24,054,492	49,644,470	5,557,272	10,633,993	284.79	189.79	11,172	100.00th
2022	21,288,532	54,026,557	4,759,899	11,070,030	218.21	153.61	16,050	83.33rd
2021	21,185,206	34,913,307	5,601,203	6,430,233	116.95	90.02	11,001	91.67th
2020	15,534,265	21,219,014	5,628,257	5,101,562	72.64	66.82	(9,977)	90.00th
	10,005,700	10,070,251

Summary Compensation Table Total for Principal Executive Officer (“PEO”) and Compensation Actually Paid to PEO include the following PEOs for each year shown:

•2023, 2022 and 2021: Michael J. Hennigan
•2020: Mr. Hennigan (top row), who was promoted to the CEO role effective March 17, 2020, and Gary R. Heminger (bottom row), who stepped down from the CEO role on that date but continued to serve in his role as Chairman of the Board through April 29, 2020

Average Summary Compensation Table Total for Non-PEO NEOs and Average Compensation Actually Paid to Non-PEO NEOs include the following NEOs for each year shown:

•2023: Maryann T. Mannen, Timothy J. Aydt, Suzanne Gagle and Gregory S. Floerke
•2022: Ms. Mannen, Ms. Gagle, Mr. Aydt, Mr. Floerke and Raymond L. Brooks
•2021: Ms. Mannen, Mr. Brooks, Ms. Gagle, Brian C. Davis, Donald C. Templin and Timothy T. Griffith
•2020: Mr. Templin, Mr. Griffith, Mr. Brooks and Ms. Gagle

Value of Initial Fixed $100 Investment assumes that the value of the investment in our common stock and in the peer group (including reinvestment of dividends) was $100 at market close on December 31, 2019 (the last trading day of 2019), and tracks such investment through market close on the last trading day of each applicable year.

Total Shareholder Return (“MPC TSR”) is calculated for purposes of this column in accordance with Exchange Act Regulation S-K Item 402(v)(2)(iv), which is different than the PSU TSR calculation used for the MPC Relative TSR Performance Percentile shown in the final column of this table.

Peer Group Total Shareholder Return is shown for the S&P 500 Oil & Gas Refining & Marketing Sub-Industry Index, the same peer group used for the Stock Return Performance Graph included in our 2023 Annual Report.

MPC Relative TSR Performance Percentile is based on the metric used for the MPC PSUs, discussed in more detail beginning on page 46. Amounts shown in this table for each year reflect MPC’s one-year PSU TSR relative to the one-year PSU TSR of the peer group used for the MPC PSUs awarded for that year. For example, the amount shown for 2023 reflects MPC’s one-year PSU TSR performance relative to the PSU TSR performance of the peer group used for the 2023 PSUs as shown on page 46.

As shown on page 42 under “2023 Target Compensation Mix,” a significant portion of our NEOs’ total target compensation (for 2023, approximately 44% for the CEO and 37% (average) for the other NEOs) is awarded in the form of MPC PSUs; thus, the Compensation and Organization Development Committee believes the MPC Relative TSR Performance Percentile is the most important financial measure used to link NEO compensation for 2023 to MPC’s performance.

2024 Proxy Statement	67

EXECUTIVE COMPENSATION

Compensation Actually Paid (“CAP”) for 2023 is calculated in accordance with SEC Regulation S-K, Item 402(v)(2)(iii), and includes the aggregate of:

•Salary earned for 2023, as shown in the “Salary” column of the “2023 Summary Compensation Table” (“SCT”) on page 52.

•The total ACB award earned for 2023, paid in 2024, as shown in the “Non-Equity Incentive Plan Compensation” column of the SCT.

•MPC’s aggregate contributions in 2023 to defined contribution plans and the value of 2023 perquisites, as shown in the “All Other Compensation” column of the SCT. This value was earned and received in 2023.

•The actuarial present value of each officer’s benefit under our defined benefit pension plans attributable to services rendered during 2023, determined by our actuary using actuarial assumptions consistent with those used in our financial statements. This value was earned in 2023 but will not be received until a future date.

•For LTI awards made in 2023 that were outstanding as of December 31, 2023, the fair value of these awards as of December 31, 2023. This value was not received in 2023, but is representative of estimated potential value that may be received in the future.

•For LTI awards made prior to 2023 that were outstanding as of December 31, 2023, the year-over-year change in fair value of these awards from December 31, 2022, to December 31, 2023. This value was not received in 2023, but is representative of the change in estimated potential value that may be received in the future.

•For LTI awards made in 2023 that distributed in 2023, the fair value of these awards as of the distribution date. This value was received in 2023.

•For LTI awards made prior to 2023 that distributed in 2023, the change in fair value of these awards from December 31, 2022, to the distribution date. Our officers may have received more or less than this value in 2023, as the amount included here is only reflective of the change in value from December 31, 2022, through the distribution date.

•LTI awards made prior to 2023 that were forfeited in 2023 are subtracted from CAP using the fair value of such awards as of December 31, 2022. This decreases CAP and reflects value that will not be received.

•Dividend equivalents (MPC) and distribution equivalents (MPLX) accrued during 2023 on unvested LTI awards. As these accrued dividends/distribution equivalents are paid when the underlying award distributes, this value was received in 2023 only in respect of the underlying awards that distributed in 2023. The value of the remaining accrued dividend equivalents and distribution equivalents may be received if and when the underlying awards distribute in the future.

CAP for the other years shown is calculated using substantially the same methodology as for 2023. Therefore, CAP for each year shown includes both value that has been received in that year, as well as estimated value that may be received in the future if and when the associated LTI award distributes, or may not be received at all if the associated LTI award is forfeited. Value received for LTI awards in the future may be more or less than the value included in CAP for each year shown depending on the value of MPC common stock and MPLX common units at the time such awards distribute.

In accordance with Regulation S-K, Item 402(v)(2)(iii), the CAP columns reflect the following additions and deductions to the SCT totals for each year shown.

PEO SCT TOTAL TO CAP TOTAL RECONCILIATION
			Deductions from SCT Total		Additions to SCT Total
Year		SCT Total ($)	Grant Date Fair Value of Equity-Based Awards ($)	Change in Pension Value ($)	Pension Service Cost ($)	Change in Value of Equity Awards as Summarized Below ($)	CAP Total ($)
2023		24,054,492	16,200,864	741,763	403,201	42,129,404	49,644,470
2022		21,288,532	13,925,769	595,747	374,531	46,885,010	54,026,557
2021		21,185,206	14,186,189	450,102	292,772	28,071,620	34,913,307
2020	*	15,534,265	10,092,339	440,104	234,235	15,982,957	21,219,014
		10,005,700	6,000,009	—	—	6,064,560	10,070,251

*	Includes Mr. Hennigan (top row) and Mr. Heminger (bottom row).

68	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

NON-PEO NEO (AVERAGE) SCT TOTAL TO CAP TOTAL RECONCILIATION
		Deductions from SCT Total		Additions to SCT Total
Year	SCT Total ($)	Grant Date Fair Value of Equity-Based Awards ($)	Change in Pension Value ($)	Pension Service Cost ($)	Change in Value of Equity Awards as Summarized Below ($)	CAP Total ($)
2023	5,557,272	3,203,916	192,840	104,741	8,368,736	10,633,993
2022	4,759,899	2,807,979	82,922	94,246	9,106,786	11,070,030
2021	5,601,203	4,029,882	100,517	99,299	4,860,130	6,430,233
2020	5,628,257	2,815,663	493,663	164,855	2,617,776	5,101,562

Deductions from SCT Total include the amounts shown in the SCT “Stock Awards” column and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for each year shown.

Additions to SCT Total reflect the value of equity calculated in accordance with SEC methodology for determining CAP for each year shown. The equity components of 2023 CAP are further detailed in the following supplemental tables.

PEO CHANGE IN VALUE OF EQUITY AWARDS
Year		Year-End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year-End Over Year-End Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Vesting Date Fair Value of Vested Equity Awards Granted in the Year ($)	Year-End Over Vesting Date Change in Fair Value of Vested Equity Awards Granted in Prior Years ($)	Fair Value at Prior Year-End of Equity Awards Cancelled in the Year ($)	Value of Dividends or Other Earnings on Equity Awards in the Year ($)	Total Change in Value of Equity Awards as Included Above ($)
2023		20,177,224	9,572,404	245,216	11,406,939	—	727,621	42,129,404
2022		21,916,691	20,268,338	252,069	3,595,977	—	851,935	46,885,010
2021		18,000,443	6,807,296	—	2,324,862	—	939,019	28,071,620
2020	*	16,575,437	148,370	—	(1,527,886)	—	787,036	15,982,957
		8,378,171	1,104,880	263,581	(4,176,225)	—	494,153	6,064,560

*	Includes Mr. Hennigan (top row) and Mr. Heminger (bottom row).

NON-PEO NEO (AVERAGE) CHANGE IN VALUE OF EQUITY AWARDS
Year	Year-End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year-End Over Year-End Change in Fair Value of Unvested Equity Awards Granted in Prior Years ($)	Vesting Date Fair Value of Vested Equity Awards Granted in the Year ($)	Year-End Over Vesting Date Change in Fair Value of Vested Equity Awards Granted in Prior Years ($)	Fair Value at Prior Year-End of Equity Awards Cancelled in the Year ($)	Value of Dividends or Other Earnings on Equity Awards in the Year ($)	Total Change in Value of Equity Awards as Included Above ($)
2023	4,010,183	2,012,595	28,408	2,140,847	—	176,703	8,368,736
2022	4,132,208	3,872,509	284,789	764,776	(109,242)	161,746	9,106,786
2021	3,871,397	561,095	17,579	648,226	(359,524)	121,357	4,860,130
2020	3,026,197	122,027	—	(628,062)	—	97,614	2,617,776

2024 Proxy Statement	69

EXECUTIVE COMPENSATION

MPC TSR vs. PEER GROUP TSR	CAP vs. MPC TSR

CAP vs. MPC NET INCOME	CAP vs. MPC RELATIVE TSR PERFORMANCE PERCENTILE

FINANCIAL PERFORMANCE MEASURES USED TO LINK NEO CAP TO MPC PERFORMANCE

MPC Relative TSR Performance Percentile
Relative Adjusted EBITDA per Barrel
ACB Adjusted EBITDA
Distributable Cash Flow at MPLX per Unit
Refining and Corporate Costs

See the description of our ACB program beginning on page 43 for information on these and additional performance measures the Compensation and Organization Development Committee believes are critical to driving execution of our business strategy and desired culture and creating long-term shareholder value.

70	Marathon Petroleum Corporation

MANAGEMENT PROPOSALS

Proposal 5. Approve an Amendment to the Certificate of Incorporation to Provide for Officer Exculpation

✓	The Board of Directors recommends you vote FOR this proposal to amend our Restated Certificate of Incorporation to provide for officer exculpation, as permitted under Delaware law.

The DGCL permits Delaware corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances, and our Restated Certificate of Incorporation currently includes those limitations. Effective August 1, 2022, the DGCL was amended to permit Delaware corporations to amend their certificates of incorporation, subject to shareholder approval, to limit the personal liability of certain officers for monetary damages associated with breaches of the fiduciary duty of care (but not the fiduciary duty of loyalty) in limited circumstances.

The proposed amendment to our Restated Certificate of Incorporation (the “Officer Exculpation Amendment”) would implement the new DGCL provisions permitting exculpation of officers similar to the exculpation provisions that already exist for directors. The Officer Exculpation Amendment would only permit exculpation of officers for direct claims for breaches of the duty of care, as opposed to derivative claims made by shareholders on behalf of the Company, and, like the director exculpation provision, would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Similar to what is provided for director exculpation, the Officer Exculpation Amendment provides that if the DGCL is further amended to eliminate or limit the personal liability of officers, the liability of officers will be limited to the fullest extent permitted by law, as so amended.

The Board believes the Officer Exculpation Amendment is advisable and in the best interests of the Company and its shareholders because it strikes a balance between shareholders’ interest in officer accountability and shareholders’ interest in our ability to attract and retain quality officers and to reduce litigation and insurance costs associated with lawsuits. In the absence of such exculpation protection, individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL would empower officers to exercise their business judgment in furtherance of shareholder interests without the potential for distraction posed by the risk of personal liability.

In determining that the Officer Exculpation Amendment is in the best interests of the Company and its shareholders, the Board took into account the narrow class and type of claims for which officers would be exculpated and the benefits the Board believes would accrue to the Company and its shareholders, including enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits. The Board recommends that shareholders vote to approve the Officer Exculpation Amendment.

The description in this proposal of the Officer Exculpation Amendment is a summary of the proposed amendment to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Officer Exculpation Amendment, a copy of which is attached to this Proxy Statement as Appendix II.

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares.

If our shareholders approve the proposed Officer Exculpation Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Officer Exculpation Amendment, which will become effective upon filing and effectiveness.

If our shareholders approve the proposed Officer Exculpation Amendment, the Declassification Amendment described in Proposal 6 and the Supermajority Elimination Amendment described in Proposal 7, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Officer Exculpation

2024 Proxy Statement	71

MANAGEMENT PROPOSALS

Amendment, the Declassification Amendment and the Supermajority Elimination Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

Proposal 6. Approve an Amendment to the Certificate of Incorporation to Declassify the Board of Directors

✓
The Board of Directors recommends you vote FOR this proposal to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2027 annual meeting.

Our Restated Certificate of Incorporation provides for three classes of directors, with each class elected for a three-year term. The Board believes it is advisable and in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2027 annual meeting of shareholders (the “Declassification Amendment”). The Board recommends that shareholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix III.

The proposed Declassification Amendment will amend Article Six of our Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2025 annual meeting of shareholders, such that from and after the 2027 annual meeting of shareholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.

Pursuant to the Declassification Amendment, the phaseout of the classified Board commences with the 2025 annual meeting of shareholders, at which the Class II directors will be up for election, and each such director will be elected for a one-year term. At the 2026 annual meeting of shareholders, the Class II and Class III directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2027 annual meeting of shareholders, all classes of directors will be up for election, and each director elected at the 2027 annual meeting of shareholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.

The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2027 annual meeting of shareholders would serve the remainder of the term for the class to which they are elected.

Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, while directors of companies that do not have a classified board may be removed with or without cause. Article Six of our Restated Certificate of Incorporation provides that a director may be removed from office only with cause and upon the approval of holders of 80% of the voting power of the then outstanding shares of stock entitled to vote in the election of directors. The proposed Declassification Amendment will amend such provision to provide that, beginning with the 2027 annual meeting of shareholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendment described in Proposal 7 would, among other things, amend Article Six such that removal of directors would require the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors.

The description in this proposal of the Declassification Amendment is a summary of the proposed amendment to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Declassification Amendment, a copy of which is attached to this Proxy Statement as Appendix III.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares.

72	Marathon Petroleum Corporation

MANAGEMENT PROPOSALS

The Board recommended a similar proposal at our 2021, 2022 and 2023 annual meetings of shareholders. While those proposals received the support of a majority of the votes cast, they did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, which will become effective upon filing and effectiveness. The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. The Board also intends to approve conforming amendments to our Bylaws, contingent upon shareholder approval of the Declassification Amendment.

If our shareholders approve the proposed Declassification Amendment, the Officer Exculpation Amendment described in Proposal 5 and the Supermajority Elimination Amendment described in Proposal 7, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, the Officer Exculpation Amendment and the Supermajority Elimination Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

Proposal 7. Approve an Amendment to the Certificate of Incorporation to Eliminate Supermajority Provisions

✓	The Board of Directors recommends you vote FOR this proposal to eliminate the supermajority provisions in our Restated Certificate of Incorporation.

Our Restated Certificate of Incorporation contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote to amend certain sections of the Restated Certificate of Incorporation, including the sections relating to amendments to the Restated Certificate of Incorporation. The proposed amendment to our Restated Certificate of Incorporation (the “Supermajority Elimination Amendment”) would remove this 80% requirement, and the vote required for future amendments would be the standard required by applicable law.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Restated Certificate of Incorporation and determined that it is in the best interests of the Company and its shareholders to approve the Supermajority Elimination Amendment.

The description in this proposal of the Supermajority Elimination Amendment is a summary of the proposed amendment to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Supermajority Elimination Amendment, a copy of which is attached to this Proxy Statement as Appendix IV.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal. Because brokers may not cast a vote on this proposal without instruction, it is very important that shareholders vote their shares.

The Board recommended a similar proposal at our 2021, 2022 and 2023 annual meetings of shareholders. While those proposals received the support of a majority of the votes cast, they did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Supermajority Elimination Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, which will become effective upon filing and effectiveness.

If our shareholders approve the proposed Supermajority Elimination Amendment, the Officer Exculpation Amendment described in Proposal 5 and the Declassification Amendment described in Proposal 6, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, the Officer Exculpation Amendment and the Declassification Amendment, as set forth in Appendix V to this Proxy Statement, which will become effective upon filing and effectiveness.

2024 Proxy Statement	73

SHAREHOLDER PROPOSAL

We have been notified that one MPC shareholder intends to present a proposal for consideration at the Annual Meeting. The shareholder making this proposal has submitted the proposal and supporting statement set forth below, and we are presenting the proposal and supporting statement as they were submitted to us. While we may take issue with certain of the statements contained in the proposal and supporting statement, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The shareholder proponent has indicated that he holds the requisite number of MPC securities in accordance with Rule 14a-8 requirements. The proponent’s address and stock ownership, as well as the names of any co-filers, will be furnished by MPC’s Chief Legal Officer and Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any such request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposal. Abstentions and broker non-votes will be counted as represented and entitled to vote and will thus have the same effect as votes against the proposal. The shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

Proposal 8. Shareholder Proposal Seeking a Simple Majority Vote

✗	The Board of Directors recommends you vote AGAINST the following proposal.

John Chevedden has notified MPC that he intends to present the following proposal at the Annual Meeting.

Shareholder Proposal and Supporting Statement

Proposal 8 – Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements like those at Marathon Petroleum are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).

This simple majority vote proposal will facilitate the adoption of other improvements in the corporate governance of Marathon Petroleum such as annual election of each director which will in turn improve the performance of Marathon Petroleum directors.

This simple majority vote proposal will help improve Marathon Petroleum shareholder rights. Marathon Petroleum recently scored a dismal 9 in shareholder rights with 10 being the worst possible score. If improved shareholder rights increase the market capitalization of Marathon Petroleum by one-forth of 1% it would result in a $142 million increase in the market capitalization of Marathon Petroleum.

74	Marathon Petroleum Corporation

SHAREHOLDER PROPOSAL

Thus if Marathon Petroleum spends a 6-figure sum to encourage more shareholders to vote in order to obtain the required 80%-approval of all shares outstanding, it would result in an astounding 1,400% return ($142 million) on the investment of the 6-figure sum.

Please vote yes:
Simple Majority Vote – Proposal 8

Board of Directors’ Response to Proposal 8

The Board has carefully considered this proposal and recommends you vote AGAINST it.

The Board agrees with the proponent that eliminating the supermajority provisions in our Restated Certificate of Incorporation would be in shareholders’ best interests. That is why we asked shareholders in 2021, 2022 and 2023 to approve a binding amendment to our Restated Certificate of Incorporation that would eliminate the supermajority provisions. And that is why, at the 2024 Annual Meeting, we are once again asking shareholders to approve a binding amendment to our Restated Certificate of Incorporation that would eliminate the supermajority provisions. See Proposal 7 on page 73 for more information about the Supermajority Elimination Amendment and why the Board recommends that shareholders approve it.

At our 2021, 2022 and 2023 annual meetings, the Board’s proposals to eliminate the supermajority provisions in our Restated Certificate of Incorporation received the support of approximately 99% of the votes cast at the meeting, but approximately 66%, 71% and 71%, respectively, of the outstanding shares of our common stock. Because our Restated Certificate of Incorporation requires the affirmative vote of at least 80% of the outstanding shares of our common stock to approve a proposal to eliminate the supermajority voting requirements, the proposals failed to receive the required vote.

In preparation for the 2023 proxy season, we engaged a new proxy solicitor to assess our shareholder base and help us strategize on various paths to obtain the 80% threshold needed to approve the Board’s supermajority elimination proposal. We took all actions recommended by our proxy solicitor. The proponent asserts that MPC should spend “a 6-figure sum” to encourage more of our shareholders to vote. In fact, MPC spent more than $100,000 in 2023 for additional proxy solicitation, physical mailings with enhanced packaging and color inserts, and email reminders targeting shareholders who had not yet voted to encourage them to vote specifically in favor of the Board’s supermajority elimination proposal. This expense was in addition to the over $1 million MPC annually incurs for printing and mailing proxy materials, voting solicitation and tabulation, virtual meeting hosting and other related expenses in connection with the annual meeting of shareholders.

Given that Proposal 7 already seeks elimination of the supermajority provisions in our Restated Certificate of Incorporation, and that MPC continues to demonstrate its commitment to take the necessary steps to obtain shareholder approval for the Board’s proposal, the Board believes this proposal is unnecessary and recommends you vote AGAINST it.

2024 Proxy Statement	75

OTHER INFORMATION

Stock Ownership Information

Security Ownership of Management

The following table shows the number of shares of MPC common stock and MPLX common units beneficially owned as of February 1, 2024, by each director, director nominee and NEO, and by all current directors and executive officers as a group. The address for each person is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. Unless otherwise indicated, to our knowledge, each person or member of the group shown has sole voting and investment power with respect to the securities shown, and none of the shares or units shown is pledged as security. As of February 1, 2024, there were 362,521,097 shares of MPC common stock outstanding and 1,003,498,875 MPLX common units outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Total Outstanding (%)
	MPC Common Stock	MPLX Common Units	MPC	MPLX

Current Non-Executive Directors
Abdulaziz F. Alkhayyal	21,772	6,430	*	*
Evan Bayh	66,205	40,270	*	*
Charles E. Bunch	32,945	18,836	*	*
Jonathan Z. Cohen	12,506	3,817	*	*
Eileen P. Drake	—	—	*	*
Kimberly Ellison-Taylor	—	—	*	*
Edward G. Galante	22,467	9,059	*	*
Kim K.W. Rucker	24,446	21,089	*	*
Frank M. Semple	11,061	536,237	*	*
J. Michael Stice	20,599	39,552	*	*
John P. Surma	65,105	70,169	*	*
Susan Tomasky	26,724	4,877	*	*
Named Executive Officers
Michael J. Hennigan	215,161	316,107	*	*
Maryann T. Mannen	79,089	72,196	*	*
Timothy J. Aydt	20,603	45,293	*	*
Suzanne Gagle	45,837	67,205	*	*
Gregory S. Floerke	29,177	84,906	*	*
All Current Directors and Current Executive Officers as a Group (20 individuals)
	749,742	1,339,970	*	*

*	Less than 1% of common shares or common units outstanding, as applicable.

MPC Common Stock beneficial ownership amounts include:

•Restricted stock unit awards that vest upon the director’s retirement from service on the Board as follows:
Mr. Alkhayyal, 21,772; Mr. Bayh, 55,105; Mr. Bunch, 26,330; Mr. Cohen, 12,506; Ms. Drake, 0; Ms. Ellison-Taylor, 0; Mr. Galante, 16,054; Ms. Rucker, 16,054; Mr. Semple, 11,061; Mr. Stice, 20,599; Mr. Surma, 55,105; Ms. Tomasky, 16,054.

•Shares of common stock indirectly beneficially held in trust as follows: Mr. Surma, 10,000.

•All stock options exercisable within 60 days of February 1, 2024, as follows: all other executive officers, 28,075.

•RSUs that may be forfeited under certain conditions as follows: Mr. Hennigan, 55,164; Ms. Mannen, 19,569; Mr. Aydt, 7,421; Ms. Gagle, 10,506; Mr. Floerke, 5,546; all other executive officers, 16,506.

76	Marathon Petroleum Corporation

OTHER INFORMATION

MPLX Common Unit beneficial ownership amounts include:

•Phantom unit awards that settle in common units upon a director’s retirement from service on the Board as follows: Mr. Alkhayyal, 6,430; Mr. Bayh, 9,270; Mr. Bunch, 7,406; Mr. Cohen, 3,817; Ms. Drake, 0; Ms. Ellison-Taylor, 0; Mr. Galante, 4,877; Ms. Rucker, 4,877; Mr. Semple, 42,943; Mr. Stice, 38,852; Mr. Surma, 62,669; Ms. Tomasky, 4,877.

•Common units indirectly beneficially held in trust as follows: Mr. Semple, 493,294; Mr. Stice, 700.

•Phantom unit awards that may be forfeited under certain conditions as follows: Mr. Hennigan, 151,988;
Ms. Mannen, 53,735; Mr. Aydt, 21,703; Ms. Gagle, 28,622; Mr. Floerke, 51,682; all other executive officers, 32,248.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to each shareholder of whom we are aware that, based on filings with the SEC, beneficially owned 5% or more of the outstanding shares of our common stock as of December 31, 2023.

	Amount and Nature of Beneficial Ownership		Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Name and Address of Beneficial Owner	Number of Shares	Percent of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	35,742,900	9.9%	—	501,767	34,136,966	1,605,934
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	30,922,841	8.5%	28,384,284	—	30,922,841	—
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	25,127,390	6.9%	—	18,246,186	—	25,099,168

Percent of Class is based on 362,521,097 MPC shares outstanding as of February 1, 2024.

The Vanguard Group. Amounts are derived from Schedule 13G/A filed with the SEC on February 13, 2024.

BlackRock, Inc. Amounts are derived from Schedule 13G filed with the SEC on January 25, 2024.

State Street Corporation. Amounts are derived from Schedule 13G/A filed with the SEC on January 30, 2024.

2024 Proxy Statement	77

OTHER INFORMATION

Related Party Transactions

Policy and Procedures with Respect to Related Person Transactions

The Board has adopted a Related Person Transactions Policy to establish procedures for the notification, review, approval, ratification and disclosure of related person transactions. Our intent is to enter into or ratify a related person transaction only when the Board, acting through the Corporate Governance and Nominating Committee, determines that the transaction is in the best interests of our shareholders and us.

The Related Person Transactions Policy is available under the “Investors” tab of our website by selecting “Corporate Governance.” The material features of the policy are:

✓
Annually, and at other times as circumstances require, directors, director nominees and executive officers must submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence of and evaluate possible related person transactions not previously approved or ratified. Known transactions with beneficial owners of 5% or more of our common stock are also assessed.

✓
If the Chief Legal Officer and Corporate Secretary determines that a proposed transaction is a related person transaction, it will be submitted to the Corporate Governance and Nominating Committee. The Committee, considering all relevant facts and circumstances, will approve only those proposed transactions that it determines are in the best interests of our shareholders and us.

✓
Any related person transaction that has not been previously approved or ratified must be submitted to the Corporate Governance and Nominating Committee, which considers whether ratification, amendment or termination of the transaction is in the best interests of our shareholders and us.

✓
We may not hire any immediate family member of a director or executive officer unless approved by the Corporate Governance and Nominating Committee. If an employee’s immediate family member becomes our director or executive officer, no material change in that employee’s terms of employment, including compensation, may be made without the Committee’s prior approval.

Directors, Officers and Immediate Family Members

We entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which Mr. Hennigan may elect to use Company aircraft for personal use from time to time on a time sharing basis.
Mr. Hennigan will pay us for such use of the aircraft pursuant to the terms of the agreement. The transaction was approved by the Corporate Governance and Nominating Committee and will be reviewed on an annual basis consistent with our Related Person Transactions Policy described above. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

Two sons of Mr. Aydt, our Executive Vice President Refining, are employed by subsidiaries of the Company in non-executive roles. Nate Aydt, a Trader in the Clean Products organization, has been employed with us for 10 years, predating Mr. Aydt’s appointment as an executive officer. His aggregate compensation received from us in 2023 was $153,844. Justin Aydt, a Senior Materials Management Advisor in the Supply Chain organization, has been employed with us for 14 years, predating Mr. Aydt’s appointment as an executive officer. His aggregate compensation received from us in 2023 was $140,037. Compensation for each individual was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Aydt.

Relationship with MPLX

As of December 31, 2023, we owned through our affiliates approximately 65% of MPLX’s outstanding common units. We also own through our affiliates 100% of MPLX GP, which in turn owns the non-economic general partner interest in MPLX. MPLX GP manages MPLX’s operations and activities through its officers and directors. In addition, various of our officers and directors also serve as officers and/or directors of MPLX. Accordingly, we view transactions between MPLX and us as related party transactions and have provided the following disclosures with respect to such transactions during 2023. Unless the context otherwise requires, references in the following discussion to “we” or “us” refer to our affiliates and us.

78	Marathon Petroleum Corporation

OTHER INFORMATION

Distributions
Pursuant to its partnership agreement, MPLX makes cash distributions to its unitholders, including us as the indirect holder of MPLX common units. During 2023, MPLX distributed to us $2,056 million with respect to the common units.

Reimbursements
Under its partnership agreement, MPLX reimburses MPLX GP and its affiliates, including us, for all costs and expenses incurred on MPLX’s behalf. The amount reimbursed by MPLX in 2023 was $2 million.

Transactions and Commercial and Other Agreements with MPLX
During 2023, pursuant to the agreements described below, we paid MPLX $3,980 million for services, $240 million for products, $40 million for management services, $1,311 million for rent expenses and $31 million in reimbursements for maintenance capital and other expenditures; and we received $1,809 million in reimbursements for services provided and costs and expenses incurred on behalf of MPLX and for products sold to MPLX.

Long-Term, Fee-Based Commercial Agreements	MPLX provides transportation, gathering, terminal, storage, distribution and marketing services to us, and we provide MPLX with minimum quarterly throughput volumes on crude oil and refined products systems, and minimum storage volumes of crude oil and refined products. We also pay a fixed fee for 100% of available capacity for boats, barges and third-party chartered equipment under the marine transportation service agreement.

Operating Services Agreements	MPLX operates various pipelines owned by us, and we pay MPLX an operating fee for operating the assets and reimburse MPLX for all associated direct and indirect costs. Most of these agreements are indexed for inflation.

Marine Management Services Agreement	We pay an MPLX subsidiary a fixed annual fee for providing oversight and management services for our marine business. This fee is adjusted annually for inflation and any changes in the scope of the management services provided.

Omnibus Agreements	MPLX pays us a fixed annual fee for executive management services and general and administrative services, as well as any associated out-of-pocket costs and expenses. We have agreed to indemnify MPLX for certain matters, including environmental, title and tax matters.

Employee Services Agreements	MPLX reimburses us for employee benefit expenses and costs incurred for certain operational and management services.

Ground Lease Agreements	Certain of MPLX’s facilities are located on properties owned by our refineries. MPLX pays us monthly fixed fees under these ground leases, which are subject to various terms.

Keep Whole Commodity Agreement	We pay MPLX a processing fee for natural gas liquids related to keep-whole agreements and deliver shrink gas to the producers on MPLX’s behalf. MPLX pays us a marketing fee in exchange for assuming the commodity risk.

Loan Agreement
One of our wholly owned subsidiaries is party to a loan agreement with MPLX. Under the terms of the agreement, we extend loans to MPLX on a revolving basis, as requested by MPLX and as agreed to by us, up to a maximum borrowing capacity of $1.5 billion in aggregate principal amount of loans at any time outstanding. The loan agreement is scheduled to expire, and borrowings under the loan agreement are scheduled to mature and become due and payable, on July 31, 2024, provided that we may demand payment of all or any portion of the principal amount of any loans outstanding, together with all accrued and unpaid interest and other amounts (if any) payable under the agreement, at any time prior to the maturity date. Borrowings under the loan agreement bear interest at the one-month Secured Overnight Financing Rate adjusted upward by 0.10% plus 1.25%, or such lower rate then applicable under MPLX’s revolving credit facility. There was no activity under this facility during 2023, and the outstanding balance at December 31, 2023 was $0.

2024 Proxy Statement	79

FAQs About Voting and the Annual Meeting

Q.	When and where is the Annual Meeting?

A.	The 2024 Annual Meeting of Shareholders will be held on Wednesday, April 24, 2024, beginning at 10 a.m. EDT online at www.virtualshareholdermeeting.com/MPC2024.

Q.	What am I voting on and how does the Board recommend that I vote?

A.	The following table summarizes each proposal, the Board’s voting recommendation for each proposal and the vote required for each proposal to pass.

Proposal	Board Recommendation	Page Reference	Voting Standard

Proposal 1. Elect four director nominees to Class I	FOR each nominee	8	Majority of votes cast for each director
Proposal 2. Ratify the appointment of our independent auditor for 2024	FOR	33	Majority of votes cast
Proposal 3. Approve, on an advisory basis, our named executive officer compensation	FOR	35	Majority of votes cast
Proposal 4. Recommend, on an advisory basis, the frequency of future advisory votes to approve named executive officer compensation	1 YEAR	36	Option receiving greatest number of votes cast
Proposal 5. Approve an amendment to the Certificate of Incorporation to provide for officer exculpation	FOR	71	Majority of outstanding shares entitled to vote
Proposal 6. Approve an amendment to the Certificate of Incorporation to declassify the Board of Directors	FOR	72	80% of outstanding shares entitled to vote
Proposal 7. Approve an amendment to the Certificate of Incorporation to eliminate the supermajority provisions	FOR	73	80% of outstanding shares entitled to vote
Proposal 8. Vote on one shareholder proposal, if properly presented	AGAINST	74	Majority of shares present

Q.	Who is entitled to vote?

A.
You may vote if you held MPC common stock at the close of business on Friday, March 1, 2024, which is the record date for our Annual Meeting. On that date, there were 360,336,089 shares of our common stock outstanding and entitled to be voted at the Annual Meeting. Each share is entitled to one vote.

Q.	How do I attend the virtual Annual Meeting?

A.
If you plan to attend the virtual Annual Meeting, you must be a holder of MPC shares as of Friday, March 1, 2024. To participate in the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/MPC2024 and enter the 16-digit control number included in your Notice, proxy card or voting instruction form. You may begin to log in to the meeting platform beginning at 9:45 a.m. EDT on April 24, 2024. The meeting will begin promptly at 10 a.m. EDT on April 24, 2024.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong Wi-Fi connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number shown on the meeting website. Technical support will be available starting at
9:45 a.m. EDT until the end of the meeting.

80	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	How do I ask a question during the virtual Annual Meeting?

A.
The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/MPC2024.

Q.	How do I vote?

A.
Shareholders of record may vote either online during the virtual Annual Meeting or by proxy prior to the Annual Meeting. Whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote by proxy prior to the virtual Annual Meeting using one of the following options. If you attend the virtual Annual Meeting and vote during the meeting, that vote will override your proxy vote.

Via the Internet: Follow the instructions in the Notice, proxy card or voting instruction form.	Call Toll-Free: Call the toll-free number on your proxy card or voting instruction form.	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form.

Q.	How do I know whether I am a shareholder of record or a beneficial owner of shares?

A.
If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record with respect to those shares, and you received the Notice or printed proxy materials directly from us. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of such shares, and the Notice or printed proxy materials were forwarded to you by that organization. In that circumstance, the organization is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct the organization how to vote the shares held in your account.

Q.	How are votes counted?

A.	Each share counts as one vote.

Q.	May I change or revoke my vote?

A.
If you are a shareholder of record, you may change or revoke your vote before the Annual Meeting by submitting a subsequent proxy card, voting again via telephone or the internet, by written request to our Chief Legal Officer and Corporate Secretary prior to the meeting or by attending the virtual Annual Meeting and voting your shares online. Any change or revocation of your vote must be received by the applicable voting deadlines.

If you are a beneficial owner of shares, you must contact your broker or other intermediary with whom you have an account to change or revoke your voting instructions.

Q.	What is the voting requirement to approve each proposal?

A.
Proposal 1. Our Bylaws include a majority vote standard for uncontested director elections. Because the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee is uncontested and thus requires a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome.

Any director nominee who does not receive a majority of the votes cast is required by our Bylaws to submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board would, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation was rejected, the rationale behind the decision.

2024 Proxy Statement	81

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Proposal 2 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes “cast” and will have no effect on the outcome. Because the ratification of an independent auditor is a routine matter on which brokers may vote, there will be no broker non-votes with respect to this proposal.

Proposal 3 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Although the advisory vote on this proposal is nonbinding, the Board will consider the results of the vote when making executive compensation decisions.

For Proposal 4, the option receiving the greatest number of votes cast will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Although the advisory vote on this proposal is nonbinding, the Board will consider the results of the vote when determining the frequency of the advisory vote on NEO compensation.

Proposal 5 will be approved if it receives the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Each of Proposals 6 and 7 will be approved if it receives the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Proposal 8 will be approved if it receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q.	What are “broker non-votes?”

A.
The NYSE permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from such customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters, such as the election of directors or proposals related to executive compensation, unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

Q.	Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed materials?

A.
We provide our proxy materials over the internet. Unless you request a printed copy of the proxy materials, we will send you a Notice explaining how to access the proxy materials over the internet. This allows us to expedite your receipt of proxy materials, conserve natural resources and lower the cost of the meeting. You can request proxy materials in printed form by following the instructions provided in the Notice.

Q.	Will I receive more than one copy of the proxy materials if multiple shareholders share my address?

A.
Unless we have received contrary instructions from one or more of the shareholders sharing your address, we will send only one set of proxy materials to your address. You may request, and we will promptly deliver upon such request, a separate copy of proxy materials be sent to your address by calling (419) 421-3636 or by writing to Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, OH 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

Q.	What constitutes a quorum?

A.
Under our Bylaws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Both abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

82	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	Will any other matters be presented at the Annual Meeting?

A.
If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the members of the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a shareholder for a vote at the Annual Meeting must have been received by December 14, 2023, and must have been accompanied by certain information about the shareholder presenting it.

Q.	How are proxies solicited, and what are the costs of proxy solicitation?

A.
We will pay the costs of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We have retained D.F. King & Co., Inc., a professional proxy soliciting organization, to assist with the solicitation of proxies for a fee of $25,000, plus a charge for telephone solicitations and reimbursement for certain expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses they incur in connection with forwarding the material.

Q.	When must shareholder proposals and director nominations be submitted for the 2025 annual meeting?

A.
In accordance with our Bylaws, shareholder proposals submitted for inclusion in our 2025 Proxy Statement must be received in writing by our Chief Legal Officer and Corporate Secretary no later than the close of business on November 14, 2024. Notices of shareholder director nominations for inclusion in our 2025 Proxy Statement must be received by our Chief Legal Officer and Corporate Secretary on or after October 15, 2024, and no later than November 14, 2024, and must comply with our proxy access Bylaw provisions. Shareholder proposals (including director nominations) submitted outside the process for inclusion in our 2025 Proxy Statement must be received from shareholders of record on or after November 14, 2024, and no later than December 14, 2024, and must comply with the requirements set forth in our Bylaws. In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary date of the 2024 Annual Meeting (for the 2025 annual meeting, no later than February 24, 2025, given that February 23, 2025, falls on Sunday). However, if the date of the 2025 annual meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made.

Shareholder proposals and director nominations submitted pursuant to the previous paragraph should be sent to our Chief Legal Officer and Corporate Secretary at:

Chief Legal Officer and Corporate Secretary Marathon Petroleum Corporation 539 South Main Street Findlay, OH 45840

2024 Proxy Statement	83

APPENDICES

Appendix I. Non-GAAP Financial Measures

We and MPLX report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA and ACB Adjusted EBITDA

MPC’s Adjusted EBITDA is defined as net income (loss) attributable to MPC adjusted for: (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.

ACB Adjusted EBITDA, which is a metric used for purposes of evaluating performance under MPC’s ACB program (described beginning on page 43), is derived from Adjusted EBITDA as shown in the table below.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA and ACB Adjusted EBITDA

($ in millions)	Twelve Months Ended December 31, 2023

Net income attributable to MPC	$9,681
Net income attributable to noncontrolling interests	1,491
Provision for income taxes	2,817
Net interest and other financial costs	525
Depreciation and amortization	3,307
Refining planned turnaround costs	1,201
Garyville incident response costs(a)	16
LIFO inventory charge	145
Gain on sale of assets	(198)
Adjusted EBITDA	$18,985
Less: Refining planned turnaround costs	(1,201)
Less: Garyville incident response costs(a)	(16)
ACB Adjusted EBITDA	$17,768

(a) In August 2023, a naptha release and resulting fire occurred at MPLX’s Garyville Tank Farm, resulting in the loss of four storage tanks with a combined shell capacity of 894 thousand barrels. MPLX incurred $16 million of incident response costs, net of insurance recoveries, during the year ended December 31, 2023.

2024 Proxy Statement	A-1

APPENDICES

Distributable Cash Flow

MPLX’s Adjusted EBITDA is defined as net income adjusted for: (i) provision for income taxes; (ii) interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) gain on sales-type leases and equity method investments; (vii) impairment expense; (viii) noncontrolling interests; and (ix) other adjustments as deemed necessary. MPLX’s Distributable Cash Flow is defined as Adjusted EBITDA adjusted for: (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment capital expenditures paid out; and (vi) other adjustments as deemed necessary, as shown in the table below.

Reconciliation of MPLX Net Income to Distributable Cash Flow Attributable to MPLX

($ in millions)	Twelve Months Ended December 31, 2023

MPLX net income	$3,966
Provision for income taxes	11
Interest and other financial costs	$923
Income from operations	4,900
Depreciation and amortization	1,213
Income from equity method investments	(600)
Distributions/adjustments related to equity method investments	774
Gain on sales-type leases and equity method investments	(92)
Garyville incident response costs(a)	16
Other(b)	100
Adjusted EBITDA	$6,311
Adjusted EBITDA attributable to noncontrolling interests	(42)
Adjusted EBITDA attributable to MPLX LP	$6,269
Deferred revenue impacts	97
Sales-type lease payments, net of income	12
Net interest and other financial costs(c)	(859)
Maintenance capital expenditures, net of reimbursements	(150)
Equity method investment maintenance capital expenditures paid out	(15)
Other	(14)
Distributable Cash Flow attributable to MPLX LP	$5,340

(a) In August 2023, a naptha release and resulting fire occurred at MPLX’s Garyville Tank Farm, resulting in the loss of four storage tanks with a combined shell capacity of 894 thousand barrels. MPLX incurred $16 million of incident response costs, net of insurance recoveries, during the year ended December 31, 2023.

(b) Includes unrealized derivative gain/(loss), equity-based compensation and other miscellaneous items.

(c) Excludes gain/(loss) on extinguishment of debt and amortization of deferred financing costs.

A-2	Marathon Petroleum Corporation

APPENDICES

Appendix II. Proposed Amendment to the MPC Restated Certificate of Incorporation (Officer Exculpation Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE TEN PERSONAL LIABILITY OF DIRECTORS AND OFFICERS LIMITED

No Director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable; provided, however, that the foregoing provision will not eliminate or limit the liability of ~~a Director~~ (a) a Director or officer for any breach of that Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a Director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a Director pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, ~~or~~ (d) a Director or officer for any transactions from which that Director or officer derived an improper personal benefit, or (e) an officer in any action by or in right of the Corporation. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director or officer arising out of or related to any event, act or omission that occurred prior to such repeal or modification. Solely for purposes of this Article TEN, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL as currently in effect and as it may be hereafter amended.

2024 Proxy Statement	A-3

APPENDICES

Appendix III. Proposed Amendment to the MPC Restated Certificate of Incorporation (Declassification Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than fifteen (15). In the event of any change in the authorized number of Directors prior to the date of the 2027 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2027 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2027 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2025 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2025 annual meeting of stockholders will be elected for a term expiring at the 2026 annual meeting of stockholders. Each Director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. At the 2027 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2027 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

A-4	Marathon Petroleum Corporation

APPENDICES

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2027 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2027 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2027 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2027 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

2024 Proxy Statement	A-5

APPENDICES

Appendix IV. Proposed Amendment to the MPC Restated Certificate of Incorporation (Supermajority Elimination Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) for cause by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Except as otherwise provided in this Restated Certificate of Incorporation, the Corporation reserves the right, at any time and from time to time, to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter provided by the DGCL, and all rights conferred upon stockholders by this Restated Certificate of Incorporation. in its present form or as hereafter amended, are granted subject to this reservation.~~Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

A-6	Marathon Petroleum Corporation

APPENDICES

Appendix V. Proposed Amendment to the MPC Restated Certificate of Incorporation (combined Officer Exculpation, Declassification and Supermajority Elimination Amendments)

If our shareholders approve the Officer Exculpation Amendment described in Proposal 5, the Declassification Amendment described in Proposal 6 and the Supermajority Elimination Amendment described in Proposal 7, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth all three amendments as follows.

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than fifteen (15). In the event of any change in the authorized number of Directors prior to the date of the 2027 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2027 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2027 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2025 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2025 annual meeting of stockholders will be elected for a term expiring at the 2026 annual meeting of stockholders. Each Director elected at the 2026 annual meeting of stockholders will be elected for a term expiring at the 2027 annual meeting of stockholders. At the 2027 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

2024 Proxy Statement	A-7

APPENDICES

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2027 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2027 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2027 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2027 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2027 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

A-8	Marathon Petroleum Corporation

APPENDICES

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Except as otherwise provided in this Restated Certificate of Incorporation, the Corporation reserves the right, at any time and from time to time, to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter provided by the DGCL, and all rights conferred upon stockholders by this Restated Certificate of Incorporation. in its present form or as hereafter amended, are granted subject to this reservation.~~Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

ARTICLE TEN PERSONAL LIABILITY OF DIRECTORS AND OFFICERS LIMITED

No Director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable; provided, however, that the foregoing provision will not eliminate or limit the liability of ~~a Director~~ (a) a Director or officer for any breach of that Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a Director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a Director pursuant to section 174 of the DGCL, as the same exists or as that provision hereafter may be amended or modified from time to time, ~~or~~ (d) a Director or officer for any transactions from which that Director or officer derived an improper personal benefit, or (e) an officer in any action by or in right of the Corporation. If the DGCL is amended or modified after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer, in addition to the limitation on personal liability provided in this Restated Certificate of Incorporation, will be limited to the fullest extent permitted by that law, as so amended or modified. Any repeal or modification of this Article TEN by the stockholders of the Corporation will be prospective only and will not have any effect on the liability or alleged liability of a Director or officer arising out of or related to any event, act or omission that occurred prior to such repeal or modification. Solely for purposes of this Article TEN, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL as currently in effect and as it may be hereafter amended.

2024 Proxy Statement	A-9

PRELIMINARY

Your **Vote** Counts!

MARATHON PETROLEUM CORPORATION

2024 Annual Meeting

Vote by April 23, 2024 11:59 PM ET. For shares held in a Plan, vote by April 21, 2024 11:59 PM ET.

Marathon Petroleum Corporation

V30126-P06293

You invested in MARATHON PETROLEUM CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 24, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 10, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 24, 2024
10:00 AM Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/MPC2024

*Please check the meeting materials for any special requirements for meeting attendance.

PRELIMINARY

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class I Directors.	
	Nominees:	
1a.	Abdulaziz F. Alkhayyal	For
1b.	Jonathan Z. Cohen	For
1c.	Michael J. Hennigan	For
1d.	Frank M. Semple	For
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the company's independent auditor for 2024.	For
3.	Approval, on an advisory basis, of the company's named executive officer compensation.	For
4.	Recommendation, on an advisory basis, on the frequency of future advisory votes to approve named executive officer compensation.	1 Year
5.	Approval of an amendment to the company's Restated Certificate of Incorporation to provide for officer exculpation.	For
6.	Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	For
7.	Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate supermajority provisions.	For
8.	Shareholder proposal seeking a simple majority vote.	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V30127-P06293

PRELIMINARY

Marathon Petroleum Corporation

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 23, 2024, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 21, 2024, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MPC2024

Marathon Petroleum Corporation will be hosting the meeting exclusively via the Internet this year. You may attend the meeting by visiting www.virtualshareholdermeeting.com/MPC2024. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 23, 2024, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 21, 2024, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30078-P06293 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD AND VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARATHON PETROLEUM CORPORATION

Your Board of Directors recommends you vote FOR the following Class I Directors for a three-year term expiring in 2027:

1. Election of Class I Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Abdulaziz F. Alkhayyal	☐	☐	☐
1b. Jonathan Z. Cohen	☐	☐	☐
1c. Michael J. Hennigan	☐	☐	☐
1d. Frank M. Semple	☐	☐	☐

Your Board of Directors recommends you vote FOR Items 2 and 3:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the company's independent auditor for 2024.	☐	☐	☐
3. Approval, on an advisory basis, of the company's named executive officer compensation.	☐	☐	☐

Your Board of Directors recommends you vote 1 YEAR on Item 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Recommendation, on an advisory basis, on the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

Your Board of Directors recommends you vote FOR Items 5, 6 and 7:	**For**	**Against**	**Abstain**
5. Approval of an amendment to the company's Restated Certificate of Incorporation to provide for officer exculpation.	☐	☐	☐
6. Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
7. Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate supermajority provisions.	☐	☐	☐

Your Board of Directors recommends you vote AGAINST Item 8:	**For**	**Against**	**Abstain**
8. Shareholder proposal seeking a simple majority vote.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V30079-P06293

Proxy Card and Voting Instruction Form

This Proxy Card and Voting Instruction Form are solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 24, 2024

For shares held by registered holders

The undersigned hereby appoints John P. Surma, Michael J. Hennigan and Maryann T. Mannen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 24, 2024, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. **You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.**

For shares held in the Marathon Petroleum Thrift Plan

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned's account under the Marathon Petroleum Thrift Plan (the "Credited Shares") at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Meeting, including the matters described in the 2024 Notice of Annual Meeting and Proxy Statement. In the Trustee's discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. **Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the form is not signed, or if the form is not received by April 21, 2024, the Credited Shares will not be voted. You cannot vote the Credited Shares at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.**

PROXY CARD AND VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE